As filed with the Securities and Exchange Commission on March 19, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASE NEW HOLLAND INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3531	39-1982756
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

Tower B, 10th Floor

World Trade Center, Amsterdam Airport

Schiphol Boulevard 217

1118 BH Amsterdam

The Netherlands

(011-31-20) 446-0429

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Michael P. Going

Senior Vice President and General Counsel

CNH Global N.V.

6900 Veterans Boulevard

Burr Ridge, Illinois 60527 USA

(630) 887-3766

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John L. Savva

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7 3/4% Senior Notes due 2013	$1,000,000,000	100%	$1,000,000,000	$71,300
Guarantees of 7 3/4% Senior Notes due 2013	(2)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	The 7 3/4 % Senior Notes due 2013 will be guaranteed by the registrants listed in the Table of Additional Registrants.
(3)	No additional consideration will be paid by the recipients of the notes for the guarantees. Pursuant to Rule 457(o), no separate fees are payable for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
BLI Group, Inc.	Delaware	3531	51-0363222
Blue Leaf I.P., Inc.	Delaware	3531	51-0363221
CNH America LLC	Delaware	3531	76-0433811
CNH Australia Pty Ltd.	New South Wales, Australia	3531	None
CNH Belgium N.V.	Belgium	3531	None
CNH Canada, Ltd.	Canada	3531	None
CNH Deutschland GmbH	Germany	3531	None
CNH Global N.V.	The Netherlands	3531	None
CNH International SA.	Switzerland	3531	None
CNH Trade N.V.	The Netherlands	3531	None
CNH U.K. Limited	England and Wales, United Kingdom	3531	None
Fiatallis North America LLC	Delaware	3531	39-1158150
HFI Holdings, Inc.	Delaware	3531	76-0436954
New Holland Holding Limited	England and Wales, United Kingdom	3531	None
New Holland Tractor Limited N.V.	Belgium	3531	None

(1)	The address and telephone number for each of the additional registrants is World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217, 1118 BH Amsterdam, The Netherlands, Telephone: (011-31-20) 446-0429.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 19, 2010

Case New Holland Inc.

Offer to Exchange

$1,000,000,000 7 3/4% Senior Notes due 2013

for

$1,000,000,000 7 3/4% Senior Notes due 2013

that have been registered under

the Securities Act of 1933, as amended

We are offering to exchange our 7 3/4% Senior Notes due 2013, or the “new notes,” for our currently outstanding 7 3/4% Senior Notes due 2013, or the “old notes.” We sometimes refer to the new notes and the old notes collectively as the “notes.”

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended.

•	We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•

The new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer or have registration rights. The new notes will represent the same debt as the old notes, and we will issue the new notes under the same indenture.

•	We do not intend to apply for listing of the new notes on any securities exchange or to arrange for them to be quoted on any quotation system.

•

The exchange offer is not subject to any conditions other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

•

The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations — Treatment of Exchanges under Exchange Offer.”

•	We will not receive any proceeds from the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

For a discussion of factors that you should consider before you participate in the exchange offer, see “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be distributed in the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

PRESENTATION OF FINANCIAL AND CERTAIN OTHER INFORMATION

CNH Global N.V. (“CNH” or “CNH Global”), is incorporated in and under the laws of The Netherlands. CNH combines the operations of New Holland N.V. (“New Holland”) and Case Corporation (“Case”), as a result of their business merger on November 12, 1999. As used in this prospectus, all references to “New Holland” or “Case” refer to (1) the pre-merger business and/or operating results of either New Holland or Case (now a part of CNH America LLC (“CNH America”)) on a stand-alone basis, or (2) the continued use of the New Holland and Case product brands.

We prepare our annual consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements are expressed in U.S. dollars and, unless otherwise indicated, all financial data set forth in this prospectus is expressed in U.S. dollars. Our worldwide agricultural equipment and construction equipment operations are collectively referred to as “Equipment Operations.” Our worldwide financial services operations are referred to as “Financial Services.”

As of December 31, 2009, Fiat S.p.A. and its subsidiaries (“Fiat” or the “Fiat Group”) owned approximately 89% of our outstanding common shares through its direct, wholly-owned subsidiary Fiat Netherlands Holding N.V. (“Fiat Netherlands”).

Fiat S.p.A. is a corporation organized under the laws of the Republic of Italy. The Fiat Group performs automotive, manufacturing, and financial service activities through companies located in approximately 50 countries and is engaged in commercial activities with customers in approximately 190 countries. It also manufactures other products and systems, principally automotive-related components, metallurgical products and production systems. In addition, the Fiat Group is involved in certain other activities, including publishing, communications and service companies.

We calculate basic earnings per share based on the two-class method of computing earnings per share when participating securities are outstanding. The two-class method is an earnings allocation formula that determines earnings per share for common stock and participating securities based upon an allocation of earnings as if all of the earnings for the period had been distributed in accordance with participation rights on undistributed earnings. In 2005, we calculated basic earnings per share using the two-class method as CNH’s Series A Preference Shares

i

(“Series A Preferred Stock”) were outstanding. Subsequent to the conversion of the eight million shares of Series A Preferred Stock into CNH common shares on March 23, 2006, there have been no shares of Series A Preferred Stock outstanding.

In periods when the Series A Preferred Stock was outstanding, undistributed earnings, which represent net income attributable to CNH less dividends paid to common shareholders, were allocated to the Series A Preferred Stock based on the dividend yield of the common shares, which was impacted by the price of our common shares. For purposes of the basic earnings per share calculation, we used the average closing price of our common shares over the last thirty trading days of the period (“Average Stock Price”). As of December 31, 2005, the Average Stock Price was $17.47 per share. Had the Average Stock Price of the common shares been different, the calculation of the earnings allocated to Series A Preferred Stock may have changed. Additionally, the determination was impacted by the payment of dividends to common shareholders as the dividend paid is added to net income in the computation of basic earnings per share. Subsequent to the March 23, 2006 conversion of the Series A Preferred Stock, there has been no further impact on earnings per share.

Certain financial information contained or incorporated by reference in this prospectus has been presented by geographic area. We use the following designations: (1) North America; (2) Western Europe; (3) Latin America; and (4) Rest of World. As used in this prospectus, all references to “North America,” “Western Europe,” “Latin America” and “Rest of World” are defined as follows:

•	North America — United States and Canada.

•	Western Europe — Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, The Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

•	Latin America — Mexico, Central and South America and the Caribbean Islands.

•	Rest of World — Those areas not included in North America, Western Europe and Latin America, as defined above.

Certain industry and market share information contained or incorporated by reference in this prospectus has been presented on a worldwide basis which includes all countries, with the exception of India. In this prospectus, management estimates of market share information are generally based on retail unit data in North America, on registrations of equipment in most of Europe, Brazil, and various Rest of World markets and on retail and shipment unit data collected by a central information bureau appointed by equipment manufacturers’ associations including the Association of Equipment Manufacturers (“AEM”) in North America, the Committee for European Construction Equipment (“CECE”) in Europe, the Associação Nacional dos Fabricantes de Veículos Automotores (“ANFAVEA”) in Brazil, the Japan Construction Equipment Manufacturers’ Association (“CEMA”) and the Korea Construction Equipment Manufacturers’ Association (“KOCEMA”), as well as on other shipment data collected by an independent service bureau. Not all agricultural or construction equipment is registered, and registration data may thus underestimate, perhaps substantially, actual retail industry unit sales demand, particularly for local manufacturers in China, Southeast Asia, Eastern Europe, Russia, Turkey, Brazil and any country where local shipments are not reported. In addition, there may also be a period of time between the shipment, delivery, sale and/or registration of a unit, which must be estimated, in making any adjustments to the shipment, delivery, sale, or registration data to determine our estimates of retail unit data in any period.

The “Guarantor Entities” described in “Note 22: Supplemental Condensed Consolidating Financial Information” to our consolidated financial statements for the year ended December 31, 2009 are also the guarantors of the new notes. Accordingly, the supplemental condensed consolidating financial information contained in Note 22 should be deemed to relate to the new notes and related guarantees offered as well as the Senior Notes and guarantees described therein. See “Description of the Notes” and “Risk Factors — Risks Relating to the Notes — Your rights under the guarantees may be limited by laws in various jurisdictions, including fraudulent conveyance and insolvency laws.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the exchange offer that includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the new notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.cnh.com. The information contained on our website is not incorporated by reference in this document.

You can request a copy of the documents incorporated by reference in this prospectus and a copy of the indenture, registration rights agreement and other agreements referred to in this prospectus without charge upon written request by requesting them in writing at the following address:

CNH Investor Relations

6900 Veterans Boulevard

Burr Ridge, Illinois 60527 USA

In order to receive timely delivery of requested documents in advance of the expiration date of the exchange offer, you should make your request no later than                     , 2010, which is five business days before you must make a decision regarding the exchange offer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

CNH files annual reports and other information with the SEC. You may read and copy any document filed by CNH at the SEC’s public reference rooms referred to above. CNH’s SEC filings also are available at the SEC’s web site at http://www.sec.gov.

We incorporate by reference the documents listed below and any future filings made with the SEC by CNH Global under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the exchange offer has been completed. We may incorporate by reference into this prospectus our reports on Form 6-K that we identify in the Form 6-K as being incorporated into this registration statement filed after the date of this prospectus and before the exchange offer has been completed.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2009.

•	Current Reports on Form 6-K furnished on January 15, 2010, January 19, 2010, January 25, 2010, February 16, 2010, February 17, 2010 and March 1, 2010.

The information incorporated by reference in this prospectus is considered to be part of this prospectus, and information that CNH files later with the SEC prior to the expiration of this exchange offer will automatically be updated and supersede this information.

FORWARD-LOOKING STATEMENTS

This prospectus includes, and incorporates by reference, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements: regarding our competitive strengths; business strategy; future financial position, operating results or economic performance; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. These statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” or similar terminology.

Our outlook is predominantly based on our interpretation of what we consider important economic assumptions and involves risks and uncertainties that could cause actual results to differ (possibly materially) from such forward-looking statements. Macro-economic factors including monetary policy, interest rates, currency exchange rates, inflation, deflation, credit availability and government intervention in an attempt to influence such factors can have a material impact on our customers and the demand for our goods. Crop production and commodity prices are strongly affected by weather and can fluctuate significantly. Housing starts and other construction activity are sensitive to, among other things, credit availability, interest rates and government spending. Some of the other significant factors which may affect our results include general economic and capital market conditions, the cyclical nature of our businesses, customer buying patterns and preferences, the impact of changes in geographical sales mix and product sales mix, foreign currency exchange rate movements, our hedging practices, investment returns, our and our customers’ access to credit, restrictive covenants in our debt agreements actions by rating agencies concerning the ratings on our debt and asset-backed securities and the credit ratings of Fiat S.p.A., risks related to our relationship with Fiat S.p.A., political uncertainty and civil unrest or war in various areas of the world, pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including those related to tax, healthcare, retiree benefits, government subsidies and international trade regulations), the results of legal proceedings, technological difficulties, results of our research and development activities, changes in environmental laws, employee and labor relations, pension and health care costs, relations with and the financial strength of dealers, the cost and availability of supplies, raw material costs and availability, energy prices, real estate values, animal diseases, crop pests, harvest yields, government farm programs (including those that may result from farm economic conditions in Brazil), consumer confidence, housing starts and construction activity, concerns related to modified organisms and fuel and fertilizer costs, and the growth of non-food uses for some crops (including ethanol and biodiesel production). Additionally, our achievement of the anticipated benefits of our margin improvement initiatives depends upon, among other things, industry volumes as well as our ability to effectively rationalize our operations and to execute our brand strategy. Further information concerning factors that could significantly affect expected results is included in CNH’s Form 20-F for the fiscal year ended December 31, 2009.

Furthermore, in light of recent difficult economic conditions, both globally and in the industries in which we operate, it is particularly difficult to forecast our results and any estimates or forecasts of particular periods that we provide are uncertain. We can give no assurance that the expectations reflected in our forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the factors we disclose that could cause our actual results to differ materially from our expectations. We undertake no obligation to update or revise publicly any forward-looking statements.

SUMMARY

This summary highlights information located elsewhere in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2009 (our “Form 20-F”), which is incorporated by reference in this prospectus. It does not contain all the information that is important to you. You should read this summary together with the more detailed information and consolidated financial statements and notes appearing elsewhere in this prospectus or incorporated by reference in this prospectus. You should carefully consider, among other factors, the matters discussed under “Risk Factors” in this prospectus and in our Form 20-F. Unless the context otherwise requires, as used in this prospectus, (1) the terms “CNH,” “the company,” “we” and “our” refer to CNH Global N.V. and its consolidated subsidiaries, (2) the term “Case New Holland” refers to Case New Holland Inc., the issuer of the notes, and (3) the term “CNH Global” refers to CNH Global N.V. (excluding its consolidated subsidiaries), a Netherlands corporation that owns 100% of the capital stock of Case New Holland and is one of the guarantors of the notes.

Our Business

Overview

We are a global, full-line company in both the agricultural and construction equipment industries, with strong and often leading positions in many significant geographic and product categories in both agricultural and construction equipment. Our global scope and scale includes integrated engineering, manufacturing, marketing and distribution of equipment on five continents. We organize our operations into three business segments: agricultural equipment, construction equipment and financial services.

We market our products globally through our two highly recognized brand families, Case and New Holland. Case IH (along with Steyr in Europe) and New Holland make up our agricultural brand family. Case and New Holland Construction (along with Kobelco in North America) make up our construction equipment brand family. As of December 31, 2009, we were manufacturing our products in 38 facilities throughout the world and distributing our products in approximately 170 countries through a network of approximately 11,600 full-line dealers and distributors.

In agricultural equipment, we believe we are one of the leading global manufacturers of agricultural tractors and combines based on units sold, and we have leading positions in hay and forage equipment and specialty harvesting equipment. In construction equipment, we have a leading position in backhoe loaders and a strong position in skid steer loaders in North America and crawler excavators in Western Europe. In addition, each brand provides a complete range of replacement parts and services to support its equipment. For the year ended December 31, 2009, our sales of agricultural equipment represented 76% of our revenues, sales of construction equipment represented 15% of our revenues and Financial Services represented 9% of our revenues.

We believe that we are the most geographically diversified manufacturer and distributor of agricultural and construction equipment in the industry. For the year ended December 31, 2009, 41% of our net sales of equipment were generated in North America, 29% in Western Europe, 14% in Latin America and 16% in the Rest of World. Our worldwide manufacturing base includes facilities in Europe, Latin America, North America and Asia.

We offer a range of financial products and services to dealers and customers in North America, Australia, Brazil and Western Europe. The principal products offered are retail financing for the purchase or lease of new and used CNH equipment and wholesale financing to our dealers. Wholesale financing consists primarily of floor plan financing and allows dealers to purchase and maintain a representative inventory of products. Our retail financing products and services are intended to be competitive with those available from third parties. We offer retail financing in North America, Brazil, Australia and Europe through wholly-owned subsidiaries and in Western Europe through our joint venture with BNP Paribas Lease Group (“BPLG”). As of December 31, 2009, Financial Services managed a portfolio of receivables of approximately $17.3 billion.

We have benefited in a variety of ways from our close relationship with the Fiat Group, which as of December 31, 2009, owns 89% of our common shares and is one of the largest industrial groups in the world, with major operations in auto and truck manufacturing, automotive components and other non-automotive sectors. We believe shared services provided by Fiat and its subsidiaries, such as purchasing, accounting, information technology, treasury and cash management, lower our administrative costs by leveraging Fiat’s economies of scale.

Corporate Structure and Ownership

The common shares of CNH Global are listed on the New York Stock Exchange under the symbol “CNH.”

Case New Holland is a Delaware corporation and a direct wholly owned subsidiary of CNH Global. Case New Holland, indirectly through its subsidiaries, owns substantially all of the U.S. assets of CNH as well as certain of its non-U.S. assets.

Case New Holland is the issuer of the notes offered hereby. The guarantors of the notes are:

(1) CNH Global;

(2) certain direct and indirect subsidiaries of Case New Holland that are organized in the United States; and

(3) certain direct and indirect subsidiaries of CNH Global organized outside the United States that are not also subsidiaries of Case New Holland.

For further information on the guarantors, see “Description of the notes — Guarantees.”

Set forth below is a simplified organizational chart showing the relationship among Case New Holland and the guarantors:

Corporate Information

CNH Global has its registered office in the World Trade Centre, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217, 1118 BH Amsterdam, The Netherlands (telephone number: + (31)-20-446-0429). It was incorporated under the laws of the Netherlands on August 30, 1996. Our agent for U.S. federal securities law purposes is Michael P. Going, 6900 Veterans Boulevard, Burr Ridge, Illinois 60527 (telephone number: +1-630-887-3766).

The Exchange Offer

For a more complete description of the terms of the exchange offer, see “The Exchange Offer.”

Old Notes	$1,000,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2013

The old notes were issued in transactions exempt from registration under the Securities Act and are subject to transfer restrictions.

New Notes	$1,000,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2013

The new notes have been registered under the Securities Act. The form and terms of the new notes and old notes are identical in all material respects (including principal amount, interest rate and maturity), except that the transfer restrictions of and registration rights provisions relating to the old notes do not apply to the new notes.

The Exchange Offer	We are offering to exchange up to $1,000,000,000 aggregate principal amount of our new 7 3/4% Senior Notes due 2013 for $1,000,000,000 aggregate principal amount of our currently outstanding 7 3/4% Senior Notes due 2013.

See “The Exchange Offer.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless extended (the “expiration date”).

Conditions of the Exchange Offer	Our obligation to consummate the exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or SEC staff interpretation. See “The Exchange Offer — Conditions of the Exchange Offer.” We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date if, among other things, there shall have been proposed, adopted or enacted any law, statute, rule, regulation or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.

Procedures for Tendering Old Notes	Brokers, dealers, commercial banks, trust companies and other nominees who hold old notes through The Depository Trust Company (“DTC”) may effect tenders by book-entry transfer in accordance with DTC’s Automated Tender Offer Program (“ATOP”). To tender old notes for exchange by book-entry transfer, an agent’s message (as defined under “The Exchange Offer — Procedures for Tendering”) or a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documentation, must be delivered to the exchange agent at the address set forth in this prospectus on or prior to the expiration date, and the old notes must be tendered in accordance with DTC’s ATOP procedures for transfer.

To tender old notes for exchange by means other than book-entry transfer, you must complete, sign and date the letter of transmittal (or facsimile thereof) in accordance with the instructions contained in this prospectus and in the letter of transmittal and mail or otherwise deliver the letter of transmittal (or facsimile thereof), together with the old notes, any required signature guarantees and any other required documentation, to the exchange agent at the address set forth in this prospectus on or prior to the expiration date.

By tendering your old notes, you represent to us that:

•	you are acquiring the new notes in the ordinary course of business;

•	you have no arrangement or understanding with any person to participate in a distribution of the old notes or the new notes;

•

you are not an “affiliate” of us (as defined under the Securities Act) or if you are an affiliate of us, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	you are not engaged in, and do not intend to engage in, the distribution of the new notes.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

See “The Exchange Offer — Procedures for Tendering” and “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. See “The Exchange Offer — Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your old notes in the exchange offer but your old notes are not immediately available for delivery or other documentation cannot be completed by the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, you may still tender your old notes by completing, signing and delivering the letter of transmittal or, in the case of a book-entry transfer, an agent’s message, with any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent prior to the expiration date and tendering your old notes according to the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	We will accept for exchange any and all old notes that are properly tendered to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The new notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. See “The Exchange Offer — Exchange Agent.”

United States Federal Income Tax Consequences	The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging old notes for new notes and you will have the same tax basis and holding period in the new notes as you had in the old notes immediately before the exchange. See “Certain U.S. Federal Income Tax Considerations.”

Consequences of Failure to Exchange the Old Notes	Any old notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Because the old notes have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to provide for registration of the old notes under the Securities Act. You do not have any appraisal or dissenters’ rights under the indenture governing the notes in connection with the exchange offer. See “The Exchange Offer — Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes pursuant to the exchange offer.

The New Notes

The summary below describes the principal terms of the new notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of Notes” section of this prospectus for a more detailed description of the new notes.

Issuer	Case New Holland Inc., a Delaware corporation.

Notes Offered	$1,000,000,000 principal amount of 7 3/4% Senior Notes due 2013 (the “notes”).

Maturity Date	September 1, 2013.

Interest	The notes will bear interest at a rate of 7 3/4% per annum.

Interest Payment Dates	March 1 and September 1, beginning September 1, 2010.

Original Issue Discount	The notes will be issued with original issue discount for United States federal income tax purposes. United States Holders (as defined in “Certain U.S. Federal Income Tax Consequences”) will be required to include amounts representing original issue discount in gross income as ordinary income on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable (regardless of whether such holder is on the cash or accrual method of tax accounting). See “Certain U.S. Federal Income Tax Consequences.”

Denominations	Each note will have a minimum denomination of $2,000 and will be offered only in increments of $1,000.

Guarantors	CNH Global and certain of its direct and indirect subsidiaries, including certain of Case New Holland’s direct and indirect subsidiaries, will guarantee the notes.

Ranking	The notes and the guarantees will be Case New Holland’s and the guarantors’ senior unsecured obligations and will rank:

•

equally with any of Case New Holland’s and the guarantors’ existing and future senior unsecured debt, including $500 million aggregate principal amount of Case New Holland’s 7.125% notes due 2014 and any guarantees thereof by the guarantors and $250 million aggregate principal amount of CNH America LLC’s, a subsidiary of Case New Holland and a guarantor of the notes, 7.25% Senior Notes due 2016 and any guarantees thereof by the guarantors;

•	effectively junior to all of Case New Holland’s and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	senior to any of Case New Holland’s or the guarantors’ existing and future subordinated indebtedness, if any.

As of December 31, 2009, Case New Holland and the guarantors had approximately zero and $1 million, respectively, of secured debt outstanding.

The notes will also be effectively subordinated to all obligations of each of CNH Global’s direct and indirect subsidiaries (including certain of Case New Holland’s direct and indirect subsidiaries) that are not guarantors. As of December 31, 2009, such non-guarantor subsidiaries had $5.6 billion of outstanding debt, $651 million of which is debt of Equipment Operations which does not include $2.4 billion that Financial Services subsidiaries owed to Equipment Operations subsidiaries.

Optional Redemption	The notes will be redeemable, in whole or in part, at any time at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the applicable “make whole” premium set forth in this prospectus.

Change of Control Triggering Event	Upon a change of control triggering event, if we do not redeem the notes, each holder of notes will be entitled to require us to purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest. Our ability to purchase the notes upon a change of control triggering event will be limited by the terms of our other debt agreements. We cannot assure you that we will have the financial resources to purchase the notes in such circumstances. See “Description of the Notes — Repurchase at the Option of Holders Upon A Change of Control Triggering Event.”

Certain Covenants	We will issue the notes under an indenture, dated as of August 17, 2009. The indenture, among other things, limits:

•	CNH Global’s ability and the ability of its restricted subsidiaries to incur secured funded debt or enter into certain sale leaseback transactions;

•	the ability of CNH Global’s non-guarantor restricted subsidiaries other than Case New Holland to incur additional funded debt; and

•	CNH Global and Case New Holland’s ability and the ability of the subsidiary guarantors to consolidate, merge, convey, transfer or lease our properties and assets substantially as an entirety.

These covenants are subject to important exceptions. For more detail, see “Description of the Notes — Certain Covenants” in this prospectus.

Listing	We do not intend to list the notes on any securities exchange.

Risk Factors

Investing in the notes involves substantial risks. You should carefully consider the risk factors set forth under the caption “Risk Factors” and the other information included in this prospectus prior to making an investment in the notes. See “Risk Factors” beginning on page 12.

CAPITALIZATION

The following table presents our cash, cash equivalents and deposits in Fiat affiliates cash management pools plus consolidated capitalization as of December 31, 2009.

You should read this table in conjunction with the information contained our consolidated financial statements and related notes in our Form 20-F for our fiscal year ended December 31, 2009, which are incorporated by reference into this prospectus.

The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

As of December 31, 2009
Actual
(Dollars in millions)
Cash, cash equivalents and deposits in Fiat affiliates cash management pools	$3,514

Debt included in current liabilities
Short-term debt	$1,972
Current maturities of long-term debt	2,386
Debt included in long-term liabilities
Long-term debt, excluding current maturities	5,050

Total debt	9,408
Total equity	6,810

Total capitalization	$12,704

SUMMARY FINANCIAL DATA

The following table presents summary consolidated financial data as of and for each of the fiscal years in the five-year period ended December 31, 2009. The statement of operations data for each of the fiscal years in the three-year period ended December 31, 2009 and the balance sheet data as of December 31, 2008 and 2009 have been derived from the audited consolidated financial statements included in our Form 20-F filed with the SEC on February 25, 2010, which is incorporated herein by reference. The statement of operations data for the fiscal years ended December 31, 2005 and 2006 and the balance sheet data as of December 31, 2005, 2006 and 2007 have been derived from audited consolidated financial statements that are not included in this prospectus. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Form 20-F.

Prior period amounts have been restated to reflect the required January 1, 2009, adoption of new accounting guidance with regards to the presentation and disclosure of noncontrolling interests in consolidated financial statements. As a result, net income (loss) is attributed between CNH and the noncontrolling interests in partially owned subsidiaries. In addition, net income (loss) attributable to noncontrolling interests has been reclassified and renamed from minority interest to a new line below net income (loss). Additionally, prior period balances of accumulated undistributed earnings relating to noncontrolling interests in partially owned subsidiaries are now classified as a component of equity, instead of as a minority interest liability.

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Revenues:
Net sales	$12,783	$17,366	$14,971	$12,115	$11,806
Finance and interest income	977	1,110	993	883	769

Total revenues	$13,760	$18,476	$15,964	$12,998	$12,575

Net income (loss)	$(222)	$824	$574	$308	$189

Net income (loss) attributable to CNH Global N.V.	$(190)	$825	$559	$292	$163

Earnings (loss) per share attributable to CNH Global N.V. common shareholders:
Basic earnings (loss) per share	$(0.80)	$3.48	$2.36	$1.37	$0.77

Diluted earnings (loss) per share	$(0.80)	$3.47	$2.36	$1.23	$0.70

Cash dividends declared per common share	$—	$0.50	$0.25	$0.25	$0.25

	As of December 31,
	2009	2008	2007	2006	2005
	(in millions)
Consolidated Balance Sheet Data:
Total assets	$23,208	$25,459	$23,745	$18,274	$17,318

Short-term debt	$1,972	$3,480	$4,269	$1,270	$1,522

Long-term debt, including current maturities	$7,436	$7,877	$5,367	$5,132	$4,765

Common shares at €2.25 par value	$595	$595	$595	$592	$315

Common shares outstanding	237	237	237	236	135

Equity	$6,810	$6,575	$6,419	$5,229	$5,143

RISK FACTORS

Before participating in the exchange offer and investing in the new notes, you should consider carefully the following factors, the risk factors contained in our Form 20-F and the information contained in the rest of this prospectus and the documents incorporated by reference in this prospectus.

Risks Related to Our Business, Strategy and Operations

Current conditions in the global economy and the major industries we serve have adversely affected our business.    The business and operating results of our Equipment Operations have been, and will continue to be, adversely affected by worldwide economic conditions. Current financial conditions and, in particular, conditions in the construction industry, continue to place significant economic pressures on our existing and potential customers, including our dealer network. As a result, some customers may delay or cancel plans to purchase our products and services and may not be able to fulfill their obligations to us in a timely fashion. Further, our suppliers may be experiencing similar conditions, which may adversely affect their ability to fulfill their obligations to us, which could result in product delays, increased accounts receivable, defaults and inventory challenges. The full impact of stimulus programs by the United States and other governments remains uncertain, as does their willingness to extend existing programs or adopt additional programs. If there is significant further deterioration in the global economy, the demand for our products and services would likely decrease, and our results of operations, financial position and cash flows could be materially and adversely affected.

In addition, a decline in equity market values could cause many companies, including us, to carefully evaluate whether certain intangible assets, such as goodwill, have become impaired. The factors that we evaluate to determine whether an impairment charge is necessary requires management judgment and estimates. The estimates are impacted by a number of factors, including, but not limited to, worldwide economic factors, technological changes and the achievement of the anticipated benefits of our profit improvement initiatives. Any of these factors, or other unexpected factors, may cause us to re-evaluate whether we need to record an impairment charge. In the event we are required to record an impairment charge to certain intangible assets, it could have an adverse impact on our equity position and statement of operations.

We are exposed to political, economic and other risks from operating a global business.    Our global business is also subject to the political, economic and other risks that are inherent in operating in numerous countries. Some of those risks include:

•	changes in laws, regulations and policies that affect:

•	import and export duties and quotas,

•	currency restrictions,

•	interest rates and the availability of credit to our dealers and customers,

•	property and contract rights, and

•	taxes;

•	regulations from changing world organization initiatives and agreements;

•	changes in the dynamics of our competitors and the industries in which we operate;

•	varying and unpredictable customer needs and desires;

•	labor disruptions; and

•	war, civil unrest, and terrorism.

Financial Services borrows through a subsidized long-term program of a Brazilian development agency, Banco Nacional de Desenvolvimento e Social (“BNDES”), and this program provides subsidized funding to financial institutions to be loaned to farmers to support the purchase of machinery in accordance with the provisions of the program. The Brazilian government provided debt relief, which included deferral of payments and extensions of maturities, to certain qualifying farmers and borrowers under this program in 2005, 2006, 2007 and 2008.

In 2009, no mass debt relief program was initiated. In most instances, the 2009 payments were due as scheduled or as renegotiated, where applicable. At December 31, 2009 and 2008, the amount of non-performing retail receivables included in this program, including the off-book guaranteed portfolio, was $633 million and $51 million, respectively. Total receivables greater than 60 days or more past due were $651 million and $63 million, respectively. We continue to aggressively pursue collections of these receivables. At December 31, 2009 and 2008, we had $172 million and $98 million in allowance for credit losses related to this portfolio, respectively.

We believe this series of debt relief actions has impacted customer behavior and payment patterns. The impact of any future changes to the program could further impact our ability to collect amounts owed.

The costs of compliance or other liabilities arising from or relating to such laws, regulations, and risks could adversely affect our financial condition and results of operations.

Currently, our ability to grow our businesses depends to an increasing degree on our ability to increase market share and operate profitably in emerging market countries, such as Brazil, Russia, India and China. Some of these emerging market countries may be subject to a greater degree of economic and political volatility which could adversely affect our financial condition and results of operations.

Our financial performance is subject to currency exchange rate fluctuations and interest rate changes.    We conduct operations in many areas of the world involving transactions denominated in a variety of currencies other than the U.S. dollar. To prepare our consolidated financial statements, we must translate those assets, liabilities, expenses and revenues into U.S. dollars at the applicable exchange rates. As a result, increases and decreases in the value of the U.S dollar relative to other currencies will affect the amount of these items in our consolidated financial statements, even if their value has not changed in their original currency (currency translation). We do not hedge currency translation risk. In addition, we are subject to daily variations in currency values as we make payments in or convert monies received from different currencies (currency transaction). Accordingly, a substantial increase or decrease in the value of the U.S. dollar relative to other currencies could substantially affect our operating results.

Changes in interest rates affect our results of operations by, among other things, increasing or decreasing our borrowing costs and finance income. In addition, an increase in interest rates will, among other things, increase our customers’ costs of financing equipment purchases which could reduce our sales of equipment. A decline in equipment sales or an increase in our funding costs would have an adverse effect on our financial condition and results of operations.

We attempt to mitigate our currency transaction risk and the impact of interest rate changes through the use of financial hedging instruments. We have historically entered into, and expect to continue to enter into, hedging arrangements with respect to currency transaction risk, a substantial portion of which are with counterparties that are treasury subsidiaries of Fiat S.p.A. As with all hedging instruments, there are risks associated with the use of foreign currency forward exchange contracts, as well as interest rate swap agreements and other risk management contracts. While the use of such hedging instruments provides us with protection from certain fluctuations in currency exchange and interest rates, we potentially forgo the benefits that might result from favorable fluctuations in currency exchange and interest rates. In addition, any default by the counterparties to these transactions could adversely affect our financial condition and results of operations. These financial hedging transactions may not provide adequate protection against future currency exchange rate or interest rate fluctuations and, consequently, such fluctuations could adversely affect our financial condition and results of operations.

See “Item 11. Quantitative and Qualitative Disclosures about Market Risk” in our Form 20-F filed with the SEC on February 25, 2010.

Risks related to our pension plans and other postretirement obligations could impact our profitability.    At December 31, 2009, our pension plans had an underfunded status of $848 million and our postretirement benefit plans had an underfunded status of $1,086 million. Benefit obligations for pension plans that we do not currently fund were $481 million at that date. The funded status of our pension and postretirement benefit plans is subject to many factors, such as actual experience and updates to actuarial assumptions used to measure the obligations. Actual developments, such as a significant change in the return on investment of the plan assets or a change in the portfolio mix of plan assets, may result in corresponding increases or decreases in the valuation of plan assets, particularly with respect to equity securities. Moreover, changes in interest rates may result in increases or decreases in the valuation of plan assets consisting of debt securities. Differences between actuarial projections and actual experience, such as a difference between expected and actual participant mortality rates, retirement rates or health care costs, may result in significant increases or decreases in the valuation of pension or postretirement obligations. Changes in actuarial assumptions, such as discount rates or rates of increase in future compensation, may also result in significant changes to the funded status of our pension and postretirement benefit plans. A change in funded status and/or a change in actuarial assumptions can result in higher or lower net periodic pension costs in the following year. See also “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Application of Critical Accounting Estimates” and “— Pension and Other Postretirement Benefits,” as well as “Note 12: Employee Benefit Plans and Postretirement Benefits” of our consolidated financial statements for the year ended December 31, 2009 included in our Form 20-F filed with the SEC on February 25, 2010, for additional information on pension and postretirement benefit accounting.

Significant legislative initiatives related to healthcare benefits, including related corporate tax treatment, are under consideration in the U.S. Congress. Although the final outcome of such legislation and its impact upon us remain uncertain, legislative versions under consideration have the potential to impose significant costs upon our current employee and retiree healthcare obligations, potentially adversely affecting our operating results.

We depend on key suppliers for certain raw materials and components.    We purchase raw materials, parts and components from third-party suppliers. We rely upon single suppliers for certain parts and components, primarily those that require joint development between us and our suppliers. Current financial conditions could cause some of our suppliers to continue to face severe financial hardship and disrupt our access to critical parts, components and supplies which could have a negative impact on our costs of production, our ability to fulfill orders and on the profitability of our business.

Changes in the price of certain parts or commodities could adversely affect our operating results.    A significant change in the demand for, or supply or price of, any part, component or commodity could adversely affect our profitability or our ability to obtain and fulfill orders. Increases in the prices of raw materials could adversely affect our operating results. Changes in the price or availability of raw materials, which are more likely to occur during times of economic volatility, could have a negative impact on our manufacturing costs which could reduce the profitability of our businesses. In addition, increases in the costs of steel, rubber, oil and related petroleum-based products would adversely affect our profitability unless we raise equipment and parts prices to recover any such material or component cost increases. However, we may be unable to raise prices due to market conditions. Our ability to realize the benefit of declining commodity prices may be delayed by the need to reduce existing whole goods inventories which were manufactured during a period of higher commodity prices.

Labor laws and labor unions, which represent most of our production and maintenance employees, could impact our ability to maximize the efficiency of our operations.    We are subject to various local labor laws in the countries in which we operate. For instance, in Europe, our employees are covered by various worker protection laws which afford employees, through local and central works councils, rights of information and consultation with respect to specific matters involving their employers’ business and operations, including the downsizing or closure of facilities and employment terminations. Labor agreements covering employees in certain European countries generally expire annually. The European worker protection laws and the collective bargaining agreements to which we are subject could impair our flexibility in streamlining existing manufacturing facilities and in restructuring our business.

Overall, labor unions represent most of our production and maintenance employees. Although we believe our relations with our employees and our unions are generally positive, current or future issues with labor unions might not be resolved favorably, and we may experience a work interruption or stoppage which could adversely affect our financial condition and results of operations.

Risks Particular to the Industries in Which We Operate

Government action and changes in government policy can impact our sales and restrict our operating flexibility.    Our businesses are exposed to a variety of risks and uncertainties related to the action or inaction of governmental bodies.

Government policies can affect the market for our agricultural equipment by influencing interest rates and regulating economic activity. For example, governments may regulate the levels of acreage planted through direct subsidies affecting specific commodity prices or through payments made directly to farmers. The existence of a high level of subsidies may reduce the effects of cyclicality in the equipment business. Other changes in government regulations, policies and initiatives could reduce demand for equipment and reduce our net sales.

In addition, international and multilateral institutions, such as the World Trade Organization, can affect the market for agricultural equipment through initiatives for changes in governmental policies and practices regarding agricultural subsidies, tariffs and the production of genetically modified crops. In particular, the outcome of the global negotiations under the auspices of the World Trade Organization could have a material effect on the international flow of agricultural commodities and could cause severe dislocations within the farming industry as farmers shift production to take advantage of new programs. With uncertainty created by policy changes and reforms, farmers could delay purchasing agricultural equipment, causing a decline in industry unit volumes and our net sales.

The worldwide financial and credit crisis dramatically affected, among other things, the availability and cost of credit. The full impact of actions by various central banks and other governmental entities to restore liquidity, increase the availability of credit and stimulate job growth continues to be uncertain. Although credit conditions generally improved in 2009 from 2008, enabling many government programs to expire, pressures on liquidity and the availability of credit could have an adverse impact on our customers and suppliers as well as our financial condition and results of operations. In addition, some of our competitors may be eligible for government programs for which we are ineligible, which would put us at a competitive disadvantage. Governmental action may have the effect of impacting market forces and consumer demand in unanticipated ways.

Government policies on issues like taxes and spending can have a material effect on our sales and business results. For example, increased government spending on roads, utilities and other construction projects and requirements with respect to biofuel additives to gasoline can have a positive effect on sales, while tax laws and regulations may affect depreciation schedules and the net income earned by our customers. These factors may influence customer decisions with respect to whether and when to buy equipment. Developments which are more unfavorable than anticipated, such as decisions to reduce public spending, could have an adverse effect on our financial condition and results of operations.

See also “Item 4. Information on the Company — B. Industry Overview-Biofuels Impact on Agriculture, Light Construction Equipment, and D. Property, Plant and Equipment — Environmental Matters” in our Form 20-F filed with the SEC on February 25, 2010.

Reduced demand for equipment would reduce our sales and profitability.    Some factors affecting demand for equipment, which could materially impact our operating results, include:

•	general economic conditions;

•	demand for food;

•	commodity prices and stock levels;

•	net farm income levels;

•	availability of credit;

•	developments in biofuels;

•	infrastructure spending rates;

•	housing starts; and

•	commercial construction.

As such factors increase or decrease around the world, demand for our products may be significantly impacted in a relatively short timeframe. Negative economic conditions or a negative outlook for any of these factors can dampen demand for farm and/or construction equipment. Rapid declines in demand can result in, among other things, an oversupply of equipment, a decline in prices, the need for additional promotional programs, and a decrease in factory utilization, all of which would adversely affect our financial condition and results of operations.

Positive economic conditions or positive outlooks for any of these factors can increase demand for farm and/or construction equipment. Rapid increases in demand can result in, among other things, an undersupply of equipment, increases in prices of our equipment, increases in our costs for materials and components, and increases in factory utilization demands (that either may not be possible due to production or other constraints, affecting either us or our suppliers, or may not be sustainable for long periods of time without additional, potentially significant, capital expenditures or inefficiency costs). Producing our products is a capital intensive activity and can require significant amounts of time and capital investment to materially adjust production capacity and efficiency. Accordingly, we may not be able to quickly accommodate large changes in demand which could impede our ability to operate efficiently. See also “Item 4. Information on the Company — B. Business Overview — Industry Overview” in our Form 20-F filed with the SEC on February 25, 2010

The agricultural and construction equipment industries are highly cyclical.    The nature of the agricultural and construction equipment industries is such that changes in demand can occur suddenly, resulting in imbalances in inventories, production capacity and prices for new and used equipment. Downturns may be prolonged and may result in significant losses during affected periods. Equipment manufacturers, including us, have responded to downturns in the past by reducing production levels and discounting product prices. These actions have resulted in restructuring charges and lower earnings for us in past affected periods. In response to the current decline in sales (particularly in the construction equipment industry), we may continue to under-produce relative to retail demand the amount of equipment we manufacture in the first half of 2010. In the event of further downturns in the future, we may need to undertake similar or additional actions. Upturns also may be prolonged and result in lower than expected improvements in results as we and our suppliers invest to increase production capacities and efficiencies.

Risks Related to Financial Services.

Credit Risk.    Fundamental to any organization that extends credit is the risk associated with its customers. The creditworthiness of each customer, and the rates of delinquencies, repossessions and net losses relating to customer loans is impacted by many factors including:

•	relevant industry and general economic conditions;

•	the availability of capital;

•	changes in interest rates;

•	the experience and skills of the customer’s management team;

•	commodity prices;

•	political events;

•	weather; and

•	the value of the collateral securing the extension of credit.

A deterioration of our asset quality, an increase in delinquencies or a reduction in collateral recovery rates could have an adverse impact on the performance of Financial Services. These risks become more acute in any economic slowdown or recession due to decreased demand for (or the availability of) credit, declining asset values, changes in government subsidies, reductions in collateral to loan balance ratios, and an increase in delinquencies, foreclosures and losses. Our servicing and litigation costs may also increase. In addition, governments may pass laws or implement regulations that modify rights and obligations under existing agreements or which prohibit or limit the exercise of contractual rights.

When loans become delinquent and Financial Services forecloses on collateral securing the repayment of the loan, its ability to sell the collateral to recover or mitigate losses is subject to the market value of such collateral. Those values are affected by levels of new and used inventory of agricultural and construction equipment on the market. They are also dependent upon the strength or weakness of market demand for new and used agricultural and construction equipment, which is affected by the strength of the general economy. In addition, repossessed collateral may be in poor condition, which would reduce its value. Finally, relative pricing of used equipment, compared with new equipment, can affect levels of market demand and the resale of the repossessed equipment. An industry wide decrease in demand for agricultural or construction equipment could result in lower resale values for repossessed equipment which could increase losses on loans and leases, adversely affecting our financial condition and results of operations. See also “Item 3D. Risks Related to Our Indebtedness — Access to funding at competitive rates is essential to our Financial Services business” in our Form 20-F filed with the SEC on February 25, 2010.

Funding Risk.    Financial Services has traditionally relied upon the asset-backed securitization (“ABS”) market as a primary source of funding for its operations in North America and Australia. The recent worldwide financial and credit crisis had a material impact on the ABS market. While Financial Services has been able to access funding through the ABS market and alternative sources, some of our securitizations in 2009 were completed under the U.S. Federal Reserve Term Asset-Backed Securities Loan Facility (“TALF”), which is not expected to be available in the future. In 2009, we did see a return of liquidity to the ABS market at spreads that have improved throughout the year, but which are still higher than historical averages. However, if economic conditions worsen, Financial Services could have materially higher funding costs or may have to limit its product offerings, which could negatively impact our financial results. As Financial Services finances a significant portion of our sales of equipment, to the extent that Financial Services is unable to access funding on acceptable terms our sales of equipment could be negatively impacted.

To maintain competitiveness in the capital markets and to promote efficient use of funding sources, we have in the past provided additional reserve support to previously issued ABS transactions and may continue to do so from time to time. Such support may be required to maintain credit ratings assigned to the transactions if loss experiences are higher than anticipated due to adverse economic conditions. The need to provide additional reserve support could have an adverse effect on our financial condition, results of operations and liquidity.

Repurchase Risk.    In connection with our ABS transactions, we make customary representations and warranties regarding the assets being securitized. While no recourse provisions exist that allow holders of asset-backed securities issued by our qualifying special purpose entities (“QSPE”) to put those securities back to us, a breach of these representations and warranties could give rise to an obligation to repurchase receivables from the QSPEs. We have not been requested to repurchase asset-backed securities due to a breach of representations or warranties, but any future repurchases could have an adverse effect on our financial condition, results of operations and liquidity.

Regulatory Risk.    The operations of Financial Services are subject, in certain instances, to supervision and regulation by various governmental authorities. These operations are subject to various laws and judicial and administrative decisions and interpretations imposing requirements and restrictions, which among other things:

•	regulate credit granting activities, including establishing licensing requirements;

•	establish maximum interest rates, finance and other charges;

•	regulate customers’ insurance coverage;

•	require disclosure to customers;

•	govern secured transactions;

•	set collection, foreclosure, repossession and claims handling procedures and other trade practices;

•	prohibit discrimination in the extension of credit and administration of loans; and

•	regulate the use and reporting of information related to a borrower.

To the extent that applicable laws are amended or construed differently, new laws are adopted to expand the scope of regulation imposed upon Financial Services, or applicable laws prohibit interest rates we charge from rising to a level commensurate with risk and market conditions, such events could adversely affect our Financial Services business and our financial condition and results of operations.

Financial Services conducts business in parts of Europe and Brazil through two wholly-owned licensed banks. The activities of these entities are also governed by international, federal and local banking laws, and our banks are subject to examination by banking regulators. These banking entities are also required to comply with various financial requirements (such as minimum capital requirements). Compliance with such banking regulations could increase our operating costs which would have an adverse effect on our financial condition and results of operations. In addition, government regulators may implement laws which negatively impact our contractual rights, which may increase our financial risk of doing business in such countries.

Market Risk.    We hold substantial retained interests in securitization transactions, which we refer to collectively as retained interests. We carry these retained interests at estimated fair value, which we determine by discounting the projected cash flows over the expected life of the assets sold in connection with such transactions using prepayment, default, loss and interest rate assumptions. We are required to recognize declines in the value of our retained interests, and resulting charges to income or equity, when their fair value is less than carrying value. The portion of the decline, from discount rates exceeding those in the initial deal, are charged to equity. All other credit related declines are charged to income. Assumptions used to determine fair values of retained interests are based on internal evaluations and, although we believe our methodology is reasonable, actual results may differ from our expectations. Our current estimated valuation of retained interests may change in future periods, and we may incur additional impairment charges as a result. Beginning January 1, 2010, the Company adopted the new accounting guidance relating to variable interest entities. The retained interest, included in the December 31, 2009 balance sheet, will generally be reclassified to receivables for the transactions that are consolidated upon adoption of this guidance.

See also “Item 3D. Risks Related to Our Indebtedness — Access to funding at competitive rates is essential to our Financial Services business” in our Form 20-F filed with the SEC on February 25, 2010.

The agricultural equipment industry is highly seasonal which causes our results of operations and levels of working capital to fluctuate.    The agricultural equipment business is highly seasonal as farmers traditionally purchase agricultural equipment in the spring and fall in connection with the main planting and harvesting seasons. Our net sales and results of operations have historically been the highest in the second quarter, reflecting the spring selling season in the Northern Hemisphere, and lowest in the third quarter, when many of our production facilities experience summer shut-down periods, especially in Europe. Seasonal conditions also affect our construction equipment business, but to a lesser extent than our agricultural equipment business. Our production levels are based upon estimated retail demand. These estimates take into account the timing of dealer shipments, which occur in advance of retail demand, dealer inventory levels, the need to retool manufacturing facilities to produce new or different models and the efficient use of manpower and facilities. However, because we spread our production and wholesale shipments throughout the year, wholesale sales of agricultural equipment products in any given period may not necessarily reflect the timing of dealer orders and retail demand in that period.

Estimated retail demand may exceed or be exceeded by actual production capacity in any given calendar quarter because we spread production throughout the year. If retail demand is expected to exceed production capacity for a quarter, then we may schedule higher production in anticipation of the expected retail demand. Often, we anticipate that spring selling season demand may exceed production capacity in that period and schedule higher production, and anticipate higher inventories and wholesale shipments to dealers in the first quarter of the year. Thus, our working capital and dealer inventories are generally at their highest levels during the February to May period and decline to the end of the year as both company and dealers’ inventories are typically reduced.

As economic, geopolitical, weather and other conditions change during the year and as actual industry demand might differ from expectations, sudden or significant declines in industry demand could adversely affect our working capital and debt levels, financial condition or results of operations. In addition, to the extent our production levels (and timing) do not correspond to retail demand, we may have too much or too little inventory, which could have an adverse effect on our financial condition and results of operations.

Weather, climate change, and natural disasters can impact our operations and our sales.    Poor or unusual weather conditions, particularly in the spring, can significantly affect purchasing decisions of our customers. Sales in the important spring selling season can have a material impact on our financial results. In addition, growing public concerns over the effects of climate change have resulted in international and national initiatives to control the emissions of greenhouse gasses (“GHG”) and additional proposed laws and regulations designed to further reduce emissions of carbon dioxide and other GHGs which contribute to “global warming”. For example, the U.S. Environmental Protection Agency (“EPA”) has proposed a mandatory carbon emissions reporting system for certain facilities and has made an endangerment finding with respect to GHG emissions under the U.S. Clean Air Act which could lead to increased regulation of GHG emissions in the U.S. In addition, legislation under consideration in the U.S. Congress could result in the institution of a carbon tax or a cap and trade program for carbon dioxide and other GHG emissions in the U.S. Depending upon the nature, extent, and timing of such potential laws and regulations, we could experience increased costs of compliance, which could negatively impact our results of operations. In addition, it is unclear how climate change may impact our suppliers and customers (particularly with respect to agricultural equipment) and their businesses and the resulting potential impact to our businesses. In addition, natural disasters such as tornadoes, hurricanes, earthquakes, floods, droughts and other forms of severe weather in a country in which we produce or sell equipment could have an adverse effect on our customers, our sales, or our property, plant and equipment.

Competitive activity or failure by us to respond to actions by our competitors could adversely affect our results of operations.    We operate in a highly competitive environment with global, regional and local competitors of differing strengths in various markets throughout the world. Our equipment businesses compete primarily on the basis of product features and performance, customer service, quality, price and anticipated resale value, and our products may not be able to compete successfully with those offered by our competitors. Aggressive pricing or other strategies pursued by competitors, unanticipated product improvements or difficulties, manufacturing difficulties, our failure to price our products competitively or an unexpected buildup in competitors’ new machine or dealer-owned rental fleets, leading to severe downward pressure on machine rental rates and/or used equipment prices, could result in a loss of customers, a decrease in our revenues and a decline in our share of industry sales.

Our Equipment Operations’ sales outlook is based upon various assumptions including price realization, volumes, product mix and geographic mix. The current market environment remains competitive from a pricing standpoint. Further declines in the construction or agricultural equipment industry together with further deteriorating economic conditions could make it more difficult to maintain pricing or cause volumes to be less than projected, which would adversely affect our operating results. In addition, if actual product or geographic mix differs from our assumptions, it could have a negative effect on our operating results.

Our Financial Services operations compete with banks, finance companies and other financial institutions. Our Financial Services’ operations may be unable to compete successfully due to the inability to access capital on favorable terms, or due to issues relating to funding resources, products, licensing or other governmental regulations, and the number, type and focus of services offered. In addition, some of our competitors may be eligible to participate in government programs providing access to capital at favorable rates for which we are ineligible, which may put us at a competitive disadvantage. If our Financial Services business is unable to effectively compete, our financial condition and results of operations will suffer.

Dealer equipment sourcing and inventory management decisions could adversely affect our sales.    We sell a substantial portion of our finished products and parts through an independent dealer network. The dealers carry inventories of finished products as part of ongoing operations and adjust those inventories based on their assessment of future sales opportunities. Dealers who carry products that compete with our products may focus their inventory purchases and sales efforts on goods provided by other suppliers due to industry demand or profitability. Such inventory adjustments and sourcing decisions can adversely impact our sales, financial condition and results of operations.

Adverse economic conditions could place a financial strain on our dealers and adversely affect our operating results.    During 2009, difficult global economic conditions placed financial stress on many of our dealers. Dealer financial difficulties may impact their equipment sourcing and inventory management decisions, as well as their ability to provide services to their customers purchasing our equipment. Accordingly, additional financial strains on members of our dealer network resulting from current or future economic conditions could adversely impact our sales, financial condition and results of operations.

Changes in the equipment rental business could affect our sales.    In recent years, short-term lease programs and commercial rental agencies for agricultural and construction equipment have expanded significantly in North America. In addition, larger rental companies have become sizeable purchasers of new equipment and can have a significant impact on total industry sales, prices, and terms when they change the size of their fleets or adjust to more efficient rates of rental utilization. With changes in construction activity levels and rental utilization rates, rental companies may need to accelerate or postpone new equipment purchases for the replenishment of their fleets, without changing the size of their fleets. If changes in activity levels become more pronounced, the rental companies also may need to increase or decrease their fleet size to maintain efficient utilization rates. These changes can lead to more pronounced demand volatility, exacerbating cyclical increases or decreases in industry demand, particularly at either the beginning or end of a cycle, as rental companies often are among the first market participants to experience these changes.

In addition, when correspondingly larger or smaller amounts of equipment come off lease or are replaced with newer equipment by rental agencies, there may be a significant increase in the availability of late-model used equipment which could impact used equipment prices. If used equipment prices were to decline significantly, sales and pricing of new equipment could be depressed. As a result, an oversupply of used equipment could adversely affect demand for, or the market prices of, our new and used equipment and our dealer inventory values and their financial condition. In addition, a decline in used equipment prices could have an adverse effect on residual values for leased equipment, which could adversely affect our results of operations and financial position.

Costs of ongoing compliance with and any failure to comply with environmental laws and regulations could have an adverse effect on our results of operations.    Our operations and products are subject to increasingly stringent environmental laws and regulations in the countries in which we operate. Such laws and regulations govern, among other things, emissions into the air, discharges into water, the use, handling and disposal of hazardous substances, regulated materials, waste disposal and the remediation of soil and groundwater contamination. We regularly expend significant resources to comply with regulations concerning the emission levels of our manufacturing facilities and the emission levels of our manufactured equipment. We are currently conducting environmental investigations or remedial activities involving soil and groundwater contamination at a number of properties. Management estimates potential environmental liabilities for remediation, closure and related costs, and other claims and contingent liabilities (including those related to personal injury) and establishes reserves to address these potential liabilities. Our ultimate exposure, however, could exceed our reserves. In addition, we expect to make environmental and related capital expenditures in connection with reducing the emissions of our existing facilities and our manufactured equipment in the future, depending on the levels and timing of new standards. Our costs of complying with existing or future environmental laws may be significant. If we fail to comply with existing or future laws, we may be subject to fines, penalties and/or restrictions on our operations.

The engines used in our equipment are subject to extensive statutory and regulatory requirements governing emissions and noise, including standards imposed by the EPA, state regulatory agencies in the U.S. and other various regulatory agencies around the world. Governments may set new standards that could impact our operations in ways that are difficult to anticipate with accuracy. For example, the EPA has adopted new and more stringent emission standards, including Tier 4 non-road diesel emission requirements applicable to many of our non-road equipment products beginning in 2011. If we are unable to successfully execute our plans to meet Tier 4 emission and other regulatory requirements, our ability to continue placing certain products on the market would suffer, which could negatively impact our financial results and competitive position.

Changes in Accounting Standards.    Our financial statements are subject to the application of U.S. GAAP, which are periodically revised. At times, we are required to adopt new or revised accounting standards issued by recognized bodies. It is possible such changes could have a material adverse effect on our reported results of operations or financial position. For example, in June 2009, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance which amends the accounting for variable interest entities. The guidance significantly changes the criteria for determining whether the consolidation of a variable interest entity is required. The guidance changes the accounting for transfers of financial assets, increases the frequency for reassessing consolidation of variable interest entities and creates new disclosure requirements about an entity’s involvement in a variable interest entity. The guidance is effective for interim and annual reporting periods that begin after November 15, 2009. We will adopt the guidance effective January 1, 2010. As a result, we expect that it will be necessary to consolidate a significant portion of our off-book receivables and related liabilities, principally debt. The impact is expected to increase assets and liabilities by approximately $6.0 billion and decrease equity by approximately $50 million. In addition, because the Company’s securitization transactions will be accounted for as secured borrowings rather than asset sales, the cash flows from the transactions will be presented as cash flows from financing rather than cash flows from operating or investing activities.

Our business operations may be impacted by various types of claims, lawsuits, and other contingent obligations.    We are involved in various product liability, warranty, product performance, asbestos, personal injury, environmental claims and lawsuits, and other legal proceedings that arise in the ordinary course of our business. We estimate such potential claims and contingent liabilities and, where appropriate, establish reserves to address these contingent liabilities. The ultimate outcome of the legal matters pending against us or our subsidiaries is uncertain, and although such lawsuits are not expected individually to have a material adverse effect on us, such lawsuits could have, in the aggregate, a material adverse effect on our consolidated financial condition, cash flows or results of operations. Further, we could in the future be subject to judgments or enter into settlements of lawsuits and claims that could have a material adverse effect on our results of operations in any particular period. In addition, while we maintain insurance coverage with respect to certain claims, we may not be able to obtain such insurance on acceptable terms in the future, if at all, and any such insurance may not provide adequate coverage against any such claims. See also “Note 14: Commitments and Contingencies” to our consolidated financial statements” in our Form 20-F filed with the SEC on February 25, 2010.

We may not be able to realize anticipated benefits from any acquisitions and challenges associated with strategic alliances may have an adverse impact on our results of operations.    We may engage in acquisitions or enter into or exit from strategic alliances which could involve risks that could prevent us from realizing the expected benefits of the transactions. Such risks could include:

•	technological and product synergies, economies of scale and cost reductions not occurring as expected;

•	unexpected liabilities;

•	incompatibility in processes or systems;

•	unexpected changes in laws or regulations;

•	inability to retain key employees;

•	increased financing costs and inability to fund such costs; and

•	problems in retaining customers and integrating customer bases.

If problems or issues were to arise among the parties to one or more strategic alliances due to managerial, financial, or other reasons, or if such strategic alliances or other relationships are terminated, our product lines, businesses, financial condition, and results of operations could be adversely affected.

Our sales can be affected by customer attitudes and new product acceptance.    The worldwide financial and credit crisis negatively impacted, and could further negatively impact, consumer confidence and consumers’ ability or willingness to purchase agricultural and construction equipment, which requires a significant capital investment. Continuing negative economic conditions could significantly impact consumer confidence and liquidity, which could cause many potential customers to defer capital investments in agricultural or construction equipment, which could adversely affect our sales. In addition, our long-term results depend on continued global demand for our brands and products.

To achieve our business goals, we must develop and sell products, parts and support services that appeal to our dealers and customers. This effort is dependent upon a number of factors including our ability to manage and maintain key dealer relationships, our ability to develop effective sales, advertising and marketing programs, and the strength of the economy. We believe that to maintain our competitive position and to increase sales we must develop innovative and cost competitive products that appeal to our customers around the world. Our ability to derive competitive benefits from new products will depend in part on our ability to develop or obtain and protect intellectual property relating to product innovations. Failure to continue to deliver high quality, competitive products to the marketplace on a timely basis, or to accurately predict market demand for, or gain market acceptance of, our products, could adversely affect our financial condition and results of operations.

Risks Relating to the Exchange Offer

You must carefully follow the required procedures in order to exchange your old notes.    The new notes will be issued in exchange for old notes only after timely receipt by the exchange agent of a duly executed letter of transmittal (or an agent’s message (as defined under “The Exchange Offer — Procedures for Tendering”)) and all other required documents. Therefore, if you wish to tender your old notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities with respect to tenders of old notes for exchange. Any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

If you do not exchange old notes for new notes, transfer restrictions will continue and trading of the old notes may be adversely affected.    The old notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Old notes that are not tendered for exchange for new notes or are tendered but not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions upon transfers. We do not currently expect to register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for the old notes, if any, could be adversely affected.

Late deliveries of old notes and other required documents could prevent a holder from exchanging its old notes.    Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.    A broker-dealer that purchased old notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

Risks Related to the New Notes

The notes will be effectively subordinated to Case New Holland’s existing and future secured debt and other secured obligations, and the guarantees of the notes will be effectively subordinated to the guarantors’ existing and future secured debt and other secured obligations.    Holders of Case New Holland’s secured debt

and any guarantor’s secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such secured debt. The notes and the guarantees will be effectively subordinated to all such secured debt to the extent of the value of the collateral securing such secured debt. In the event of any distribution or payment of Case New Holland’s or any other guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy or insolvency proceeding, holders of secured debt will have a prior claim to the assets that constitute their collateral. Holders of the notes will participate ratably with all holders of Case New Holland’s and the guarantors’ unsecured senior debt, and potentially with all of their other general creditors, based upon the respective amounts owed to each holder or creditor, in Case New Holland’s and the guarantor’s respective assets remaining after payment of their secured debt. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less than holders of secured debt. As of December 31, 2009, Case New Holland and the guarantors had approximately $1 million of secured debt. CNH Global and its subsidiaries, including Case New Holland and the guarantors, may also incur additional senior secured debt in the future, consistent with the terms of the indenture governing the notes and our other debt agreements.

Both Case New Holland and CNH Global are holding companies with no direct operations and the notes will be effectively subordinated to all indebtedness of subsidiaries that are not guarantors of the notes.    Both Case New Holland and CNH Global are holding companies with no direct operations. Their principal assets are the equity interests and investments they hold in their subsidiaries. As a result, they depend on dividends and other payments from their subsidiaries to generate the funds necessary to meet their financial obligations, including the payment of principal of and interest on their outstanding debt. Their subsidiaries are legally distinct from them and have no obligation to pay amounts due on their debt or to make funds available to them for such payment except as provided in the note guarantees or pursuant to intercompany notes. Not all of Case New Holland’s or CNH Global’s subsidiaries will guarantee the notes. A holder of notes will not have any claim as a creditor against subsidiaries of Case New Holland and CNH Global that are not guarantors of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those non-guarantor subsidiaries will be effectively senior to your claims. As of and for the year ended December 31, 2009, the guarantor subsidiaries collectively accounted for approximately 61% of our adjusted net sales, 143% of our Equipment Operations Adjusted EBITDA and 60% of our Equipment Operations consolidated assets, excluding goodwill and intangibles. Equipment Operations consolidated assets reflects the consolidation of all majority-owned subsidiaries except for CNH’s Financial Services business. CNH’s Financial Services business has been included using the equity method of accounting. Our non-guarantor subsidiaries had approximately $5.6 billion of indebtedness as of December 31, 2009, $651 million of which is debt of Equipment Operations. The $5.6 billion does not include $2.4 billion that certain Financial Services subsidiaries owed to Equipment Operations subsidiaries.

If an active trading market for the notes does not develop, the liquidity and value of the notes could be harmed.    There is no existing market for the notes, and we do not intend to apply for listing of the notes on any securities exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. In addition, if no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. Future trading prices of the notes will depend on, among other things, our ability to effect the exchange offer, prevailing interest rates, our operating results and the market for similar securities.

If a market for the new notes does develop, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. It is also possible that any trading market that does develop for the notes will not be liquid. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our operating performance, financial condition and prospects.

In the event of a change of control, CNH Global and Case New Holland may not be able to satisfy all of their obligations under our existing credit facilities, the notes or our other indebtedness.    If, following the issuance of the notes, CNH Global or Case New Holland experiences a change of control triggering event, as defined in the indenture relating to the notes, Case New Holland will be required to offer to repurchase all outstanding notes. In addition, certain of Case New Holland’s outstanding indebtedness requires Case New Holland to offer to repurchase notes outstanding under such instruments upon certain changes of control, and certain of CNH Global’s existing credit facilities provide that certain changes of control will constitute an event of default. Such an event of default would entitle the lenders thereunder to, among other things, cause all outstanding debt obligations under the credit facilities to become due and payable and to proceed against any collateral securing such credit facilities. Any event of default or acceleration of one or more of our credit facilities will likely also cause a default under the terms of the other indebtedness of CNH Global. There can be no assurance that CNH Global or Case New Holland will have sufficient assets or be able to obtain sufficient third-party financing to satisfy all of its obligations under our credit facilities, the notes or our other indebtedness.

In addition, certain of our credit facilities contain, and any future credit facilities or other agreements related to indebtedness to which CNH Global becomes a party may contain, restrictions on our ability to offer to repurchase the notes in connection with a change of control triggering event. In the event a change of control triggering event occurs at a time when we are prohibited from offering to purchase the notes, we could seek consent to offer to purchase the notes or attempt to refinance the borrowings that contain such a prohibition. If we do not obtain the consent or refinance the borrowings, we would remain prohibited from offering to purchase the notes. In such case, the failure by us to offer to purchase any of the notes would constitute a default under the indenture governing the notes, which, in turn, could result in amounts outstanding under any such credit facility or other agreement relating to indebtedness being declared due and payable. There can be no assurance that CNH Global or Case New Holland will have sufficient assets or be able to obtain sufficient third-party financing to satisfy all of its obligations under our credit facilities, the notes or our other indebtedness. Any such declaration could have adverse consequences to CNH Global, Case New Holland and the holders of the notes.

Your rights under the guarantees may be limited by laws in various jurisdictions, including fraudulent conveyance and insolvency laws.    The notes will be issued by Case New Holland, a Delaware corporation, and guaranteed by corporations organized under the laws of Delaware, The Netherlands, Germany, the United Kingdom, Canada, Belgium, Australia and Switzerland. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in any or all of such jurisdictions. Such multi-jurisdictional proceedings are likely to be complex and costly for creditors and otherwise may result in greater uncertainty and delay regarding the enforcement of your rights. Your rights under the guarantees will be subject to the bankruptcy, insolvency, administrative and other laws of multiple jurisdictions other than the United States and there can be no assurance that you will be able to effectively enforce your rights in any such complex and multiple bankruptcy, insolvency or similar proceedings.

In addition, the bankruptcy, insolvency, administrative and other laws of the guarantors’ jurisdictions of organization may be materially different from, or in conflict with, each other and those of the United States, including in the areas of rights of creditors, payment priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceedings. The application of these laws, or any conflict among them, could (i) call into question whether any particular jurisdiction’s law should apply, (ii) adversely affect your ability to enforce your rights under the notes and the guarantees in these jurisdictions or (iii) limit amounts that you may receive.

The laws of certain of the jurisdictions in which the subsidiary guarantors are organized limit the ability of these subsidiaries to guarantee debt of an affiliated company. These limitations arise under various provisions or principles of corporate law, which include, among others, provisions requiring an affiliated guarantor to receive adequate corporate benefit from the financing that is being guaranteed.

If these limitations were not observed, the guarantees of the notes by these subsidiary guarantors would be subject to legal challenge. In these jurisdictions, the guarantees of the notes will effectively contain language providing that the guarantee will not be construed so as to give rise to a violation of the limitations imposed by applicable local law. Accordingly, if you were to enforce the guarantees of the notes of the subsidiary guarantors in these jurisdictions, your claims may be limited. Furthermore, although we believe that the guarantees of the notes of these subsidiary guarantors are enforceable (subject to such local law restrictions), there can be no assurance that a third-party creditor would not challenge these guarantees of the notes and prevail in court.

United States

Under U.S. federal bankruptcy laws or comparable provisions of state fraudulent transfer laws, the issuance of the guarantees by the U.S. subsidiary guarantors could be avoided, if, among other things, at the time the U.S. subsidiary guarantors issued the related guarantees, the applicable subsidiary guarantor:

•	incurred the obligations under the guarantees with an actual intent to hinder, delay or defraud any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the obligations incurred under the guarantees; and

•	was insolvent or rendered insolvent by reason of the incurrence of such obligations;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a U.S. subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the value of all of its assets at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

By its terms, the guarantee of each U.S. subsidiary guarantor will limit the liability of each such guarantor to the maximum amount it can pay without the guarantee being deemed a fraudulent transfer. CNH Global believes that immediately after the issuance of the notes by Case New Holland and the issuance of the note guarantees by the guarantors, CNH Global and each of the U.S. subsidiary guarantors will be solvent, will have sufficient capital to carry on their respective businesses and will be able to pay their respective debts as they mature. However, there can be no assurance as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. In an evidentiary ruling in In re W.R. Grace & Co., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is rendered insolvent by a transfer depends on the actual liabilities of the transferor, and not what the transferor knows about such liabilities at the time of the transfer. Therefore, under that court’s analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by that court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent transfer.

The Netherlands

CNH Global and CNH Trade N.V., two of the guarantors, are incorporated under the laws of The Netherlands. Any insolvency proceedings applicable to them may be governed by Dutch insolvency laws. Dutch insolvency laws differ significantly from the insolvency laws of the United States and may make it more difficult for holders of the notes to recover the amount in respect of the guarantees that they would have recovered in a liquidation or bankruptcy proceeding in the United States. There are two corporate insolvency regimes under Dutch law: (1) moratorium of payment (surseance van betaling), which is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern, and (2) bankruptcy (faillissement), which is primarily designed to liquidate and distribute the assets of a debtor to its creditors.

Unlike Chapter 11 proceedings under the U.S. bankruptcy law, during which both secured and unsecured creditors generally are barred from seeking to recover on their claims, during moratorium of payment proceedings, certain secured creditors (including the senior lenders as secured creditors under the senior credit facilities) and preferential creditors may seek to satisfy their claims by proceeding against the assets that secure their claims or to which they have preferential rights. Therefore, a recovery under Dutch law could involve a sale of the assets in a manner that does not reflect their respective going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring and could reduce any recovery you might obtain in an insolvency proceeding.

In connection with Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors on the basis of the relative priority of the claims of those creditors and, to the extent claims of certain creditors have equal priority, in proportion to the amount of such claims. Certain parties, such as secured creditors (including senior lenders as secured creditors under senior credit facilities), will benefit from special rights. For example, secured creditors such as pledgees and mortgagees may, in principle, enforce their rights as if there is no bankruptcy. In addition, any claims you may have may be limited depending on the date they become due and payable.

All unsecured, pre-bankruptcy claims are submitted to a receiver (curator) for verification, and the receiver makes a determination as to the existence, ranking and value of the claim and whether and to what extent it should be admitted in the bankruptcy proceedings. Creditors that wish to dispute the verification of their claims by the receiver will need to commence a court proceeding.

Although no interest is payable in respect of unsecured claims as of the date of a bankruptcy, if the net present value of a claim of a holder needs to be determined, such determination will in most cases be made by taking into account the agreed payment date and interest rate.

Under Dutch law, as soon as a debtor is declared bankrupt, all pending executions of judgments against such debtor, as well as all attachments on the debtor’s assets (other than with respect to secured creditors and certain other creditors, as described above), will be terminated by operation of law. Simultaneously with the opening of the bankruptcy, a trustee in bankruptcy will be appointed. The proceeds resulting from the liquidation of the bankrupt estate may not be sufficient to satisfy unsecured creditors under the guarantees granted by a bankrupt guarantor after the secured and the preferential creditors have been satisfied. Litigation pending on the date of the bankruptcy order is automatically stayed.

The performance of a due obligation prior to the bankruptcy of a debtor may be avoided if the creditor knew that a petition for the bankruptcy of the debtor had been filed or, in certain circumstances, where the performance of the obligation resulted from consultation between the debtor and the creditor with a view to creating a preference over other creditors of the debtor. In addition, a transaction that a creditor entered into voluntarily is subject to avoidance if the debtor knew or should have known that the transaction would prejudice one or more of its other creditors. If the transaction is entered into for consideration, it may only be avoided if the creditor also knew or should have known that the transaction would prejudice the debtor’s other creditors. In each case, knowledge of the creditor and the debtor that a transaction would prejudice other creditors of the debtor is presumed by law if such transaction has been entered into less than one year prior to the bankruptcy of the debtor or within one year before the date the claim for fraudulent conveyance is made, unless the transaction is entered into pursuant to an obligation existing prior to such one year period, if it is also established that one of the conditions referred to in article 3:46 of the Dutch Civil Code or, respectively, article 43 of the Dutch Bankruptcy Act is fulfilled. These conditions include, but are not limited to, situations where (i) the value of the obligation of the debtor materially exceeds the value of the obligation of the creditor; (ii) the debtor pays or grants security for debts which are not yet due; (iii) an agreement is made or an obligation arises from one legal entity to another if a director of one of these legal entities is also a director of the other; or (iv) an agreement is made with a group company.

Any transaction entered into by a legal entity may be nullified by the legal entity itself or its trustee in bankruptcy if the objects of that entity were transgressed by the transaction and is therefore ultra vires and the other party to the transaction knew or should have known this without independent investigation. The Netherlands Supreme Court has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of the objects in that legal entity’s articles of association is decisive, but all (relevant) circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction. The guarantees by CNH Global N.V. and CNH Trade N.V. in itself do not transgress the description of the objects contained in the articles of association of CNH Global N.V. and CNH Trade N.V. However, there will be other relevant circumstances that must be taken into account, in particular whether the interests of CNH Global N.V. and CNH Trade N.V. are served by the guarantees. We note that a relevant circumstance is that CNH Trade N.V. is not a shareholder of Case New Holland and this could be an argument that the guarantee by CNH Trade N.V. is not in the interests of CNH Trade N.V. CNH Global N.V. and CNH Trade N.V. believe that entering into the guarantees is not ultra vires, but there is limited law and jurisprudence on this issue. Therefore, there can be no assurance that the guarantees by CNH Global N.V. and CNH Trade N.V would not be considered ultra vires.

Germany

Insolvency

CNH Deutschland GmbH, a guarantor, is incorporated in Germany. In the event of its insolvency, insolvency proceedings may be initiated in Germany. Such proceedings would be governed by German law. Under German law, insolvency proceedings can be initiated either by the debtor or by a creditor in the event of over-indebtedness (Überschuldung) of the debtor (i.e., where its liabilities exceed the value of its assets) or in the event that the debtor is unable to pay its debts as and when they fall due (Zahlungsunfahigkeit). In addition, the debtor can file for insolvency proceedings if it is imminently at risk of being unable to pay its debts as and when they fall due (drohende Zahlungsunfähigkeit). The insolvency proceedings are court controlled, and the court commences the insolvency proceedings (Eröffnung des Insolvenzverfahrens) if certain formal requirements are met and if there are sufficient assets to cover at least the cost of the proceedings. The court typically appoints an insolvency administrator (Insolvenzverwalter) who, once the main insolvency proceedings have commenced, has full power to dispose of the debtor’s assets, whereas the debtor is no longer entitled to dispose of its assets.

All creditors, whether secured or unsecured (unless they have a right to segregate an asset on the basis of a personal right (Aussonderungsrecht) from the insolvency estate (Insolvenzmasse)), who wish to assert claims against the debtor need to participate in the insolvency proceedings. Any individual enforcement action brought against the debtor by any of its creditors is subject to an automatic stay once insolvency proceedings have commenced and, under certain circumstances, already at the time when an insolvency petition has been filed. In the insolvency proceedings, however, secured creditors have certain preferential rights. If CNH Deutschland GmbH grants security over its assets, such security may result in a preferred treatment of creditors secured by such security. Certain creditors who are secured by a pledge over a claim, or over a movable asset that such secured creditors have in their possession, are entitled to enforce their security interest by themselves. Other security interests are enforced by the insolvency administrator. In case of an enforcement by the insolvency administrator, the enforcement proceeds less certain contributory charges for (i) assessing the value of the secured assets and (ii) realizing the secured assets are paid to the creditor holding a security interest in the relevant collateral up to an amount equal to its secured claims. In any event, the remaining amount, if any, will be distributed among the unsecured creditors who are satisfied on a pro rata basis only. The proceeds resulting from the realization of the insolvency estate of CNH Deutschland GmbH may not be sufficient to satisfy unsecured creditors under the guarantees granted by CNH Deutschland GmbH after the secured creditors have been satisfied. A different distribution of enforcement proceeds can be proposed in an insolvency plan (Insolvenzplan) that can be submitted by the debtor or the insolvency administrator and which requires, among others, the consent of the debtor and the consent of each class of creditors in accordance with specific majority rules.

In addition, under German insolvency laws, the insolvency administrator or a creditor may, under certain circumstances, avoid transactions effected for the benefit of the holders of the notes, including payments of amounts to the holders of the notes or the granting of security for their benefit. If such transactions were successfully avoided, the holders of the notes would be under an obligation to repay the amounts received or to waive the relevant guarantee.

Corporate law limitations regarding the guarantee

The terms of the guarantee of the notes granted by CNH Deutschland GmbH limit enforcement of the guarantee if and to the extent payment under the guarantee or the application of enforcement proceeds would cause the net assets of either CNH Deutschland GmbH or CNH Baumaschinen GmbH, with which CNH Deutschland GmbH has entered into a profit and loss transfer agreement (or that of another future GmbH-shareholder with which CNH Deutschland GmbH has entered into a profit and loss transfer agreement) to fall below such entity’s respective registered share capital. In addition, by its terms, the guarantee of CNH Deutschland GmbH will limit the liability of CNH Deutschland GmbH to the maximum amount it can pay without the guarantee being deemed a fraudulent conveyance or fraudulent transfer under applicable law.

Both CNH Deutschland GmbH and CNH Baumaschinen GmbH currently have negative equity under German GAAP, i.e. their respective net assets are less than their respective registered share capital. Under the limitations set forth in the terms of the guarantee, you may not be able to enforce the guarantee of CNH Deutschland GmbH as long as CNH Deutschland GmbH and/or CNH Baumaschinen GmbH continue to have negative equity. There can be no assurance as to whether CNH Deutschland GmbH and CNH Baumaschinen GmbH will have positive equity capital at any time during the term of the notes.

In addition, due to changes in applicable law and the corporate structure of the group since 2006, the guarantee granted by CNH Deutschland GmbH for our outstanding notes dues 2014 is subject to less restrictive limitations than the guarantee granted by CNH Deutschland GmbH for the notes as described above. Therefore, noteholders under our outstanding notes due 2014 may be able to enforce the guarantee granted by CNH Deutschland GmbH for their benefit, although you will not be able to enforce the guarantee of the notes. The guarantee of CNH Deutschland GmbH for the notes may therefore be effectively subordinated to the obligations of CNH Deutschland GmbH’s unsecured obligations under the guarantee for our outstanding notes due 2014.

United Kingdom

CNH U.K. Limited and New Holland Holding Limited, two of the guarantors, are incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to these subsidiaries would likely be under U.K. insolvency law. The procedural and substantive provisions of U.K. insolvency law may be considered to be generally more favorable to secured creditors than comparable provisions of U.S. law. These provisions afford debtors and unsecured creditors only limited protection from the competing claims of secured creditors. It will generally not be possible for the unsecured creditors of the U.K. guarantors to prevent secured creditors from enforcing their security to repay the debts due to them in priority to the claims of the unsecured creditors in respect of the realized value of the secured assets. Although liquidators and administrators have, under U.K. insolvency law, an obligation to act in the interests of all creditors, our secured creditors will have a priority claim over the assets securing their debts. As a result, your ability to realize claims against us with respect to your notes if the U.K. guarantors become insolvent may not be as favorable for you as similar claims under U.S. and other laws with which you may be familiar.

Due to the nature of U.K. insolvency law, the U.K. guarantors’ liabilities in respect of the notes may also, in the event of insolvency or similar proceedings, rank junior to some of its other debts that are entitled to priority under U.K. law. These debts entitled to priority may include (a) contributions owed to occupational pension schemes, (b) salaries owed to employees and (c) liquidation or administration expenses.

Any interest accruing under or in respect of the notes in respect of any period after the commencement of liquidation or administration proceedings would only be recoverable by holders of the notes from any surplus remaining after payment of all other debts proved in such liquidation or administration (including accrued and unpaid interest up to the date of the commencement of proceedings).

A liquidator or administrator of a U.K. guarantor could apply to the court to rescind the issuance of its guarantee of the notes if the liquidator or administrator believes the issuance of that guarantee constituted a transaction at an undervalue. A transaction is at an undervalue if a company makes a gift to a person or enters into a transaction on terms where the company receives no consideration or one which has a value which, in money or money’s worth, is significantly less than the value, in money or money’s worth, of the consideration provided by that company. To be rescinded in this way, a transaction at an undervalue must have been entered into during the period of two years before liquidation or administration, and the company must have been unable to pay its debts as they fell due at the time the Company entered into the transaction or became insolvent by entering into it. Under U.K. insolvency law, there is a presumption of insolvency if the parties to the transaction at an undervalue are connected persons (as defined in the U.K. Insolvency Act 1986), for instance if it is an intra-group transaction or it is with a director of the company. It is a defense if the company entered into the transaction in good faith for the purposes of carrying on its business and, at the time it did so, there were reasonable grounds for believing the transaction would benefit such company. We believe that the guarantee given by each U.K. guarantor will not be provided in a transaction at an undervalue and that the guarantee will be provided in good faith for the purposes of carrying on the business of the U.K. guarantors and its subsidiaries, and that there are reasonable grounds for believing that the transactions will benefit the U.K. guarantors. There can be no assurance, however, that the provisions of the guarantees by the U.K. guarantors will not be challenged by a liquidator or administrator or that a court would support our analysis.

Where it can be shown that a transaction, such as the issuance of a guarantee, was at an undervalue and was made for the purposes of putting assets beyond the reach of a person who is making, or may at some time make, a claim against a company, or of otherwise prejudicing the interests of such person in relation to such a claim, the transaction may be set aside by the court as a transaction defrauding creditors. This provision of U.K. insolvency law may, in certain circumstances, be used by any person who claims to be damaged by the transaction and is not therefore limited to liquidators or administrators. There is no time limit for the setting aside of the transaction and the company need not be insolvent, in liquidation or administration at the time of the transaction. To the extent that a court were to find that the issuance of a guarantee constituted a transaction defrauding creditors, the court may make such orders as it thinks fit to restore the position to what it would have been if the transaction had not been entered into and to protect the interests of victims of the transaction, which could include voiding a guarantee or subordinating a guarantee in favor of other creditors.

If the liquidator or administrator can show that a company has given a “preference” to any person within six months of the onset of insolvency (or two years if the preference is to a connected person) and, at the time of the preference, the company was technically insolvent or became so as a result of the preferential transaction, a court has the power, among other things, to void the preferential transaction. For these purposes, a company gives a preference to a person if that person is one of the company’s creditors (or a surety or guarantor for any of the company’s debts or liabilities) and the company does anything or suffers anything to be done which has the effect of putting that person into a position which, in the event of the company going into liquidation, would be better than the position that person would have been in if the thing had not been done. The court may not make an order voiding a preferential transaction unless it is satisfied that the company was influenced by a desire to put that person in such a better position. If a court finds that the guarantees are preferences, the court has very wide powers for restoring the position to what it would have been if that preference had not been given, which could include reducing payments under the guarantees (although there is protection for a third party who enters into one of the transactions in good faith and without notice). Unlike transactions at an undervalue, there is no presumption of insolvency if a preference is made to a connected person (although a desire to prefer is presumed where a preference is given to a connected person).

Canada

CNH Canada, Ltd., one of the guarantors, is organized under Canadian law. The granting of the guarantee of the notes by CNH Canada, Ltd. may be subject to review under applicable Canadian federal or provincial law if a bankruptcy or insolvency proceeding or a lawsuit is commenced by CNH Canada, Ltd. or by or on behalf of CNH Canada, Ltd.’s unpaid creditors. Under such laws, if a court were to find that, at the time such guarantor incurred the guarantee of the notes, such guarantor:

either:

•

incurred the guarantee of the notes with the intent of defeating, delaying or defrauding a creditor or with a view to giving preference to any creditor over other creditors, or that incurring such guarantee of the notes has the effect of giving preference to any creditor over other creditors;

•	did not receive adequate consideration for incurring the guarantee of the notes;

•	was insolvent or was rendered insolvent by giving the guarantee;

•

was insolvent or unable to pay its debts in full or knew or ought to have known that it was on the eve of insolvency and incurred the guarantee of the notes with the intent of giving an unjust preference over other creditors; or

•	intended to give a creditor a preference over other creditors, if such transaction was made within one year of the date of bankruptcy,

then the court could render the guarantee of such guarantor null and void or subordinate the amounts owing under such guarantee to such guarantor’s presently existing or future debt or take actions detrimental to you.

Generally, a company would be considered insolvent according to Canadian bankruptcy and insolvency laws if, at the time it incurs the debt or issues the guarantee:

•	the company is for any reason unable to meet its obligations as they generally become due;

•	the company has ceased paying its current obligations in the ordinary course of business as they generally become due; or

•

the aggregate of the company’s property is not, at a fair valuation, sufficient or, if disposed of at a fairly conducted sale under legal process, would not be sufficient to enable payment of all its obligations due and accruing due.

If the guarantee is found by a court to constitute a reviewable transaction, settlement, preference or fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of Case New Holland or any guarantor whose obligation was not set aside or found to be unenforceable.

Belgium

Bankruptcy

New Holland Tractor Limited N.V. and CNH Belgium N.V., two of the guarantors, are governed by Belgium law. As a rule, under Belgian law all transactions (including guarantees) prior to the date of bankruptcy remain valid. However, a Belgian bankruptcy judgment may contain a hardening period of a maximum of six months, or the Bankruptcy Court may decide later to introduce such a hardening period. Certain transactions that occur during this hardening period can be declared unenforceable against the bankrupt estate. Such a hardening period can only be imposed by the Bankruptcy Court when there are clear indications that the Belgian subsidiary was in a situation of suspension of payment before the date of bankruptcy.

The receiver of the bankrupt Belgian subsidiaries may request the Bankruptcy Court to declare the guarantee unenforceable against the bankrupt estate (article 17 Bankruptcy Law) if the guarantee has been entered into during the hardening period and can be qualified as:

(i)	a transaction with third parties which is entered into without due consideration or on extremely beneficial terms;

(ii)	a payment which was not yet due or a payment other than in cash for debts due; and

(iii)	a security interest which is provided during the hardening period for old debts.

In addition, the receiver may request the Bankruptcy Court to declare the guarantee which could be qualified as a payment of due debts or a transaction for consideration by the Belgian subsidiary unenforceable against the bankrupt estate if the third party knew, or could reasonably not have been unaware, of the suspension of payment of the company (article 18 Bankruptcy Law).

Regardless of any declaration by the Bankruptcy Court of a hardening period, fraudulent transactions entered into with prejudice to other creditors may be declared unenforceable against the bankrupt estate (article 20 Bankruptcy Law).

Certain secured and privileged creditors shall enjoy special rights in the event of a bankruptcy of a Belgian subsidiary, and their debts shall enjoy a higher ranking than unsecured debts. Furthermore, certain secured creditors, for example creditors benefiting from security interests over financial instruments, shall be able to enforce their rights notwithstanding any bankruptcy proceedings.

Moratorium

The obligations of the Belgian subsidiaries may be frozen and reduced in accordance with Belgian moratorium procedures pursuant to the Belgian Law on Continuity of Undertakings in Distress.

Corporate Interest

A transaction entered into by a Belgian subsidiary which is outside the “corporate interest” of such company can be declared null and void. The Belgian subsidiaries believe that entering into the guarantees is within their “corporate interest.” However, there are no laws, conclusive case law or clear jurisprudence to indicate with certainty that the guarantees are within the corporate interest of the Belgian subsidiaries and, consequently, there remains a risk that the guarantees would fall outside the “corporate interest” and would be declared null and void.

Australia

CNH Australia Pty Ltd. (ACN 000 031130), one of the guarantors, is incorporated in Australia. Under Australian insolvency law, the liquidator of an Australian incorporated guarantor may seek to challenge the guarantee given by that Australian guarantor if the guarantee was an insolvent transaction and an uncommercial transaction. The guarantee will be an uncommercial transaction of an Australian guarantor if, and only if, it may be expected that a reasonable person in the Australian guarantor’s circumstances would not have entered into the transaction, having regard to the benefits (if any) to the Australian guarantor of entering into the transaction, the detriment to the company of entering into the transaction, the respective benefits to other parties to the transaction of entering into it and any other relevant matter. The transaction would be an insolvent transaction if it was an uncommercial transaction and either was entered into when the Australian guarantor was insolvent or the Australian guarantor becomes insolvent as a result of entering into the guarantee. A court generally will not intervene, however, if the Australian guarantor entered into the transaction when it was solvent and did so in good faith and for the purpose of carrying on its business and there were reasonable grounds for believing the transaction would benefit the Australian guarantor. Under Australian insolvency law, certain debts rank ahead of general unsecured obligations, such as those under a guarantee. These include certain liabilities to employees and (in very limited circumstances) taxing authorities.

Switzerland

The Swiss Federal Act on Forced Debt Collection and Bankruptcy (the “Bankruptcy Code”) allows creditors holding a provisional or definitive certificate of shortfall (provisorischer oder definitiver Pfändungsverlustschein) or the bankruptcy administrator to challenge transactions, if there is a bankruptcy, or similar insolvency-related event (e.g., moratorium or composition with creditors) and the prerequisites of one of three avoidance actions under the Bankruptcy Code are fulfilled, such avoidance actions being avoidance of (i) transactions deemed not to have been made at arm’s length (action to avoid a gift (Schenkungsanfechtung)), (ii) transactions detrimental to creditors made at a time the debtor was already insolvent (voidability due to insolvency (Überschuldungsanfechtung)) and (iii) transactions undertaken with the intent to damage creditors (voidability for intent (Absichtsanfechtung)). An individual creditor may only bring the claim after the bankruptcy administrator conveyed to him the right to sue.

With respect to an action to avoid a gift (Schenkungsanfechtung) the Bankruptcy Code states that with exception of the customary occasional presents, all gifts and voluntary settlements which the debtor made during the year before seizure of assets (Pfändung) or the opening of bankruptcy proceedings (Konkurseröffnung) are voidable. Transactions in which the debtor accepted a counter-performance out of proportion to his own or transactions through which the debtor obtained for himself or a third party a life annuity, an endowment, a usufruct or a right of habitation are deemed equivalent to a gift. In case of voidability due to insolvency (Überschuldungsanfechtung), the granting of collateral for existing obligations which the debtor was hitherto not bound to secure, the settlement of a debt of money by another manner than in cash or by other normal means of payments or the payment of an unmatured debt are voidable, if the debtor (i) carried them out during the year prior to the seizure of assets (Pfändung) or the opening of bankruptcy proceedings (Konkurseröffnung) and (ii) was at the time already insolvent (überschuldet). If the recipient proves that he was unaware, and need not have been aware, of the debtor’s insolvency (Überschuldung), such transactions are not avoided. Lastly, in the case of voidability for intent (Absichtsanfechtung), transactions carried out by the debtor during five years prior to the seizure of assets (Pfändung) or the opening of bankruptcy proceedings (Konkurseröffnung) with the intention, apparent to the other party, of disadvantaging his creditors or of favoring certain of his creditors to the disadvantage of others are voidable.

In calculating the deadlines in the preceding paragraphs, the duration of (i) preceding composition proceedings (Nachlassverfahren), (ii) a stay of opening of bankruptcy pursuant to Articles 725a, 764, 817 or 903 of the Swiss Code of Obligations and (iii) the enforcement proceedings leading up to the action to set aside (Betreibung) do not count. Furthermore, the period between the date of decease and the liquidation order in proceedings to liquidate an estate is not counted either. The avoidance action is brought before the court at the respondent’s place of domicile. If the respondent is not domiciled in Switzerland, the action may be brought before the court of the place of the seizure of assets (Pfändung) or of the place of bankruptcy (Konkurs). The respondents to an action to avoid a transaction are the persons with whom the debtor concluded the transactions in questions, or the persons he favored, as well as such persons’ heirs or other successors in law and third parties in bad faith. The avoidance action does not affect rights of third parties in good faith. Persons who have received assets of the debtor through voidable transactions are bound to return them. The consideration received must also be returned if the debtor still has such or is enriched thereby. The excess can only be pursued in the form of a claim against the debtor. As a result, a creditor who has restituted the payment made to him by a voidable act regains his original rights and a person who has received a donation in good faith is only obliged to restitute his enrichment. Lastly, under Swiss law, the avoidance actions are forfeited with the elapse of two years after (i) service of the certificate of shortfall (Pfändungsverlustschein) or (ii) the opening of the bankruptcy proceedings (Konkurseröffnung).

The liability of CNH International SA as guarantor of payments of all amounts due in respect of notes issued by Case New Holland Inc. is (to the extent that such is a requirement of applicable Swiss law in force at the relevant time) limited to a sum equal to the maximum amount of CNH International SA’s profits available for distribution at any given time (being the balance sheet profits and any reserves made for this purpose, in each case in accordance with art. 675(2) and art. 671(1) and (2) no.3, of the Swiss Code of Obligations). Any payments under the guarantee by CNH International SA of any amounts due in respect of notes issued by Case New Holland Inc. may require certain corporate formalities to be completed prior to payment including, but not limited to, obtaining an audit report, shareholders’ resolutions and board resolutions approving payment. Any payment made by CNH International SA pursuant to the guarantee of amounts due in respect of notes issued by Case New Holland Inc. may be subject to Swiss withholding taxes on dividends (the present rate of which is 35 percent).

Certain subsidiaries are not included as guarantor subsidiaries.    The guarantors of the notes include only CNH Global and certain of its direct and indirect subsidiaries. However, our historical consolidated financial information (including our consolidated financial statements included elsewhere in this prospectus) included in this prospectus are presented on a consolidated basis, including all of our consolidated subsidiaries. As of and for the period ended December 31, 2009, the guarantor subsidiaries collectively accounted for approximately 61% of our adjusted net sales, 143% of our Equipment Operations Adjusted EBITDA and 60% of our Equipment Operations consolidated assets, excluding goodwill and intangibles. Equipment Operations consolidated assets reflects the consolidation of all majority-owned subsidiaries except for CNH’s Financial Services business. CNH’s Financial Services business has been included using the equity method of accounting. The percentage of our net sales, Equipment Operations Adjusted EBITDA and Equipment Operations consolidated assets attributable to our non-guarantor subsidiaries (as compared to our guarantor subsidiaries) can fluctuate significantly from year to year as a result of the different factors affecting our operations in the geographic regions in which our non-guarantor and guarantor subsidiaries do business.

Because a substantial portion of our operations is conducted by the non-guarantor subsidiaries, our cash flow and our ability to service debt, including our and the guarantor subsidiaries’ ability to pay the interest on and principal of the notes when due, are dependent to a significant extent upon interest payments, cash dividends and distributions or other transfers from the non-guarantor subsidiaries. In addition, any payment of interest, dividends, distributions, loans or advances by the non-guarantor subsidiaries to us and to the guarantor subsidiaries, as applicable, could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which those non-guarantor subsidiaries operate. Moreover, payments to us and the guarantor subsidiaries by the non-guarantor subsidiaries will be contingent upon non-guarantor subsidiaries’ earnings.

Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or the guarantees or to make any funds available herefore, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt of that subsidiary.

The subsidiaries in our Financial Services business (as well as certain other subsidiaries) may incur substantial additional secured or unsecured indebtedness.

Holders may not be able to effect service of process within the United States upon CNH Global or the other non-U.S. guarantors or to enforce against them judgments of U.S. courts.    CNH Global is a corporation organized under the laws of The Netherlands, and certain of the other guarantors are organized in jurisdictions outside the United States. In addition, some of the members of CNH Global’s Board of Directors and some of its officers reside outside the United States. As a result, you may not be able to effect service of process within the United States upon CNH Global or the other non-U.S. guarantors or those persons. In addition, you may not be able to enforce against them, either in the United States or outside the United States, judgments of U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws. Also, a substantial portion of CNH Global’s assets and the assets of those persons is located outside the United States; therefore, you may not be able to collect a judgment within the United States.

You may be impacted by original issue discount.    The notes will be treated as issued with original issue discount because the amount by which a note’s stated principal amount exceeds its issue price is more than a de minimis amount. As a result, United States Holders will be required to include amounts representing original issue discount in gross income (as ordinary income) on a constant yield basis for United States federal income tax purposes in advance of the receipt of cash payments to which such income is attributable (regardless of whether such holder is on the cash or accrual method of tax accounting). See “Certain U.S. Federal Income Tax Consequences.”

Risks Related to Our Indebtedness

Adverse conditions in the financial and credit markets have limited, and may significantly limit, the availability, and increase the cost of, funding.    During 2008 and early 2009, the financial and credit markets have experienced unprecedented levels of volatility and disruption, putting downward pressure on financial and other asset prices generally and on credit availability. As a result, the ability to procure new financing to fund operations or refinance maturing obligations as they became due was significantly constrained. A return to these conditions could severely restrict access to capital and could have a material adverse effect on our earnings and cash flow. If we were unable to obtain adequate sources of funding in the future, our liquidity position and our ability to fund our business would suffer.

Access to funding at competitive rates is essential to our Financial Services business.    The most significant source of liquidity for Financial Services has traditionally been ABS transactions. During 2008 and early 2009, adverse changes in the ABS market impacted our ability to originate, purchase and sell loans or other assets on a favorable or timely basis. Similar adverse conditions in the future could have an adverse effect on our business and results of operations. The ABS market is sensitive to overall investor sentiment and to the performance of our portfolio.

A negative performance trend with respect to the assets backing the securities issued by us in connection with ABS transactions could have a material adverse effect on our ability to access capital through the ABS markets or on the terms and conditions applicable to such transactions. Credit rating changes could affect our cost of funds.

Our access to funds and our cost of funding depend on, among other things, the credit ratings of CNH, our ABS transactions and Fiat S.p.A., as Fiat currently provides us with direct funding as well as guarantees in connection with some of our external financing arrangements. See “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources” in our Form 20-F filed with the SEC on February 25, 2010. The rating agencies may change the credit ratings or take other similar actions, which could affect our access to the capital markets, and the cost and terms of existing and future borrowings and, therefore, could adversely affect our financial condition and results of operations.

We have significant outstanding indebtedness, which may limit our ability to obtain additional funding and limit our financial and operating flexibility.    As of December 31, 2009, we had an aggregate of $9.4 billion of consolidated indebtedness, of which $5.7 billion related to Financial Services and $3.7 billion to Equipment Operations, and our equity was $6.8 billion. In addition, we have historically relied heavily upon ABS transactions to obtain funding, with a total of $6.0 billion of funding related to off-balance sheet transactions outstanding as of December 31, 2009. These transactions have traditionally funded our Financial Services activities in North America and Australia.

The extent of our indebtedness could have important consequences to our operations and financial results, including:

•	we may not be able to secure additional funds for working capital, capital expenditures, debt service requirements or general corporate purposes;

•

we will need to use a portion of our projected future cash flow from operations to pay principal and interest on our indebtedness, which will reduce the amount of funds available to us for other purposes;

•	we may be more financially leveraged than some of our competitors, which could put us at a competitive disadvantage;

•	we may not be able to adjust rapidly to changing market conditions, which may make us more vulnerable to a downturn in general economic conditions or our business; and

•

we may not be able to access the ABS markets on favorable terms and access to government-sponsored subsidized financing programs may be limited, which may adversely affect our ability to provide competitive retail financing programs.

Restrictive covenants in our debt agreements could limit our financial and operating flexibility.    The indentures governing our outstanding public indebtedness and other credit agreements to which we are a party contain covenants that restrict our ability and/or that of our subsidiaries to, among other things:

•	incur additional debt;

•	pay dividends on our capital stock or repurchase our capital stock;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	use assets as security in other transactions;

•	enter into sale and leaseback transactions; and

•	sell certain assets or merge with or into other companies.

Pursuant to the indenture governing Case New Holland Inc.’s 7.125% Senior Notes, as of December 31, 2009, CNH and its restricted Equipment Operations subsidiaries were permitted to incur additional indebtedness under credit facilities in an aggregate amount not to exceed approximately $1.5 billion. In addition, CNH and its restricted Equipment Operations subsidiaries may incur additional indebtedness to refinance certain of their indebtedness with new indebtedness with a weighted average life to maturity at least as long as the remaining weighted average life of the indebtedness being refinanced. While we do not believe that these restrictions will materially restrict our currently planned operations, they could limit our flexibility to incur indebtedness to satisfy unanticipated funding needs.

In addition, we are a party to credit agreements along with certain other Fiat Group parties. As of December 31, 2009, €300 million ($432 million) was allocated to CNH by Fiat under a €1.0 billion ($1.4 billion) Fiat credit facility syndicated with third parties which is currently scheduled to mature in August 2010. A default under such credit agreements could arise as a result of an act or omission by a party other than us, which could allow the creditor to exercise its rights and remedies. Failure to comply with these covenants could cause a default under the applicable agreement which might result in all loans outstanding under the agreement coming due. In such event, the amounts outstanding under our public debt instruments could also come due. If the amounts outstanding under our credit agreements and public debt instruments were to come due, we would have insufficient cash and cash equivalents to satisfy these obligations.

For more information regarding our credit facilities and debt, see “Note 9: Credit Facilities and Debt” of our consolidated financial statements for the year ended December 31, 2009 in our Form 20-F filed with the SEC on February 25, 2010.

Risks Related to Our Relationship with Fiat

Fiat guarantees and funding.    We currently rely on, among others, Fiat to provide credit for Equipment Operations and Financial Services. In addition, Fiat provides financial guarantees in connection with certain of our external financing sources. Due to the ongoing credit crisis and the material adverse impact on the ABS markets, we have relied more heavily upon funding provided by Fiat. There is no assurance that Fiat will continue to make such credit or guarantees available. To the extent Fiat does not make financing available to us or does not provide financial guarantees, we will need to seek alternative sources of funding. Alternative sources of funding may not be available and, to the extent that such credit is available, the terms and conditions of such credit may not be as favorable as that provided by or with the support of Fiat. As a result, our funding costs could significantly increase, which could materially affect our financial condition and results of operations. See “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources” in our Form 20-F filed with the SEC on February 25, 2010 for additional information concerning indebtedness due to and guarantees provided by Fiat.

Potential conflicts of interest with Fiat S.p.A.    As of December 31, 2009, Fiat owned, indirectly through Fiat Netherlands, approximately 89% of our outstanding common shares. As long as Fiat continues to own shares representing more than 50% of the combined voting power of our capital stock, it will be able to direct the election of all of the members of our Board of Directors and determine the outcome of all matters submitted to a vote of our shareholders. Circumstances may arise in which the interests of Fiat could be in conflict with the interests of our other debt and equity security holders. In addition, Fiat may pursue certain transactions that in its view will enhance its equity investment in us, even though such transactions may not be viewed as favorably by our other debt and equity security holders.

We rely on Fiat to provide us with substantial financial support, and we purchase goods and services from or with various companies within the Fiat Group. We believe our business relationships with other Fiat Group companies can offer economic benefits to us; however, Fiat’s ownership of our capital stock and ability to direct the election of our directors could create, or appear to create, potential conflicts of interest when Fiat is faced with decisions that could have different implications for Fiat and us. For more information, see “Note 21: Related Party Information” of our consolidated financial statements for the year ended December 31, 2009 included in our Form 20-F filed with the SEC on February 25, 2010.

Our participation in cash management pools exposes us to Fiat Group credit risk.    Like other companies that are part of global commercial groups, we participate in a group-wide cash management system with other companies within the Fiat Group. Under this system, which is operated by Fiat treasury subsidiaries in a number of jurisdictions, the cash balances of Fiat Group members, including us, are aggregated at the end of each business day in various regional central pooling accounts (the “Fiat affiliates’ cash management pools” or “deposits with Fiat”). Our positive cash deposits with Fiat, if any, are either invested by Fiat treasury subsidiaries in highly rated, highly liquid money market instruments or bank deposits, or may be applied by Fiat treasury subsidiaries to meet the financial needs of other Fiat Group members and vice versa. While we believe participation in such Fiat affiliates’ cash management pools provides us with financial benefits, it exposes us to Fiat Group credit risk.

In the event of a bankruptcy or insolvency of Fiat (or any other Fiat Group member in the jurisdictions with set off agreements) or in the event of a bankruptcy or insolvency of the Fiat entity in whose name the deposit is pooled, we may be unable to secure the return of such funds to the extent they belong to us, and we may be viewed as a creditor of such Fiat entity with respect to such deposits. Because of the affiliated nature of our relationship with the Fiat Group, it is possible that our claims as a creditor could be subordinated to the rights of third party creditors in certain situations. If we are not able to recover our deposits, our financial condition and results of operations may be materially impacted depending upon the amount of cash deposited with the Fiat Group on the date of any such event. See “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources — Credit and liquidity facilities” in our Form 20-F filed with the SEC on February 25, 2010 for additional information concerning indebtedness due to and guarantees provided by Fiat.

THE EXCHANGE OFFER

Purposes and Effect of the Exchange Offer

We sold the old notes in a private offering in August 2009 to the initial purchaser thereof, who resold the old notes to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

In connection with the issuance of the old notes, Case New Holland, CNH Global, the subsidiary guarantors and the initial purchaser thereof entered into a registration rights agreement (the “registration rights agreement”) for the benefit of holders of the old notes. The following description of the registration rights agreement is a summary only. It is not complete and does not describe all of the provisions of the registration rights agreement. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the registration rights agreement, Case New Holland, CNH Global and the subsidiary guarantors agreed, at our cost, for the benefit of the holders of the old notes, to:

•

not later than the date that is 225 days following the date of the issuance of the notes (the “Filing Date”), file a registration statement with the SEC with respect to a registered offer to exchange the notes for new notes of Case New Holland evidencing the same continuing indebtedness under, and having terms substantially identical in all material respects to, the notes (except that the exchange notes will not contain terms with respect to transfer restrictions); and

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use reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 90 days after the date of the filing of the registration statement.

Upon the effectiveness of the exchange offer registration statement, we will offer the new notes in exchange for surrender of the old notes. We will keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law) and not more than 30 business days after the date notice of the registered exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the registered exchange offer, the holder of such note will receive a new note having a principal amount equal to that of the surrendered note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on such old note, from the date of its original issue.

Under existing SEC interpretations, the new notes would be freely transferable by holders of such notes other than our affiliates after the registered exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not our affiliate, as such terms are interpreted by the SEC; provided that broker-dealers (“participating broker-dealers”) receiving new notes in the registered exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such new notes.

A holder of old notes (other than certain specified holders) who wishes to exchange such notes for new notes in the registered exchange offer is required to represent that any new notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the registered exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes and that it is not our “affiliate,” as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the event that:

(i)	applicable interpretations of the staff of the SEC do not permit us to effect such a registered exchange offer,

(ii)	for any other reason the exchange offer registration statement is not declared effective within 90 days after the date of the filing of the registration statement or the registered exchange offer is not consummated within 120 days after the exchange offer registration statement is filed,

(iii)	the initial purchaser so requests with respect to old notes not eligible to be exchanged for new notes in the registered exchange offer or

(iv)	any holder of old notes (other than the initial purchaser) is not eligible to participate in the registered exchange offer or does not receive freely tradeable new notes in the registered exchange offer other than by reason of such holder being an affiliate of us (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the new offer registration statement in connection with sales of new notes shall not result in such new notes being not “freely tradeable”), we will, at our cost,

(a)	as promptly as practicable, file a registration statement (the “shelf registration statement”) covering resales of the old notes or the new notes, as the case may be,

(b)	cause the shelf registration statement to be declared effective under the Securities Act and

(c)	use our reasonably best efforts to keep the shelf registration statement effective until two years after its effective date.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such old notes or new notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such holder (including certain indemnification obligations).

If

(a)	on or prior to the Filing Date, neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC,

(b)	on or prior to the 91st day following the date of the filing of the registration statement, neither the exchange offer registration statement nor the shelf registration statement has been declared effective,

(c)	on or prior to the 121st day after the exchange offer registration statement is filed, the registered exchange offer has not been consummated,

(d)	notwithstanding that Case New Holland has consummated the exchange offer, if Case New Holland is required to file a shelf registration statement, the shelf registration statement is not filed or has not been declared effective within the time periods provided for in the registration rights agreement, or

(e)	after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of old notes or new notes in accordance with and during the periods specified in the registration rights agreement

(each such event referred to in clauses (a) through (e), a “registration default”), interest (“additional interest”) will accrue on the principal amount of the old notes and the new notes (in addition to the stated interest on the old notes and the new notes) from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such registration default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.0% per annum.

The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available upon request to us.

Resale of the New Notes

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, unless you are a broker-dealer or an affiliate of us, you may offer for resale, resell or otherwise transfer the new notes issued to you pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you acquire the new notes in the ordinary course of business and you do not intend to participate in and have no arrangement or understanding with any person to participate in the distribution of the new notes.

If you are an affiliate of us or if you tender in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the new notes, you may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Securities Act.

Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

By tendering in the exchange offer, you represent to us that, among other things:

(1)	you are acquiring the new notes in the ordinary course of business;

(2)	you have no arrangement or understanding with any person to participate in a distribution of the old notes or the new notes;

(3)	you are not an “affiliate” of us (as defined under the Securities Act) or if you are an affiliate of us, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(4)	you are not engaged in, and do not intend to engage in, the distribution of the new notes; and

(5)	if you are a broker-dealer that will receive new notes for your own account in exchange for any old notes that were acquired by you as a result of market-making activities or other trading activities:

(a)	you cannot rely on the no-action letters described above;

(b)	you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes; and

(c)	in the European Economic Area, you will not make any offer or sale which will require the Issuer to publish a prospectus pursuant to Article 3 of Directive 2003/71/EC (the “Prospectus Directive”);

(6)	if you are located in a member state of the European Economic Area which has implemented the Prospectus Directive:

(a)	you are a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, or

(b)	you are a legal entity which has two or more of: (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000; and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, and you will not make any offer which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive;

(7)	you are not located or resident in the United Kingdom or, if you are located or resident in the United Kingdom, you are a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or within Article 43(2) of the Order, or to whom this Form F-4 may lawfully be communicated in accordance with the Order; and

(8)	you are not acting on behalf of someone who cannot truthfully and completely make such representations.

Terms of the Exchange Offer

Upon satisfaction or waiver of the conditions of the exchange offer, we will accept any and all old notes properly tendered and not validly withdrawn prior to the expiration date. We will promptly issue the new notes following expiration of the exchange offer. See “— Conditions to the Exchange Offer” and “— Procedures for Tendering.” We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. As of the date of this prospectus, there is $1,000,000,000 aggregate principal amount of old notes outstanding. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 and a minimum denomination of $2,000. The exchange offer is not conditioned upon any number or aggregate principal amount of old notes being tendered.

The form and terms of the new notes will be the same in all material respects as the form and terms of the old notes, except that the new notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer. The new notes will evidence the same debt as the old notes and will be issued pursuant to, and entitled to the benefits of, the applicable indenture pursuant to which the old notes were issued. Old notes that are accepted for exchange will be cancelled and retired.

Interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, the issue date. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the old notes, the issue date. Old notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your old notes are accepted for exchange, you will not receive any payment in respect of interest on the old notes for which the record date occurs on or after completion of the exchange offer.

You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement. If you do not tender for exchange or if your tender is not accepted, the old notes will remain outstanding and you will be entitled to the benefits of the applicable indenture, but will not be entitled to any registration rights under the registration rights agreement.

For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes when, and if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the appropriate new notes from us to the tendering holders. If we do not accept any tendered old notes because of an invalid tender or the occurrence of certain other events set forth in this prospectus, we will return the unaccepted old notes, without expense, to the tendering holder thereof promptly after the expiration date.

If you tender your old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “— Fees and Expenses” below.

Expiration Date; Extension; Termination; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010, unless extended (the “expiration date”). We reserve the right to extend the exchange offer at our discretion (subject to the requirements of the registration rights agreement), in which event the term “expiration date” shall mean the time and date on which the exchange offer as so extended shall expire. We will notify the exchange agent of any extension by oral or written notice and will make a public announcement of any extension and specify the principal amount of old notes tendered to date, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion (subject to the requirements of the registration rights agreement), to:

(1)	delay accepting for exchange any old notes for new notes or to extend or terminate the exchange offer and not accept for exchange any old notes for new notes if any of the events set forth under “— Conditions of the Exchange Offer” occur and we do not waive the condition by giving oral or written notice of the delay or termination to the exchange agent; or

(2)	amend the terms of the exchange offer in any manner.

We will not delay payment of accepted old notes after the expiration date other than in anticipation of our receipt of any necessary government approvals.

Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of old notes of the amendment, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders of the old notes, if the exchange offer would otherwise expire during that five to ten business day period. If we change the consideration being offered or the percentage of old notes being sought in the exchange offer, we will keep the exchange offer open for at least ten business days from the date on which we provide notice to holders of the old notes. The rights we have reserved in this paragraph are in addition to our rights set forth under “— Conditions of the Exchange Offer.”

Conditions of the Exchange Offer

Our obligation to consummate the exchange offer is not subject to any conditions other than that the exchange offer does not violate any applicable law or applicable interpretation of the SEC staff. Accordingly, we will not be required to accept for exchange any old notes tendered and may terminate or amend the exchange offer as provided herein before the acceptance of any old notes if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer; or

(2)	there shall have been proposed, adopted or enacted any law, statute, rule, regulation, order or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.

The foregoing conditions are for our sole benefit and may be asserted regardless of the circumstances giving rise to the conditions or may be waived by us in whole or in part at any time and from time to time in our sole discretion prior to the expiration date. If we waive or amend the foregoing conditions, we will, if required by applicable law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of such waiver or amendment, if the exchange offer would otherwise expire within that five business-day period. Our determination concerning the events described above will be final and binding upon all parties.

Procedures For Tendering

Only a holder of old notes may tender them in the exchange offer. To validly tender in the exchange offer by book-entry transfer, you must deliver an agent’s message or a completed and signed letter of transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, and the old notes must be tendered pursuant to the procedures for book-entry transfer set forth below. To validly tender by means other than book-entry transfer, you must deliver a completed and signed letter of transmittal (or facsimile thereof), together with any required signature guarantees and any other required documents and the old notes, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent’s account in accordance with DTC’s ATOP procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the exchange agent at its addresses set forth under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedure set forth below must be complied with. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

The term “agent’s message” means, with respect to any tendered old notes, a message transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from each tendering participant to the effect that, with respect to those old notes, the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. The term “book-entry confirmation” means a timely confirmation of a book-entry transfer of old notes into the exchange agent’s account at DTC.

If you tender an old note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of your old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old note should be sent to us; instead, they should be sent to the exchange agent. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the old notes are being tendered:

(1)	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

(2)	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (an “eligible institution”).

If the letter of transmittal or any old notes are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless we waive it, evidence satisfactory to us of their authority to act must be submitted with the letter of transmittal.

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.

Unless waived, you must cure any defects or irregularities in connection with tenders of your old notes within a time period we will determine. Although we intend to request that the exchange agent notify you of defects or irregularities with respect to your tender of old notes, we will not, nor will the exchange agent or any other person, incur any liability for failure to give you any notification. Tenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

In addition, we reserve the right in our sole discretion (subject to the limitations contained in the indenture for the notes):

(1)	to purchase or make offers for any old notes that remain outstanding after the expiration date; and

(2)	to the extent permitted by applicable law, to purchase old notes that remain outstanding after the expiration date in the open market, in privately negotiated transactions or otherwise.

The terms of any purchases or offers could differ from the terms of the exchange offer.

Guaranteed Delivery Procedures

If you wish to tender your old notes and either your old notes are not immediately available, or you cannot deliver your old notes and other required documents to the exchange agent, or cannot complete the procedure for book-entry transfer prior to the expiration date, you may effect a tender if:

(1)	you make a tender through an eligible institution;

(2)	prior to the expiration date, the exchange agent receives from the eligible institution (which may include through DTC’s system and procedures) a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth your name and address, the CUSIP number of the old notes, the certificate number(s) of the old notes (if available) and the principal amount of old notes tendered together with a duly executed letter of transmittal (or a facsimile thereof), stating that the tender is being made thereby and guaranteeing that, within three business days after the expiration date, the certificate(s) representing the old notes to be tendered, in proper form for transfer (or a confirmation of a book-entry transfer into the exchange agent’s account at DTC of old notes delivered electronically) and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

(3)	the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent’s account at DTC of old notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Upon request to the exchange agent, you will be sent a notice of guaranteed delivery if you wish to tender your old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw any tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal (or a withdrawal through DTC’s system and procedures) at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date, and prior to our acceptance for exchange. Any notice of withdrawal must:

(1)	specify the name of the person having tendered the old notes to be withdrawn;

(2)	identify the old notes to be withdrawn (including the CUSIP number, certificate number(s), if applicable, and principal amount of the old notes);

(3)	be signed in the same manner as the old signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of the old notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any old notes are to be registered, if different from that of the person having tendered the old notes.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices in our sole discretion. This determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to you, without cost, promptly after withdrawal, rejection of tender or termination of the exchange offer. You may re-tender properly withdrawn old notes by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitation may be made by telephone, telecopy, in person or by other means by our officers and regular employees and by officers and employees of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange. We will pay the other expenses incurred in connection with the exchange offer, including fees and expenses of the trustee, accounting and legal fees and printing costs.

We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of any taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange

If you do not exchange your old notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless they are registered under the Securities Act or unless the offer or sale is exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Other Considerations

Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, that information or those representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which the information contained in this prospectus is given. The exchange offer is not being made to (and tenders will not be accepted from or on behalf of) holders of old notes in any jurisdiction in which the making of the exchange offer or the acceptance of the offer would not be in compliance with the laws of such jurisdiction. However, we intend to take any action we deem necessary to permit the completion of the exchange offer in any jurisdiction and to extend the exchange offer to holders of old notes in that jurisdiction.

We may in the future seek to acquire old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer nor to file a registration statement to permit resales of any old notes.

Accounting Treatment

The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes under accounting principles generally accepted in the United States.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offer. All correspondence in connection with the exchange offer and the letter of transmittal should be addressed to the exchange agent, as follows:

By Registered & Certified Mail: BANK OF NEW YORK MELLON CORPORATION Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Carolle Montreuil	By Regular Mail or Overnight Courier: BANK OF NEW YORK MELLON CORPORATION Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attention: Carolle Montreuil

In Person by Hand Only:

BANK OF NEW YORK MELLON CORPORATION

Corporate Trust Operations

Reorganization Unit

101 Barclay Street – 7 East

New York, NY 10286

Attention: Carolle Montreuil

By Facsimile (for Eligible Institutions only):

(212) 298-1915

For Information or Confirmation by Telephone:

(212) 815-5920

Requests for additional copies of this prospectus, the letter of transmittal or related documents should be directed to the exchange agent.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes offered by this prospectus. In consideration for issuing the new notes contemplated by this prospectus, we will receive the old notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the new notes (which replace the old notes, except as otherwise described in this prospectus, and which represent the same indebtedness). The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

	For the Years Ended December 31,
	2009		2008	2007	2006	2005
Ratio of earnings to fixed charges(1)	0.9	(2)	2.6	2.2	1.8	1.5

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as the sum of (i) pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income (loss) from equity investees, (ii) fixed charges, (iii) amortization of capitalized interest, (iv) distributed income of equity investees and (v) the share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (x) interest capitalized, (y) preference security dividend requirements of consolidated subsidiaries and (z) noncontrolling interests in pretax income of subsidiaries that have not incurred fixed charges. Fixed charges means the sum of (i) interest expense, including amortization of premiums, discounts and capitalized expenses related to indebtedness, (ii) interest capitalized, (iii) an estimate of the interest component of rental expense and (iv) preference security dividend requirements of consolidated subsidiaries.
(2)	The dollar amount of the deficiency in earnings available to cover fixed charges for the fiscal year ended December 31, 2009 was $38 million.

DESCRIPTION OF THE NOTES

The old notes were, and the new notes will be, issued under an indenture (the “Indenture”) dated as of August 17, 2009 by and among Case New Holland, the Guarantors and The Bank of New York Mellon Trust Company, N.A as trustee (the “Trustee”). In the following summary, we refer to the old notes as the “Old Notes”, the new notes as the “New Notes” and the Old Notes and New Notes together as the “Notes”.

The following summary of the Indenture does not include all of the information included in the Indenture and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

The definitions of most of the capitalized terms used in the following summary are set forth below under “— Certain Definitions.” For purposes of this section, references to “Case New Holland” include only Case New Holland Inc. and not its Subsidiaries and references to “CNH Global” include only CNH Global N.V. and not its Subsidiaries. References to “$” and “dollars” are to United States dollars. Capitalized terms as used in this section “Description of Notes” may have different meanings than elsewhere in this prospectus and therefore you should read “Certain Definitions” carefully to understand what differences, if any, there may be.

General

The New Notes will be unsecured obligations of Case New Holland, ranking senior in right of payment to all future obligations of Case New Holland that are, by their terms, expressly subordinated in right of payment to the New Notes and pari passu in right of payment with all existing and future unsecured obligations of Case New Holland that are not so subordinated.

The New Notes will be issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Payments on the New Notes will be made through the office or agency of a payment agent. Initially, the Trustee will act as paying agent and registrar for the New Notes. The New Notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office. Case New Holland may change any paying agent and registrar without notice to Holders. Methods of receiving payments on global notes are governed by provisions described under “Book-Entry, Delivery and Form — Payments on Global Notes.” In the case of definitive registered notes, Case New Holland may elect to make payments of interest, premium and Additional Amounts, if any, by check mailed to the Holders at their addresses set forth in the register of Holders.

Principal, Maturity And Interest

In the exchange offer (the “Exchange Offer”), Case New Holland will issue up to $1,000,000,000 aggregate principal amount of the New Notes. Case New Holland may issue additional notes from time to time (the “additional notes”). Any additional notes subsequently issued under the Indenture will be treated as a single class with the Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The New Notes will mature on September 1, 2013. Interest on the New Notes will accrue at the rate of 7 3/4% per annum. Interest on the New Notes will be payable semiannually in arrears in cash on each March 1 and September 1, commencing on September 1, 2010 to the persons who are registered Holders of the New Notes at the close of business on February 15 and August 15, immediately preceding the applicable interest payment date. Interest on the New Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has ever been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

The New Notes will not be entitled to the benefit of any mandatory sinking fund.

Guarantees

The New Notes will be unconditionally, irrevocably, jointly and severally guaranteed by:

•	CNH Global;

•	each of the following direct and indirect Subsidiaries of CNH Global that are not also Subsidiaries of Case New Holland:

CNH U.K. Limited

New Holland Holding Limited

CNH Canada, Ltd.

CNH Australia Pty Ltd

CNH Belgium N.V.

New Holland Tractor Limited N.V.

CNH Deutschland GmbH

CNH Trade N.V.

CNH International SA

•	each of the following direct and indirect Subsidiaries of Case New Holland:

Fiatallis North America LLC

CNH America LLC

HFI Holdings, Inc.

BLI Group, Inc.

Blue Leaf I.P., Inc.

The Guarantee of each Guarantor will be a general unsecured obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured Indebtedness of such Guarantor that are not so subordinated. The New Notes will be effectively subordinated to the obligations of each of CNH Global’s direct and indirect Subsidiaries that is not a Guarantor of the New Notes. As of December 31, 2009, such non-Guarantor Subsidiaries had $5.6 billion of outstanding debt, $651 million of which is debt of Equipment Operations Subsidiaries. The $5.6 billion does not include $2.4 billion that Financial Services Subsidiaries owed to Equipment Operations Subsidiaries. None of the entities that comprise CNH’s Financial Services Business is a Guarantor of the New Notes nor is any Financial Services Subsidiary expected to become a Guarantor of the New Notes after the issue date of the New Notes.

The Guarantee of a Guarantor (other than the Guarantee of CNH Global) will be released:

(1)	in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than CNH Global or any Subsidiary of CNH Global;

(2)	in connection with the sale or other disposition of all or substantially all of the assets of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than CNH Global or any Subsidiary of CNH Global;

(3)	in the case of any Subsidiary which after the Issue Date is required to Guarantee the Notes pursuant to the covenant described under “— Certain Covenants — Issuance of Subsidiary Guarantees,” upon either (x) the release or discharge of the guarantee of such Subsidiary of Indebtedness of Case New Holland or any other Person under the 2014 Notes which resulted in the obligation to so Guarantee the Notes or (y) the Notes reaching Investment Grade Status; or

(4)	upon the release of the guarantee of such Subsidiary of Indebtedness represented by the 2014 Notes as a result of such Subsidiary being designated an “Unrestricted Subsidiary” (as defined in the 2014 Notes Indenture) in accordance with the terms of the 2014 Notes Indenture for so long as such guarantee continues to be so released.

Except as provided under “— Certain Covenants — Merger, Consolidation and Sale of Assets,” the Guarantee of CNH Global may be released and discharged only with the consent of each Holder of Notes to which such Guarantee relates.

The amount of each Guarantee will be limited to the extent required by laws in various jurisdictions, including fraudulent conveyance and insolvency laws. See “Risk Factors — Risks Related to the New Notes — Your rights under the guarantees may be limited by laws in various jurisdictions, including fraudulent conveyance and insolvency laws.”

Additional Amounts

All payments made by CNH Global or any Foreign Subsidiary Guarantor under or with respect to a Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of the United States, The Netherlands or any other jurisdiction in which CNH Global or any Foreign Subsidiary Guarantor is organized, resident or doing business for tax purposes or within or through which payment is made or any political subdivision or taxing authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless CNH Global or such Guarantor is required to withhold or deduct any such Taxes by law or by the interpretation or administration thereof.

If CNH Global or any Foreign Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to a Guarantee, CNH Global or such Guarantor, as applicable, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holder of such Note (including Additional Amounts) after such withholding or deduction of such Taxes will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that notwithstanding the foregoing, Additional Amounts will not be paid with respect to:

(1)	any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the Holder or beneficial owner of a Note (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or disposition of a Note or the execution, delivery, registration or enforcement of such Note), including U.S. federal income tax imposed because the Holder or beneficial owner (i) is a citizen or resident of the United States, (ii) is engaged in a trade or business in the United States or (iii) has a permanent establishment in the United States.

(2)	any estate, inheritance, gift, sales excise, transfer or personal property tax or similar tax, assessment or governmental charge, subject to the last paragraph of this covenant;

(3)	any Taxes payable otherwise than by deduction or withholding from payments under or with respect to the Guarantee of such Note;

(4)	any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of the Note or beneficial owner of any payment on the Guarantee of such Note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is legally entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement (that the Holder or beneficial owner was legally eligible to comply with) concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, Holders at that time have been notified by CNH Global, any Foreign Subsidiary Guarantor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(5)	any Taxes that would not have been so imposed, deducted or withheld if the Holder had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(6)	any Taxes attributable to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(7)	any Taxes, withholding or deduction of which is imposed on a payment to an individual and is required to be made pursuant to Council Directive 2003/48/EC of June 3, 2003 or any Directive implementing the conclusions of the ECOFIN Council meetings on November 26-27, 2000 on taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to, that Directive;

(8)	any U.S. Federal withholding taxes charge imposed solely because the Holder (i) is a “10-percent shareholder” of Case New Holland Inc. as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended or any successor provision or (ii) is a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

(9)	any combination of items (1) through (8) above.

The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to CNH Global or a Foreign Subsidiary Guarantor.

CNH Global or the applicable Foreign Subsidiary Guarantor will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. CNH Global or the applicable Foreign Subsidiary Guarantor will furnish to the Trustee, within 30 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to CNH Global or such Foreign Subsidiary Guarantor, such other documentation that provides reasonable evidence of such payment by CNH Global or such Foreign Subsidiary Guarantor. Copies of such receipts or other documentation will be made available to the Holders or the paying agents, as applicable, upon request.

At least 30 days prior to each date on which any payment under or with respect to any Notes is due and payable if CNH Global or any Foreign Subsidiary Guarantor will be obligated to pay Additional Amounts with respect to such payment, CNH Global or such Foreign Subsidiary Guarantor will deliver to the Trustee and the applicable paying agent an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee and applicable paying agent to pay such Additional Amounts to Holders of such Notes on the payment date (unless the obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case the foregoing documentation shall be provided promptly thereafter). Each officers’ certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

CNH Global and the Foreign Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies including penalties, interest and other liabilities related thereto that arise in any jurisdiction from the execution, delivery, enforcement, receipt of any payment thereto, or registration of their respective Guarantees of the Notes, the Indenture or any other document or instrument in relation thereto, excluding all such taxes, charges or similar levies imposed by any jurisdiction that is not a Taxing Jurisdiction, and CNH Global and the Foreign Subsidiary Guarantors will agree to indemnify the Holders of the Notes for any such non-excluded taxes paid by such Holders.

Subject to the extent required by applicable law in force at the relevant time, a Swiss Guarantor that is required to make a payment under the Guarantee may (a) deduct Swiss withholding tax at the rate of 35 percent, or such rate as is in force at that time, from any payment under the Guarantee; (b) pay any such deduction mentioned in (a), to the Swiss Federal Tax Administration; and (c) notify (or procure that the parent company notifies) the Trustee that such a deduction has been made and provide the Trustee with the required evidence. To the extent such a deduction is made, a Swiss Guarantor shall not be obliged to either gross-up or indemnify (or otherwise hold harmless) the Holders in relation to any such deduction or payment. Any beneficiary of a payment by a Swiss Guarantor under the Guarantee shall (a) as soon as possible request a refund of the Swiss withholding tax paid by such Swiss Guarantor under the applicable Swiss tax law; and (b) pay to the Holders upon receipt any amount refunded pursuant to (a) above.

Redemption

Optional redemption

The Notes will be redeemable, at Case New Holland’s option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the Make-Whole Premium (a “Make-Whole Redemption”).

Selection and notice of redemption

In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of an optional redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as Case New Holland has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Repurchase At The Option Of Holders Upon A Change Of Control Triggering Event

The Indenture provides that, upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that Case New Holland purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”).

Within 30 days following the date upon which the Change of Control Triggering Event occurs, Case New Holland must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, Case New Holland will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Case New Holland.

The paying agent will as promptly as practicable mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will as promptly as practicable authenticate and mail to each Holder a new note in a principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If a Change of Control Offer is required to be made, there can be no assurance that Case New Holland will have available funds sufficient to pay the Change of Control Triggering Event purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, the terms of our other financing arrangements, including the indenture relating to the 2014 Notes, may require repurchase or repayment of amounts outstanding in the event of a change of control, which could also limit our ability to fund the repurchase of the Notes. In the event Case New Holland is required to purchase outstanding Notes pursuant to a Change of Control Offer, Case New Holland may seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Case New Holland would be able to obtain such financing.

Neither Case New Holland nor the Trustee may waive the covenant relating to a Holder’s right to require the purchase of Notes upon a Change of Control Triggering Event. Restrictions in the Indenture described herein on the ability of Case New Holland and the Restricted Subsidiaries to incur Funded Debt and to grant Liens on their property may also make more difficult or discourage a takeover of CNH Global, whether favored or opposed by the management of CNH Global. Consummation of any such transaction in certain circumstances may require the purchase of the Notes, and there can be no assurance that CNH Global or the acquiring party will have sufficient financial resources to effect such purchase. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of CNH Global or any of its Subsidiaries by the management of CNH Global. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Case New Holland will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control Triggering Event” provisions of the Indenture, Case New Holland shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control Triggering Event” provisions of the Indenture by virtue thereof.

Certain Covenants

Limitations on Secured Funded Debt.    CNH Global will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Funded Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Funded Debt that the outstanding Notes (together with, if CNH Global shall so determine, any other Indebtedness of CNH Global or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the outstanding Notes) will be secured equally and ratably with (or prior to) such Secured Funded Debt, so long as such Secured Funded Debt will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Funded Debt of CNH Global and its Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) inclusive described under “Limitations on Sales and Leasebacks” below), would not exceed 15% of Consolidated Net Tangible Assets of CNH Global and its Restricted Subsidiaries; provided, however, that this restriction will not apply to, and there will be excluded from Secured Funded Debt in any computation under such covenant, Funded Debt secured by:

(1)	Liens on property of any Person existing at the time such Person becomes a Subsidiary;

(2)	Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by CNH Global or any Restricted Subsidiary;

(3)	Liens on property hereafter acquired (or constructed) by CNH Global or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4)	Liens in favor of CNH Global or any Restricted Subsidiary;

(5)	Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6)	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended;

(7)	Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

(8)	Liens incurred (no matter when created) in connection with CNH Global’s or a Restricted Subsidiary’s engaging in leveraged or single-investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of CNH Global or such Restricted Subsidiary;

(9)	Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of CNH Global or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which CNH Global or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against CNH Global or any Restricted Subsidiary with respect to which CNH Global or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by CNH Global or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of CNH Global, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of CNH Global and its Restricted Subsidiaries;

(10)	Liens incurred to finance construction, alteration or repair of any Principal Property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; or

(11)	any extension, renewal, refunding or replacement of the foregoing.

Limitations on Sales and Leasebacks.    CNH Global will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by CNH Global or any Restricted Subsidiary of any Principal Property of CNH Global or any Restricted Subsidiary, which Principal Property has been or is to be sold or transferred by CNH Global or such Restricted Subsidiary to such Person (a “sale and leaseback transaction”) unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Funded Debt (with the exception of Funded Debt secured by liens which is excluded pursuant to clauses (1) to (11) inclusive described under “Limitations on Secured Funded Debt” above) would not exceed 15% of Consolidated Net Tangible Assets. This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under such restriction or under “Limitations on Secured Funded Debt” above, Attributable Debt with respect to any sale and leaseback transaction if:

(1)	CNH Global or a Restricted Subsidiary is permitted to create Funded Debt secured by a Lien pursuant to clauses (1) to (11) inclusive described under “Limitations on Secured Funded Debt” above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Notes;

(2)	CNH Global or a Restricted Subsidiary, within 270 days after the sale or transfer shall have been made by CNH Global or a Restricted Subsidiary, shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of CNH Global) to the retirement of Secured Funded Debt of CNH Global or any Restricted Subsidiary (other than Secured Funded Debt owned by CNH Global or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of Secured Funded Debt;

(3)	CNH Global or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to investment in another Principal Property within 270 days prior or subsequent to such sale or transfer; provided, however, that this exception shall apply only if such proceeds invested in such other Principal Property shall not exceed the total acquisition, repair, alteration and construction cost of CNH Global or any Restricted Subsidiary in such other Principal Property less amounts secured by any purchase money or construction mortgages on such Principal Property;

(4)	the effective date of any such arrangement is within 270 days of the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

(5)	the lease in such sale and leaseback transaction is for a period, including renewals, of not more than three years; or

(6)	the sale and leaseback transaction is entered into between CNH Global and a Restricted Subsidiary or between Restricted Subsidiaries.

Limitations on Funded Debt of Certain Restricted Subsidiaries.    CNH Global will not permit any Non-Guarantor Restricted Subsidiary (other than Case New Holland or any Credit Subsidiary) to incur, issue, assume, guarantee or create any Funded Debt, unless after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Non-Guarantor Restricted Subsidiaries (other than Case New Holland and the Credit Subsidiaries) would not exceed 15% of Consolidated Industrial Tangible Assets; provided, however, that this restriction will not apply to, and there will be excluded from, Funded Debt in any computation under this restriction, (i) Funded Debt of any Person existing at the time such Person becomes a Restricted Subsidiary and (ii) Indebtedness among CNH Global and its Restricted Subsidiaries and Indebtedness between Restricted Subsidiaries; provided, further, that this restriction will not prohibit the incurrence of Indebtedness in connection with any extension, renewal, refinancing, replacement or refunding (including successive extensions, renewals, refinancings, replacements and refundings), in whole or in part, of any Indebtedness of the Restricted Subsidiaries (provided that the principal amount of such Indebtedness being extended, renewed, refinanced, replaced or refunded is not increased) but any such Indebtedness shall be included in the computation of Funded Debt under this restriction.

Merger, Consolidation and Sale of Assets.    Neither CNH Global nor Case New Holland shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and neither CNH Global nor Case New Holland shall permit any Person to consolidate with or merge into CNH Global or Case New Holland or convey, transfer or lease its properties and assets substantially as an entirety to CNH Global or Case New Holland, unless:

(1)

(A) if CNH Global shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which CNH Global is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of CNH Global substantially as an entirety shall be a Person organized and validly existing under the laws of a member state of the European Union (as it exists on the Issue Date), the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of CNH Global under the Indenture, CNH Global’s Guarantee and the Registration Rights Agreement;

(B) if Case New Holland shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Case New Holland is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Case New Holland substantially as an entirety shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on the Notes and the performance or observance of every covenant of the Indenture on the part of Case New Holland to be performed or observed and shall expressly assume all obligations of Case New Holland under the Registration Rights Agreement, provided that if such successor Person is not a corporation there must at all times be a joint and several co-issuer of the Notes that is a wholly-owned Subsidiary of such successor Person that (I) is a corporation organized and validly existing under the laws of any jurisdiction described above in this clause (B) and (II) has no liabilities and engages in no activities other than its obligations under the Notes and activities incidental thereto;

(2)	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of CNH Global or a Subsidiary as a result of such transaction as having been incurred by CNH Global or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of CNH Global or any Subsidiary would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, CNH Global or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)	CNH Global has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

For purposes of the foregoing, the conveyance, transfer or lease of all or substantially as an entirety the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially as an entirety the properties and assets of either CNH Global or Case New Holland shall be deemed to be the transfer of all or substantially as an entirety the properties and assets of CNH Global or Case New Holland, as the case may be.

Upon any consolidation of CNH Global or Case New Holland with, or merger of CNH Global or Case New Holland into, any other Person or any conveyance, transfer or lease of the properties and assets of CNH Global Case or New Holland substantially as an entirety in accordance with the foregoing, the successor Person formed by such consolidation or into which CNH Global or Case New Holland is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, CNH Global or Case New Holland, as the case may be, under the Indenture with the same effect as if such successor Person had been named as CNH Global or Case New Holland, as the case may be, in the Indenture; and in the event of any such conveyance, transfer or lease, CNH Global or Case New Holland, as the case may be (which term shall for this purpose mean the Person named as CNH Global or Case New Holland or any successor corporation which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under the Indenture and in respect of the Notes or its Guarantee, as the case may be, and be dissolved and liquidated.

No Guarantor (other than CNH Global or a Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture) shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and CNH Global shall not permit any Person to consolidate with or merge into any other Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to any other Guarantor, unless:

(1)	if such Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor substantially as an entirety shall be organized and validly existing under the laws of (x) if such Guarantor is organized and existing under the laws of the United States or any State thereof or the District of Columbia, the United States or any State thereof or the District of Columbia; (y) if such Guarantor is organized and existing under the laws of a member state of the European Union (as it exists on the Issue Date), (i) a member state of the European Union (as it exists on the Issue Date) or (ii) the United States or any State thereof or the District of Columbia; or (z) if such Guarantor is organized and existing under the laws of any other jurisdiction (i) a member state of the European Union (as it exists on the Issue Date), (ii) the United States or any State thereof or the District of Columbia or (iii) the jurisdiction or organization or existence of the Guarantor to which such consolidation or merger relates and in each case, shall expressly assume, by a supplemental indenture, all of the obligations of such Guarantor under the Indenture, such Guarantor’s Guarantees and the Registration Rights Agreement;

(2)	immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been incurred by such Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)	if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, such Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure its Guarantee of the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)	such Guarantor has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Upon any consolidation of a Guarantor with, or merger of such Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of such Guarantor substantially as an entirety in accordance with the foregoing, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under the Indenture with the same effect as if such successor Person had been a Guarantor under the Indenture; and in the event of any such conveyance, transfer or lease, such Guarantor (which term shall for this purpose mean the Person named as such Guarantor or any successor corporation which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under the Indenture and in respect of its Guarantee of the Notes, and be dissolved and liquidated.

For the avoidance of doubt, notwithstanding anything to the contrary in this “Description of the Notes” or in the Indenture, the disposition of all or any portion of the Financial Services Business, including without limitation through the disposition of all or any portion of the capital stock of any Financial Services Subsidiary, or all or any portion of their respective assets or properties, shall not under any circumstances constitute a conveyance or transfer substantially as an entirety, or a sale of all or substantially all, of the properties or assets of CNH Global Case, New Holland or any Guarantor, for any purposes whatsoever under the Indenture or the Notes.

Issuance of Subsidiary Guarantees.    CNH Global will not cause or permit any of its Subsidiaries (other than Case New Holland), directly or indirectly, to guarantee the obligation of Case New Holland or any other Person under the 2014 Notes unless such Subsidiary:

(1)	executes and delivers to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee (each, a “Guarantee”) all of Case New Holland’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

(2)	delivers to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of “Guarantees” above. CNH Global may cause any other Subsidiary of CNH Global to issue a Guarantee and become a Guarantor.

Payments for Consent.    CNH Global will not, and will not cause or permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Guarantees unless such consideration is offered to be paid to all Holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Reports to Holders.    Whether or not CNH Global is then subject to Section 13(a) or 15(d) of the Exchange Act, CNH Global will furnish to the Trustee and the Holders, so long as any Notes are outstanding: (i) reports on Form 6-K relating to quarterly financial information, which shall include a statement of cash flows on a year-to-date basis and for the corresponding period in the immediately preceding fiscal year and statements of operations for such quarter and on a year-to-date basis and for the corresponding period in the immediately preceding fiscal year and a balance sheet as of the last day thereof and a discussion of the operating results of CNH Global and its consolidated subsidiaries for the fiscal quarter to which such quarterly report relates; provided, that such reports on Form 6-K will be so furnished no later than 45 days after the end of such fiscal quarter; and (ii) annual reports on Form 20-F (which shall include information regarding the Guarantors presented in accordance with Rule 3-10 of Regulation S-X under the Securities Act); provided, that such reports on Form 20-F will be so furnished no later than the date by which CNH Global would be required so to file such report if then required to file such a report under the Exchange Act; provided, however, that to the extent that CNH Global ceases to qualify as a “foreign private issuer” within the meaning of the Exchange Act, CNH Global will furnish to the Trustee and the Holders, so long as any Notes are outstanding (x) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if CNH Global were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of CNH Global and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by CNH Global’s certified independent accountants; and (y) all current reports that would be required to be filed with the Commission on Form 8-K if CNH Global were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

CNH Global will file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports, if any, with respect to compliance by CNH Global with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations.

CNH Global will transmit by mail to all Holders, as the names and addresses of such Holders appear upon the register, within 30 days after the filing thereof with the Trustee, the summaries of information, documents and reports required to be filed by CNH Global, if any, pursuant to the Indenture as may be required by rules and regulations prescribed from time to time by the Commission.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

(1)	the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)	the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer);

(3)	a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after Case New Holland receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenant described under “— Certain Covenants — Merger, Consolidation and Sale of Assets,” which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)	a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of CNH Global, Case New Holland, any Restricted Subsidiary of CNH Global or Guarantor that, in the case of any such Restricted Subsidiary or Guarantor is a Significant Subsidiary or any group of Restricted Subsidiaries of CNH Global and/or Guarantors that together would constitute a Significant Subsidiary (or the payment of which is guaranteed by CNH Global, Case New Holland or any such Restricted Subsidiary of CNH Global or Guarantor or group of Restricted Subsidiaries of CNH Global and/or Guarantors), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million;

(5)	one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against CNH Global, Case New Holland, any Restricted Subsidiary of CNH Global or Guarantor that, in the case of any such Restricted Subsidiary or Guarantor is a Significant Subsidiary or group of Restricted Subsidiaries of CNH Global and/or Guarantors that, together, would constitute a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(6)	certain events of bankruptcy as set forth in the Indenture affecting CNH Global, Case New Holland or any Restricted Subsidiary or Guarantor that, in the case of any such Restricted Subsidiary or Guarantor is a Significant Subsidiary or group of Restricted Subsidiaries of CNH Global and/or Guarantors that, together, would constitute a Significant Subsidiary; or

(7)	any Guarantee of any Guarantor ceases to be in full force and effect or any Guarantee of such Guarantor is declared to be null and void and unenforceable or any Guarantee of such Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

If an Event of Default (other than an Event of Default specified in clause (6) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to Case New Holland and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (6) above occurs with respect to CNH Global or Case New Holland and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if Case New Holland has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)	in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights, or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, Case New Holland is required to provide an officers’ certificate to the Trustee promptly upon Case New Holland obtaining knowledge of any Default or Event of Default (provided that Case New Holland shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

Case New Holland may, at its option and at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the outstanding Notes (“legal defeasance”). Such legal defeasance means that Case New Holland shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)	Case New Holland’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3)	the rights, powers, trust, duties and immunities of the Trustee and Case New Holland’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the Indenture.

In addition, Case New Holland may, at its option and at any time, elect to have the obligations of Case New Holland released with respect to certain covenants that are described in the Indenture (“covenant defeasance”) and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise legal defeasance or covenant defeasance:

(1)	Case New Holland must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by Case New Holland, to pay the principal of, premium, if any, and interest on the Notes on the stated date of payment thereof or on the applicable redemption date, as the case may be; provided that the Trustee shall have received an irrevocable written order from Case New Holland instructing the Trustee to apply such cash or the proceeds of such obligations to said payments with respect to such Notes;

(2)	in the case of legal defeasance, Case New Holland shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Case New Holland has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)	in the case of covenant defeasance, Case New Holland shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)

no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence);

(5)	such legal defeasance or covenant defeasance shall not result in a breach or violation of or constitute a default under the Indenture or any other material agreement or instrument to which CNH Global or any of its Subsidiaries is a party or by which CNH Global or any of its Subsidiaries is bound;

(6)	Case New Holland shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by Case New Holland with the intent of preferring the Holders over any other creditors of Case New Holland or with the intent of defeating, hindering, delaying or defrauding any other creditors of Case New Holland or others;

(7)	Case New Holland shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent (other than, in the case of such legal opinion, paragraph (6) above as to which such counsel need express no opinion) provided for or relating to the legal defeasance or the covenant defeasance have been complied with; and

(8)	Case New Holland shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit and assuming that no Holder is an “insider” with respect to Case New Holland, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)	either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Case New Holland and thereafter repaid to Case New Holland or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of Case New Holland, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Case New Holland, and Case New Holland has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from Case New Holland directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	Case New Holland and/or the Guarantors have paid all other sums payable under the Indenture; and

(3)	Case New Holland has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, Case New Holland and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of Case New Holland, adversely affect the rights of any of the Holders in any material respect. The Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4)	make any Notes payable in money other than that stated in the Notes;

(5)	make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding Notes to waive Defaults or Events of Default;

(6)	amend, change or modify in any material respect the obligation of Case New Holland to make and consummate a Change of Control Offer after the occurrence of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto;

(7)	modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(8)	release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

Governing Law

The Indenture provides that it, the Notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of Case New Holland, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Affiliate” means with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Treasury Rate” for any redemption date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to September 1, 2013; provided, however, that if the period from the Make-Whole Redemption Date to September 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to September 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Attributable Debt” means, as to any particular lease under which either CNH Global or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity of the Notes and (b) the interest rate inherent in such lease (as determined in good faith by CNH Global), both to be compounded semi-annually. The net total obligations of the lessee for rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the “termination time”) discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such determination date shall be equal to the amount of such penalty.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Capital Stock” means

(1)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

“Capital Lease Obligations” of either CNH Global or any Restricted Subsidiary means the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with generally accepted accounting principles.

“Change of Control” means the occurrence of one or more of the following events:

(1)	any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than one or more Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of CNH Global’s Capital Stock and the Permitted Holders beneficially own (as so defined), in the aggregate, a lesser percentage of the total voting power of CNH Global’s Capital Stock than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of CNH Global;

(2)	there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of CNH Global and its Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than any transfer to (x) CNH Global or one or more Subsidiaries of CNH Global or (y) any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned by one or more Permitted Holders;

(3)	there is consummated any consolidation or merger of CNH Global in which CNH Global is not the continuing or surviving Person or pursuant to which the Common Stock of CNH Global would be converted into cash, securities or other property, other than a merger or consolidation of CNH Global (x) in which the Holders of the Capital Stock of CNH Global outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger or (y) with any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(4)	the approval by the Holders of Capital Stock of CNH Global of any plan or proposal for the liquidation or dissolution of CNH Global or Case New Holland (whether or not otherwise in compliance with the provisions of the Indenture);

(5)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of CNH Global (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of CNH Global was approved either (x) pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (y) by the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors of CNH Global then in office; or

(6)	the first day on which CNH Global fails to own, either directly or indirectly, through one or more Subsidiaries, more than 50% of the total voting power of Case New Holland’s Capital Stock.

“Change of Control Triggering Event” means both (i) a Change of Control shall have occurred and (ii) either (x) the Notes shall not have Investment Grade Status at the time of the occurrence of such Change of Control and shall not have obtained Investment Grade Status within 30 days after public notice of the occurrence of such Change of Control or (y) the Notes shall have Investment Grade Status at the time of the occurrence of such Change of Control but a Rating Decline shall have occurred and, after giving effect to such Rating Decline, the Notes shall cease to have Investment Grade Status.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Industrial Tangible Assets” means, at any date, the total assets appearing on the most recent industrial consolidated balance sheet of CNH Global and its Restricted Subsidiaries (other than Credit Subsidiaries) as at the end of the fiscal quarter of CNH Global ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (a) Intangible Assets and (b) investments in and advances to Unrestricted Subsidiaries that are consolidated on the consolidated balance sheet of CNH Global and its Subsidiaries.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of CNH Global and its Restricted Subsidiaries as at the end of the fiscal quarter of CNH Global ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (due within one year) as shown on such balance sheet, (b) applicable reserves, (c) investments in and advances to Unrestricted Subsidiaries that are consolidated on the consolidated balance sheet of CNH Global and its Subsidiaries, and (d) Intangible Assets and liabilities relating thereto.

“Credit Subsidiary” means CNH Capital America LLC and its Subsidiaries and any other Subsidiary (which shall include, without limitation, any Securitization Subsidiary) the principal business of which consists of financing or assisting in financing (i) CNH Global’s dealers or distributors or (ii) the acquisition or disposition of products, directly or indirectly, by dealers, distributors or retail customers.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Equipment Business” means the manufacture, marketing and distribution of agricultural and construction equipment.

“Equipment Subsidiary” means any Subsidiary of CNH Global that is engaged in the Equipment Business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Financial Services Business” means the offer and sale of financial services products, including without limitation (i) retail financing for the purchase or lease of equipment manufactured by CNH Global, Equipment

Subsidiaries or any other manufacturer whose products are from time to time sold through CNH Global’s dealer network, (ii) other retail and wholesale financing programs reasonably related thereto and (iii) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products.

“Financial Services Subsidiary” means any Subsidiary of CNH Global that is engaged in the Financial Services Business.

“Foreign Subsidiary” means a Subsidiary that is formed or otherwise incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.

“Funded Debt” means (i) any Indebtedness of CNH Global or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (ii) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary all Preferred Stock of such Restricted Subsidiary, and (iv) all Capital Lease Obligations.

“Guarantee” has the meaning set forth under “— Certain Covenants — Issuance of Subsidiary Guarantees.”

“Guarantor” means (1) CNH Global, (2) each Subsidiary of CNH Global that executes a Guarantee on the Issue Date and (3) each other Subsidiary that in the future executes a Guarantee pursuant to the covenant described under “— Certain Covenants — Issuance of Subsidiary Guarantees” or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

“Holder” means any registered holder, from time to time, of any Notes.

“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of CNH Global or a Restricted Subsidiary of CNH Global or any other indebtedness of CNH Global or a Restricted Subsidiary of CNH Global, evidenced by bonds, debentures, Notes or other similar instruments and (ii) Funded Debt, except in the case of clauses (i) and (ii) such obligations and other indebtedness of CNH Global or a Restricted Subsidiary of CNH Global, and any Funded Debt incurred as a part of a Securitization Transaction.

“Initial Purchaser” means Credit Suisse Securities (USA) LLC.

“Intangible Assets” means, at any date, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of CNH Global and its Restricted Subsidiaries as at the end of the fiscal quarter of CNH Global ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.

“Investment Grade Status” means that the Notes shall have an Investment Grade Rating from both Rating Agencies, provided that no Default or Event of Default has occurred and is continuing.

“Issue Date” means August 17, 2009, the date of initial issuance of the Old Notes.

“Liens” means such pledges, mortgages, security interests and other liens on any Principal Property of CNH Global or a Restricted Subsidiary which secure Secured Funded Debt.

“Make-Whole Premium” means, as to each note, an amount equal to the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (x) the present value of the sum of the principal amount and premium, if any, that would be payable on such note on September 1, 2013 and all remaining interest payments to and including September 1, 2013 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from September 1, 2013 to the Make-Whole Redemption Date at a per-annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such note.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Guarantor of the Notes.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.

“Permitted Holders” means each of (i) Fiat S.p.A., a corporation organized under the laws of Italy (“Fiat”), and any other Person that is a Subsidiary of Fiat or any Person directly or indirectly controlled by any of the following and (ii) any Parent of Fiat, provided that in the case of this clause (ii), at all times CNH Global shall also be a direct or indirect Subsidiary of Fiat.

“Person” means an individual, partnership, corporation, unincorporated organization (including a limited liability company), trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Principal Property” means any manufacturing plant or foundry located in the United States of America and owned and operated by CNH Global or any Restricted Subsidiary on or after the date hereof, and any manufacturing equipment owned by CNH Global or any Restricted Subsidiary on or after the date hereof in such manufacturing plant, and for the purpose of this definition, “manufacturing equipment” means manufacturing equipment in such manufacturing plant directly used in the production of CNH Global’s products and parts and components thereof, and shall not include office equipment, rolling stock and other equipment not directly used in the production of CNH Global’s products.

“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, CNH Global shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Rating Decline” shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended to up to 180 days after public notice of the occurrence of a Change of Control so long as the rating of the Notes is under publicly announced consideration for possible downgrade as a result of the occurrence of such Change of Control by either of the Rating Agencies), the rating of the Notes by either Rating Agency shall be decreased.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by CNH Global or any Subsidiary of CNH Global of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Registration Rights Agreement” means the Registration Rights Agreement to be dated the Issue Date among Case New Holland, the Guarantors and the Initial Purchaser.

“Restricted Subsidiary” means (i) Case New Holland Inc. and (ii) any Subsidiary of CNH Global that has a material interest in any Principal Property and any other Subsidiary designated as a Restricted Subsidiary from time to time by the Board of Directors of CNH Global; provided, however, that the Board of Directors of CNH Global shall not, nor shall it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary shall in connection therewith be redesignated as a Restricted Subsidiary and any Lien arising in connection with any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such Lien would otherwise be permitted under the Indenture)). As of the Issue Date, each of the following subsidiaries of CNH Global will be a Restricted Subsidiary: Case New Holland Inc. and CNH America LLC.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Funded Debt” means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on, any Principal Property (whether owned on the date of the Indenture or thereafter acquired or created) of CNH Global or of a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Subsidiary” means a Subsidiary of CNH Global (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by CNH Global or any Restricted Subsidiary, or (ii) subjects any property or assets of CNH Global or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company Notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by CNH Global or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which CNH Global or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of CNH Global or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.

“Subsidiary,” with respect to any Person, means

(1)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“2014 Notes” means, collectively, (i) the 7.125% Senior Notes due 2014 issued by Case New Holland and (ii) Indebtedness which refinances, extends, renews, refunds, repays, prepays, redeems, defeases, retires or replaces, in each case, in whole or in part any Indebtedness described in clause (i) above.

“2014 Notes Indenture” means the Indenture dated as of March 3, 2006 by and among Case New Holland, the Guarantors and JPMorgan Chase Bank, N.A. as in effect of the Issue Date.

“Unrestricted Subsidiary” means each Subsidiary other than Restricted Subsidiaries and Securitization Subsidiaries.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of the Notes calculated in accordance with generally accepted financial practice.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

New notes offered pursuant to the exchange offer will be issued in the form of one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes may be subject to the procedures and requirements of DTC.

Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests will not be considered the owners or “holders” of notes for any purpose.

So long as the notes are held in global form, DTC (or its nominee), will be considered the sole holders of Global Notes for all purposes under the Indenture. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the Indenture.

Neither the Issuer nor the Trustee will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Notes

In the event any Global Note (or any portion thereof) is redeemed, DTC (or its nominees) will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC, in connection with the redemption of such Global Note (or any portion thereof). We understand that, under existing practices of DTC if fewer than all of the notes are to be redeemed at any time, DTC will credit its participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest of $2,000 principal amount or less may be redeemed in part.

Payments on Global Notes

We will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, interest, additional interest, if any) to DTC or its nominee, which will distribute such payments to participants in accordance with its procedures; provided that, at our option, payment of interest may be made by check mailed to the address of the holders of the notes as such address appears in the note register. We will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. We expect that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

Under the terms of the Indenture, we and the Trustee will treat the registered holders of the Global Notes (e.g., DTC (or its respective nominee)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Trustee, the initial purchaser or any of our and their respective agents has or will have any responsibility or liability for:

•

any aspect of the records of DTC or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

•	DTC or any participant or indirect participant.

Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Global Notes will be paid to holders of interests in such notes (the “DTC Holders”) through DTC in U.S. dollars.

Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of us, the Trustee, the initial purchaser or any of our and their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action by Owners of Book-Entry Interests

DTC advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive registered notes in certificated form (the “Definitive Registered Notes”), and to distribute Definitive Registered Notes to its participants.

Transfers

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

Definitive Registered Notes

Under the terms of the Indenture, owners of the Book-Entry Interests will receive Definitive Registered Notes:

•

if DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor depositary is not appointed by us within 120 days;

•	if DTC so requests following an event of default under the Indenture; or

•	if the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC following an event of default under the Indenture.

In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such note by surrendering it at the offices of the transfer agent or the Registrar. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Registered Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no Definitive Registered Note in a denomination less than $2,000 shall be issued. We will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

We shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, we are not required to register the transfer or exchange of any notes selected for redemption or that the registered holder of notes has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer. In the event of the transfer of any Definitive Registered Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Indenture. We may require a holder to pay any taxes and fees required by law or permitted by the Indenture and the notes.

We will pay interest on the notes to Persons who are registered holders at the close of business on the record date immediately preceding the interest payment date for such interest. Such holders must surrender the notes to a Paying Agent to collect principal payments.

If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered notes have been lost, destroyed or wrongfully taken or if such Definitive Registered Notes are mutilated and are surrendered to the Registrar or at the office of a transfer agent, we shall issue and the Trustee shall authenticate a replacement Definitive Registered Note if the Trustee’s and our requirements are met. The Trustee or we may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both the Trustee and us to protect us, the Trustee or the Paying Agent appointed pursuant to the Indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. We may charge for our expenses in replacing a Definitive Registered Note.

In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by us pursuant to the provisions of the Indenture, we in our discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only in accordance with the Indenture and, if required, only after the transferor first delivers to the transfer agent a written certification (in the form provided in the Indenture) to the effect that such transfer will comply with the transfer restrictions applicable to such notes and we may require a holder to pay any taxes and fees required by law or permitted by the Indenture and the notes. See “Transfer Restrictions.”

Information Concerning DTC, Euroclear and Clearstream

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the relevant settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and investors should contact the systems or their participants directly to discuss these matters.

We understand as follows with respect to DTC, Euroclear and Clearstream:

DTC. DTC is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” under New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the U.S. Securities Exchange Act of 1934, as amended.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s owners are the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority and a number of its direct participants. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. To the extent that certain persons require delivery in definitive form, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

Euroclear and Clearstream.    Like DTC, Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Global Clearance and Settlement Under the Book-Entry System

The notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Definitive Registered Notes will also be settled in immediately available funds. Subject to compliance with the transfer restrictions applicable to the Global Notes, cross-market transfers of Book-Entry Interests in the notes between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be done through DTC in accordance with DTC’s rules on behalf of each of Euroclear or Clearstream by its common depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to the common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the common depositary.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear and Clearstream as a result of a sale of an interest in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as at the business day for Euroclear or Clearstream following DTC’s settlement date.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear or Clearstream, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee, the initial purchaser, the Registrar, any transfer agent or any Paying Agent will have any responsibility for the performance by DTC, Euroclear or Clearstream, or their respective participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Paying Agent and Registrar

The Bank of New York Mellon Trust Company, N.A. will initially act as paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the notes. We may change the Paying Agent or Registrar for the notes, and we may act as Registrar for the notes.

Notices

Notices regarding the notes will be (a) sent to a leading newspaper having general circulation in the City of New York (which is expected to be The Wall Street Journal), (b) sent to the Trustee and (c) in the event the notes are in the form of Definitive Registered Notes, sent, by first-class mail, with a copy to the Trustee, to each holder of the notes at such holder’s address as it appears on the registration books of the Registrar. If and so long as such notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange. If and so long as any notes are represented by one or more Global Notes and ownership of Book-Entry Interests therein are shown on the records of DTC, notices will also be delivered to DTC for communication to the owners of such Book-Entry Interests. Notices given by publication will be deemed given on the first date on which any of the required publications is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the new notes by beneficial owners (“Holders”) that will receive new notes pursuant to the exchange offer and that will hold the new notes as capital assets (generally, property held for investment). It is the opinion of Sullivan & Cromwell LLP, counsel to CNH. This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (“Code”), the Treasury regulations promulgated thereunder, and administrative pronouncements of the Internal Revenue Service (the “IRS”) and judicial interpretations, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis).

This summary is intended for general information only, and does not purport to be a complete analysis of all of the potential U.S. federal income tax consideration that may be relevant to the particular circumstances of Holders, or to Holders that may be subject to special U.S. federal income tax rules (such as dealers in securities or foreign currencies, insurance companies, real estate investment trusts, regulated investment companies, financial institutions, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, partnerships and other pass-through entities (and investors in such entities), expatriates, tax-exempt organizations, United States Holders (as defined below) whose functional currency is not the U.S. dollar, Holders subject to the alternative minimum tax, persons who own 10% or more of our common shares and persons who hold the notes as part of a hedge, straddle, conversion or constructive sale transaction or other risk reduction transaction). Furthermore, this summary does not address any state, local or foreign tax implications, or any aspect of U.S. federal tax law (such as estate and gift tax law) other than income taxation. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES BASED UPON THEIR PARTICULAR SITUATIONS INCLUDING ANY CONSEQUENCES ARISING UNDER APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

For purposes of this discussion, a “United States Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if the administration is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) if the trust was in existence on August 20, 1996 and an election has been properly made to continue to treat the trust as a United States person under the Code. For purposes of this discussion, a “Foreign Holder” is a beneficial owner of a note that, for United States federal income tax purposes, is (i) a nonresident alien individual, (ii) a foreign corporation or (iii) an estate or trust that is not a United States Holder. The U.S. federal income tax consequences of a partner in any entity treated as a partnership for U.S. federal income tax purposes that holds notes generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding the notes should consult their own tax advisors.

As described elsewhere in this prospectus, we will pay additional interest on the notes if we do not comply with our obligations under the registration rights agreement. In addition, as described elsewhere in this prospectus (see, for example, “Description of the Notes — Repurchase at the Option of Holders Upon A Change of Control Triggering Event”), we may under certain circumstances be required to repurchase the notes for amounts in excess of stated principal. Our obligation to pay additional amounts on the notes in excess of the accrued interest and principal may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” Based on our current expectations, the foregoing contingencies should be treated as remote and/or incidental. Accordingly, we intend to take the position that the contingent payments described herein should not cause the notes to be treated as contingent payment debt instruments. A Holder may not take a contrary position unless it discloses such contrary position in the proper manner to the IRS. Prospective purchasers of the notes should consult their own tax advisors with respect to the contingent payments described above. If the IRS takes the position that the contingent payments described above were not remote and/or incidental as of the date of issuance, the amount and timing of interest income a Holder must include in taxable income may have to be redetermined and a Holder could be required to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange retirement or redemption of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

United States Holders

Payments of Stated Interest

This discussion assumes that a United States Holder has not made an election to treat stated interest on the notes as original issue discount.

A United States Holder will be taxed on any stated interest on a note as ordinary income at the time the United States Holder receives the interest or when it accrues, depending on the United States Holder’s method of accounting for tax purposes.

Original Issue Discount

The notes will be treated as issued with original issue discount because the amount by which a note’s stated principal amount exceeds its issue price is more than a de minimis amount. Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

Generally, a United States Holder must include original issue discount, or OID, in income before receiving cash attributable to that income. The amount of OID that a United States Holder must include in income is calculated using a constant-yield method, and generally will include increasingly greater amounts of OID in income over the life of the note.

More specifically, a United States Holder can calculate the amount of OID includible in income by adding the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year that the United States Holder holds the note. The daily portion is determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. A United States Holder may select an accrual period of any length with respect the note and may vary the length of each accrual period over the term of the note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the note must occur on either the first or final day of an accrual period.

The amount of OID allocable to an accrual period is determined by multiplying the note’s adjusted issue price at the beginning of the accrual period by the note’s yield to maturity, and then subtracting from this figure the sum of the payments of stated interest on the note allocable to the accrual period.

The note’s yield to maturity is determined on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, a note’s adjusted issue price is determined at the beginning of any accrual period by adding the note’s issue price and any previously accrued OID for each prior accrual period.

The amount of OID allocable to the final accrual period is equal to the difference between the amount payable at the maturity of the note, other than any payment of stated interest, and the note’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If a United States Holder purchases a note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on the note after the purchase date but is greater than the amount of the note’s adjusted issue price, as determined above under “— United States Holders — Original Issue Discount”, the excess is acquisition premium. A United States Holder that purchases a note with acquisition premium must reduce the daily portions of OID by a fraction equal to:

•	the excess of such United States Holder’s adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Amortizable Bond Premium

If a United States Holder purchases a note for an amount in excess of its principal amount, the United States Holder may elect to treat the excess as amortizable bond premium. If this election is made, the amount required to be included in income each year with respect to interest on the note will be reduced by the amount of amortizable bond premium allocable to that year, based on the note’s yield to maturity. The election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that the electing United States Holder holds at the first day of the first taxable year to which the election applies or that the United States Holder thereafter acquires, and the election may not be revoked without the consent of the IRS.

Market Discount

A United States Holder will be treated as if it purchased a note at a market discount, and the note will be a market discount note if the difference between the note’s revised issue price and the price paid for the note is equal to or greater than 1/4 of 1 percent of the note’s revised issue price multiplied by the number of complete years to the note’s maturity. The revised issue price of a note for these purposes is generally the issue price of the note plus any OID that has accrued on the note. If a note’s revised issue price exceeds the price paid for the note by less than 1/4 of 1 percent multiplied by the number of complete years to the note’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to the note.

A United States Holder must treat any gain recognized on the maturity or disposition of a market discount note as ordinary income to the extent of the accrued market discount on the note. Alternatively, a United States Holder may elect to include market discount in income currently over the life of the note. If this election is made, it will apply to all debt instruments that the electing United States Holder acquired on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. If this election is not made, a United States Holder generally will be required to defer deductions for interest on borrowings allocable to the note in an amount not exceeding the accrued market discount on the note until the maturity or disposition of the note.

Market discount will accrue on a market discount note on a straight-line basis unless a United States Holder elects to accrue market discount using a constant-yield method. If this election is made, it will apply only to the note with respect to which the election is made and the election may not be revoked.

Sales and Other Taxable Dispositions

In general, subject to the discussion of market discount above, upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a United States Holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or other taxable disposition (not including any amount attributable to accrued but unpaid stated interest, which will be treated as a payment of interest for U.S. federal income tax purposes and therefore will be taxable as ordinary income to the extent not previously so taxed) and such United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted tax basis in a note generally will equal the cost of the note to such United States Holder, increased by any OID previously includible in income by the United States Holder. Such gain or loss generally will constitute long-term capital gain or loss if the note was held by such United States Holder for more than one year and otherwise will be short-term capital gain or loss. Under current U.S. federal income tax law, net long-term capital gains of non-corporate United States Holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to limitations under the Code.

Exchange of Old Notes for New Notes

The exchange of old notes for new notes pursuant to the registered exchange offer will not be considered a taxable exchange for U.S. federal income tax purposes. Accordingly, such exchange should have no U.S. federal income tax consequences to a United States Holder of notes, and the adjusted tax basis and holding period of a United States Holder in a new note will be the same immediately after the exchange as such United States Holder’s adjusted tax basis and holding period in the old note immediately prior to the exchange.

Foreign Holders

Payments of Interest

Payments of interest (which, for purposes of this discussion, includes any OID) on a note by us or any paying agent to a Foreign Holder will not be subject to U.S. federal income tax or withholding tax, provided that:

•	the interest income in respect of the note is not effectively connected with the conduct by the Foreign Holder of a trade or business within the United States;

•	the Foreign Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our shares entitled to vote;

•	the Foreign Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation (as defined in the Code) related, directly or indirectly, to us through stock ownership;

•	the Foreign Holder is not a bank whose receipt of interest on the note is described in Code Section 881(c)(3)(A); and

•	the certification requirements under Code Section 871(h) or 881(c) and the Treasury regulations thereunder, as described generally below, are met.

For purposes of Code Sections 871(h) and 881(c) and the Treasury regulations thereunder, in order to obtain the exemption from U.S. federal income and withholding tax described above, either (1) the Foreign Holder must provide its name and address, and certify, under penalties of perjury, to us or our paying agent, as the case may be, that such Holder is not a United States person or (2) the Foreign Holder must hold its notes through certain intermediaries and both the Foreign Holder and the relevant intermediary must satisfy the certification requirements of applicable Treasury regulations. A certificate described in this paragraph is generally effective only with respect to payments of interest made to the certifying Foreign Holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under Treasury regulations, the foregoing certification generally may be provided by a Foreign Holder on IRS Form W-8BEN (or other applicable W-8 form).

Payments of interest on a note that do not satisfy all of the foregoing requirements generally will be subject to 30% United States federal withholding tax unless the Foreign Holder provides to us or our paying agent a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty. However, if the interest income in respect of a note is effectively connected with the conduct by the Foreign Holder of a U.S. trade or business (and, if a tax treaty applies, is attributable to a United States permanent establishment maintained by the Foreign Holder), then such interest income generally will be exempt from the withholding tax described above, and instead will be subject to U.S. federal income tax on a net income basis at the regular graduated tax rates applicable to United States Holders. A Foreign Holder must provide a duly executed IRS Form W-8ECI to us or our paying agent in order to avoid U.S. federal withholding tax in respect of effectively connected interest income. In certain circumstances, a Foreign Holder that is a corporation also may be subject to an additional “branch profits tax” (currently at a 30% rate or, if applicable, a lower treaty rate).

Sales and Other Taxable Dispositions

In general, a Foreign Holder of a note will not be subject to U.S. federal income tax on any gain recognized on the sale, retirement, redemption or other taxable disposition of a note unless:

•	such Foreign Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met; or

•

the gain is effectively connected with the conduct of a United States trade or business of the Foreign Holder (and, if a tax treaty applies, is attributable to a United States permanent establishment or fixed base maintained by the Foreign Holder).

Backup Withholding and Information Reporting

Under current U.S. federal income tax law, a backup withholding tax at specified rates (currently 28%) and information reporting requirements apply to certain payments of principal and interest (including OID) made to, and to the proceeds of a disposition (including a retirements or redemption) by, certain United States Holders of notes. In the case of a noncorporate United States Holder, information reporting requirements will apply to payments of principal and interest made by us or our paying agent on a note. Backup withholding tax will apply to a United States Holder if:

•	such United States Holder fails to furnish its Taxpayer Identification Number (“TIN”) (which, for an individual, is his or her Social Security Number) to the payor in the manner required;

•	such United States Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such United States Holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, such United States Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients, including corporations (within the meaning of Code Section 7701(a)), tax-exempt organizations or qualified pension and profit-sharing trusts. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable.

We must report annually to the IRS and to each Foreign Holder the amount of interest (including OID) paid on a note and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which a Foreign Holder resides under the provisions of an applicable income tax treaty. Backup withholding will not apply to payments of principal or interest made by us or our paying agent on a note (absent actual knowledge or reason to know that the Holder is actually a United States Holder) if such Foreign Holder has provided the required certification under penalties of perjury that it is not a United States person or has otherwise established an exemption. Backup withholding and information reporting may apply to the proceeds of the disposition (including a retirement or redemption) of a note within the United States or conducted through certain U.S.-related financial intermediaries unless the certification requirements described under “— Foreign Holders — Payments of Stated Interest” above are satisfied (and the payor does not have actual knowledge or reason to know that the Holder is actually a United States Holder) or the Holder has otherwise established an exemption. Foreign Holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is furnished to the IRS.

PLAN OF DISTRIBUTION

This exchange offer does not constitute an invitation to participate in the exchange offer in any jurisdiction in which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this Form F-4 in certain jurisdictions may be restricted by law. Persons into whose possession this Form F-4 comes are required by us to inform themselves about, and to observe, any such restrictions.

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley no-action letters and similar no-action letters, we believe that you may transfer new notes issued in the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of business;

•	you have no arrangement or understanding with any person to participate in a distribution of the old notes or the new notes;

•

you are not an “affiliate” of us (as defined under the Securities Act) or if you are an affiliate of us, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are located in a member state of the European Economic Area which has implemented the Prospectus Directive:

•

(a) you are a legal entity authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or (b) you are a legal entity which has two or more of: (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000; and (iii) an annual net turnover of more than €50,000,000, as shown in your last annual or consolidated accounts,

•	and you will not make any offer which will require the Issuer to publish a prospectus pursuant to Article 3 of the Prospectus Directive;

•

you are not located or resident in the United Kingdom or, if you are located or resident in the United Kingdom, you are a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or within Article 43(2) of the Order, or to whom this Form F-4 may lawfully be communicated in accordance with the Order;

•	you are not a broker-dealer, and you are not engaged in, and do not intend to engage in, the distribution of the new notes; and

•	you are not acting on behalf of someone who cannot truthfully and completely make such representations.

If you are an affiliate of us or if you tender in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the new notes, you may not rely on the position of the SEC staff enunciated in the Exxon Capital and Morgan Stanley letters and similar letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF THE NEW NOTES

The validity of the new notes and the guarantees thereof will be passed upon for us by Sullivan & Cromwell LLP, Palo Alto, California; Allens Arthur Robinson, Sydney, Australia; Altius Law Firm, Brussels, Belgium; Bär & Karrer AG, Zurich, Switzerland; Charles de Alwis Solicitors, London, United Kingdom; NautaDutilh N.V., Rotterdam, Netherlands; Osler, Hoskin & Harcourt LLP, Toronto, Canada; and Shearman  & Sterling LLP, Frankfurt, Germany.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference from CNH Global’s Annual Report on Form 20-F for the year ended December 31, 2009 and the effectiveness of CNH Global’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Their report on the consolidated financial statements expressed an unqualified opinion and included an explanatory paragraph relating to the adoption on January 1, 2007 of a new standard of accounting for income tax uncertainties, as well as the adoption on January 1, 2009 of a new standard of accounting and reporting for noncontrolling interests in the consolidated financial statements. Their report on internal control over financial reporting expressed an unqualified opinion. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Australia

CNH Australia Pty Ltd. (“CNH Australia”), one of the guarantors, is incorporated in Australia.

Section 199A(1) of the Corporations Act 2001 of Australia (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	a liability owed to the company or a related body corporate;

•	a liability for a pecuniary penalty order or compensation order under section 1317G, section 1317H or section 1317HA of the Corporations Act;

•	a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under section 199A(2); or

•	in defending or resisting criminal proceedings in which the person is found guilty; or

•

in defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

•	in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.

Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	conduct involving a willful breach of any duty in relation to the company; or

•	a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of sections 199A and 199B, an “officer” of a company includes:

•	a director or secretary;

•	a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	a person who has the capacity to significantly affect the company’s financial standing;

•	some other people who manage the company of its property, such as a liquidator or a receiver; and

•	a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Article 174 of the articles of association of CNH Australia specifies that every auditor, director, managing director, agent, secretary and other officer for the time being of CNH Australia shall be indemnified out of the assets of CNH Australia against any liability incurred by him as such in defending any proceedings whether civil or criminal in which judgement is given in favor or in which he is acquitted or in connection with any application in relation thereto in which relief under the Corporations Act is granted to him by the court in respect of any negligence, default, breach of duty or breach of trust.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Australia) for amounts that CNH Global and such subsidiaries may be required or permitted by law to pay to their directors and officers.

Belgium

CNH Belgium N.V. (“CNH Belgium”) and New Holland Tractor Limited N.V. (“New Holland Tractor”), two of the guarantors, are incorporated in Belgium.

There is no general provision under Belgian law dealing with insurance or indemnification of director liability. According to general Belgian company law provisions concerning director liability, the directors of a Belgian company can, in principle, be held liable: (i) by the company for any fault in the exercise of their office, (ii) by the company and any other third party for breach of the company’s articles or the Belgian Company Code, and (iii) by the company and any other third party under the general principles of tort liability.

In addition to the above grounds for civil liability, directors may be held liable in very specific circumstances, including where a director’s acts have contributed to the bankruptcy of the company or where the director has received unlawful financial gain through actions resulting in material adverse financial consequences to the company.

Further, directors, former directors and persons who are considered to be de facto directors of the company may also be held personally liable by the Belgian social-security authorities and by the company’s bankruptcy trustee for any social security contributions that are due on the date of bankruptcy of the company if it is established that a serious fault by such directors, former directors and persons who are considered to be de facto directors of the company is at the basis of such bankruptcy.

Directors are also subject to general criminal law such as fraud and the usurpation of corporate assets as well as several specific criminal law provisions contained in, and related to, corporate law.

Directors can be discharged by shareholders of any liability towards the company. However, such discharge is not enforceable against third parties.

CNH Belgium does not, by provision in its articles of association, provide for indemnification of its directors or officers.

There are no specific provisions on safeguard clauses in the Belgian Companies Code. In principle, a director can be indemnified and held harmless for all damages (including lawyers’ fees) that the director owes, in his/her capacity as director, to third parties or to the company. A director may enter into a safeguard clause with any third party, including the company.

A safeguard clause is not possible for infringement of rules of public order, including criminal liability, fraud and willful misconduct.

Article 136 of New Holland Tractor’s articles of association provides that every director, officer or auditor of New Holland Tractor shall be indemnified out of the assets of New Holland Tractor against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application under the provision of the act in which relief is granted to him by the court, and no director or other officer or auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by New Holland Tractor in the execution of the duties of his office or in relation thereto. This Article further provides that it shall only have effect insofar as its provisions are not avoided by the provisions of the Belgian Company Code.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Belgium and New Holland Tractor) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers. In addition, CNH Global has entered into an indemnification agreement with each director of CNH Belgium and New Holland Tractor.

Canada

CNH Canada, Ltd. (“CNH Canada”), one of the guarantors, is organized under Canadian law.

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer or an individual who acts or acted at the corporation’s request as a director or officer, or a person acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by an individual in respect of any civil, criminal, administrative, investigative or other proceeding in which an individual is made a party by reason of his or her association with the corporation or other entity. A corporation may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A person referenced above is entitled to indemnification from the corporation in respect of all costs, charges, and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

In accordance with the CBCA, Section 7.1 of the by-laws of CNH Canada provides that it shall indemnify its directors or officers, former directors or officers or other individuals who act or acted at its request as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with CNH Canada or other entity. Section 7.1 further specifies that it may not indemnify any individual unless that individual (i) acted honestly and in good faith with a view to the best interests of CNH Canada or other entity and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

Under Section 7.1 of its by-laws, CNH Canada is also required to seek the approval of a court to indemnify an individual in respect of an action by or on behalf of CNH Canada or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with CNH Canada or other entity, provided that such individual fulfills the conditions set forth in the preceding paragraph.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Canada) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

Delaware

Case New Holland, the issuer of the notes, and BLI Group, Inc., Blue Leaf I.P. and HFI Holdings, Inc., four of the guarantors, are incorporated in Delaware. Two other guarantors, Fiatallis North America LLC and CNH America LLC, are organized as Delaware limited liability companies.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of Case New Holland’s Amended and Restated Certificate of Incorporation limits the liability of directors and officers to the fullest extent permitted by Section 102(b)(7). Under Article V of Case New Holland’s bylaws, Case New Holland is required to indemnify its directors and officers to the fullest extent permitted by the DGCL.

Article VII of the Certificate of Incorporation of each of BLI Group, Inc. and Blue Leaf I.P. limits the liability of directors and officers to the fullest extent permitted by Section 102(b)(7). Under Section 6.1 of their respective bylaws, each of BLI Group, Inc. and Blue Leaf I.P. is required to indemnify its directors and officers to the fullest extent permitted by the DGCL. However, the bylaws provide that BLI Group, Inc. and Blue Leaf I.P. are not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized by the respective company’s board of directors.

Under Article V, Section 16 of HFI Holdings, Inc.’s bylaws, HFI Holdings, Inc. is required to indemnify its directors and officers to the fullest extent permitted by the DGCL.

Under Section 18-108 of the Delaware Limited Liability Company Act, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 15 of the limited liability company agreements of each of Fiatallis North America LLC and CNH America LLC provides that each of the respective companies shall indemnify members and officers to the fullest extent permitted by law from any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company in a manner believed to be within the scope of authority conferred by the limited liability company agreement. Such person shall not be entitled to indemnification in respect to any loss, damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

Germany

CNH Deutschland GmbH (“CNH Deutschland”), a guarantor, is incorporated in Germany.

The laws of Germany make no provision of indemnification of officers and directors, except that German law provides for the indemnification of employees under certain circumstances. CNH Deutschland GmbH does not, by provision in its articles of association, provide for the indemnification of any controlling person, officer or director.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Deutschland) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

The Netherlands

CNH Global and CNH Trade N.V. (“CNH Trade”), two of the guarantors, are incorporated under the laws of The Netherlands.

Article 15 of the Articles of Association of CNH Global provides that:

“The company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a former director or officer of the company, or of such other company, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.”

In addition, at the general shareholders’ meeting in April 2004, shareholders approved a form of indemnification agreement for directors and officers of CNH Global.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries (including CNH Trade) for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay their directors and officers. In addition, CNH Global has entered into indemnification agreements with each of its directors and officers.

Switzerland

CNH International SA (“CNH International”), a guarantor, is incorporated in Switzerland.

Under Swiss law, directors and senior officers acting in violation of their statutory duties — whether dealing with bona fide third parties or performing any other acts on behalf of the corporation — may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on wilful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, such as the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation’s business purpose.

Under Swiss law, a corporation may in principle indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or wilful misconduct), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

CNH International’s articles of incorporation do not contain provisions regarding the indemnification of directors and officers but according to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee’s gross negligence or wilful misconduct.

CNH International has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH International and its subsidiaries for amounts that CNH International or such subsidiaries may be required or permitted by law to pay to their directors and officers.

United Kingdom

CNH U.K. Limited (“CNH U.K.”) and New Holland Holding Limited (“NHH”), two of the guarantors, are incorporated under English Law commonly referred to as United Kingdom law.

English law does not permit a company to indemnify to any extent (whether directly or indirectly) a director of the company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company. However, this prohibition does not apply to a “qualifying third party indemnity provision” (see below section 309B(1) of the Companies Act 1985) which satisfies conditions A to C set out in sections 309(B)(2), (3) and (4) of the Companies Act 1985 of Great Britain, as amended (the “Companies Act”) (see below). Section 309(C) of the Companies Act requires that each qualifying indemnity provision made by a company must be open to inspection by the shareholders of the company. In addition, this section requires that if any qualifying indemnity provision is in force when the directors’ report was approved or at any time during the financial year to which the directors’ report relates, the directors’ report must include a statement to this effect.

Sections 309A, 309B and 309C of the Companies Act provide as follows:

309A Provisions protecting directors from liability

(1)	This section applies in relation to any liability attaching to a director of a company in connection with any negligence, default, breach of duty or breach of trust by him in relation to the company.

(2)	Any provision which purports to exempt (to any extent) a director of a company from any liability within subsection (1) is void.

(3)	Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of —

(a)	the company, or

(b)	an associated company,

against any liability within subsection (1) is void.

This is subject to subsections (4) and (5).

(4)	Subsection (3) does not apply to a qualifying third party indemnity provision (see section 309B(1)).

(5)	Subsection (3) does not prevent a company from purchasing and maintaining for a director of —

(a)	the company, or

(b)	an associated company,

insurance against any liability within subsection (1).

(6)	In this section —

“associated company”, in relation to a company (“C”), means a company which is C’s subsidiary, or C’s holding company or a subsidiary of C’s holding company;

“provision” means a provision of any nature, whether or not it is contained in a company’s articles or in any contract with a company.

309B Qualifying third party indemnity provisions

(1)	For the purposes of section 309A(4) a provision is a qualifying third party indemnity provision if it is a provision such as is mentioned in section 309A(3) in relation to which conditions A to C below are satisfied.

(2)	Condition A is that the provision does not provide any indemnity against any liability incurred by the director —

(a)	to the company, or

(b)	to any associated company.

(3)	Condition B is that the provision does not provide any indemnity against any liability incurred by the director to pay —

(a)	a fine imposed in criminal proceedings, or

(b)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising).

(4)	Condition C is that the provision does not provide any indemnity against any liability incurred by the director —

(a)	in defending any criminal proceedings in which he is convicted, or

(b)	in defending any civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(c)	in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely —

(i)	section 144(3) or (4) (acquisition of shares by innocent nominee), or

(ii)	section 727 (general power to grant relief in case of honest and reasonable conduct).

(5)	In paragraph (a), (b) or (c) of subsection (4) the reference to any such conviction, judgment or refusal of relief is a reference to one that has become final.

(6)	For the purposes of subsection (5) a conviction, judgment or refusal of relief becomes final —

(a)	if not appealed against, at the end of the period of bringing an appeal, or

(b)	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

(7)	An appeal is disposed of —

(a)	if it is determined and the period for bringing any further appeal has ended, or

(b)	if it is abandoned or otherwise ceases to have effect.

(8)	In this section “associated company” and “provision” have the same meaning as in section 309A.

309C Disclosure of qualifying third party indemnity provisions

(1)	Subsections (2) and (3) impose disclosure requirements in relation to a directors’ report under section 234 in respect of a financial year.

(2)	If —

(a)	at the time when the report is approved under section 234A, any qualifying third party indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, or

(b)	at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of the company,

the report must state that any such provision is or (as the case may be) was so in force.

(3)	If the company has made a qualifying third party indemnity provision and —

(a)	at the time when the report is approved under section 234A, any qualifying third party indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, or

(b)	at any time during the financial year, any such provision was in force for the benefit of one or more persons who were then directors of an associated company,

the report must state that any such provision is or (as the case may be) was so in force.

(4)	Subsection (5) applies where a company has made a qualifying third party indemnity provision for the benefit of a director of the company or of an associated company.

(5)	Section 318 shall apply to —

(a)	the company, and

(b)	if the director is a director of an associated company, the associated company,

as if a copy of the provision, or (if it is not in writing) a memorandum setting out its terms, were included in the list of documents in section 318(1).

(6)	In this section —

“associated company” and “provision” have the same meaning as in section 309A; and

“qualifying third party indemnity provision” has the meaning given by section 309B(1).

Section 310 of the Companies Act provides as follows:

(1)	This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise, for exempting any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2)	Except as provided by the following subsection, any such provision is void.

(3)	This section does not prevent a company —

(a)	from purchasing and maintaining for any such auditor insurance against any such liability, or

(b)	from indemnifying any such auditor against any liability incurred by him —

(i)	in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

(ii)	in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

Section 727 of the Companies Act provides, as follows:

(1)	If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability in such terms as the court thinks fit.

(2)	If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

Article 146 of the Articles of Association of CNH U.K. specifies that every director or other officer or auditor of CNH U.K. shall be indemnified out of CNH U.K.’s assets against all losses or liabilities which he may sustain or incur in or about the execution of his duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application under Section 144 or Section 727 of the Companies Act in which relief is granted to him by the court, and no director or other officer or auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by CNH U.K. in the execution of the duties of his office or in relation thereto. Article 146 also specifies that it only has effect in so far as its provisions are not avoided by Section 310 of the Companies Act.

Article 30 of NHH’s Articles of Association provides that subject to the provisions of the Companies Act, every director, alternate director, auditor, secretary or other officer of NHH is entitled to be indemnified by NHH against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation to his duties, including any liability incurred by him in defending any proceedings, civil or criminal, that relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of NHH and in which judgment is given in his favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the court. Article 30 further provides that Regulation 118 of Table A shall not apply.

CNH Global has obtained directors’ and officers’ liability insurance which, subject to policy terms and limitations, includes coverage to reimburse CNH Global and its subsidiaries including CNH U.K. and NHH for amounts that CNH Global or such subsidiaries may be required or permitted by law to pay to their directors and officers.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Case New Holland Inc.**

3.2	By-laws of Case New Holland Inc.**

3.3	Certificate of Incorporation of BLI Group, Inc.**

3.4	By-laws of BLI Group, Inc.**

3.5	Certificate of Incorporation of Blue Leaf I.P., Inc.**

3.6	By-laws of Blue Leaf I.P., Inc.**

3.7	Certificate of Formation of CNH America LLC.**

3.8	Amended and Restated Limited Liability Company Agreement of CNH America LLC.**

3.9	Constitution of CNH Australia Pty Ltd.**

3.10	Articles of Association of CNH Belgium N.V.

3.11	Certificate and Articles of Amalgamation of CNH Canada, Ltd.**

3.12	By-laws of CNH Canada, Ltd.**

3.13	Articles of Association of CNH Deutschland GmbH.

3.14	Amended Articles of Association of CNH Global N.V., amended on April 13, 2006 (previously filed as Exhibit 1.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2006 (File No. 333-05752) and incorporated herein by reference).

3.15	Regulations of the Board of Directors of CNH Global N.V. dated December 8, 1999 (previously filed as Exhibit 1.2 to the annual report on Form 20-F of the registrant for the year ended December 31, 1999 (File No. 001-14528) and incorporated herein by reference).

3.16	Registration Rights Agreement entered into among CNH Global N.V., Fiat S.p.A. and Sicind S.p.A. dated April 8, 2003 (Previously filed as Exhibit 2.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2002 (File No. 333-05752) and incorporated herein by reference).

3.17	Articles of Association of CNH Trade N.V.**

3.18	Memorandum and Articles of Association of CNH U.K. Limited.**

3.19	Certificate of Formation of Fiatallis North America LLC.**

3.20	Limited Liability Company Agreement of Fiatallis North America LLC.**

3.21	Certificate of Incorporation of HFI Holdings, Inc.**

3.22	By-laws of HFI Holdings, Inc.**

3.23	Articles of Association of New Holland Holding Limited.**

3.24	Resolution of the Board of Directors of New Holland Holding Limited dated July 29, 2003.**

3.25	Co-ordinated Articles of Association of New Holland Tractor Limited N.V.

3.26	Articles of Incorporation of CNH International SA.

3.27	Business and Internal Regulations of CNH International SA.

Exhibit No.	Description
4.1	Indenture, dated August 17, 2009, between Case New Holland Inc., as issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, regarding 7 3/4% Senior Notes due 2013 (filed as Exhibit 1 to CNH Global’s Form 6-K filed with the SEC on August 25, 2009 and incorporated herein by reference).

4.2	Form of 7 3/4% Senior Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 17, 2009, by and among Case New Holland Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Allens Arthur Robinson.

5.3	Opinion of Altius Law Firm.

5.4	Opinion of Bär & Karrer AG.

5.5(a)	Opinion of Charles De Alwis Solicitors.

5.5(b)	Opinion of Charles De Alwis Solicitors.

5.6	Opinion of NautaDutilh N.V.

5.7	Opinion of Osler, Hoskin & Harcourt LLP.

5.8	Opinion of Shearman & Sterling LLP.

8.1	Opinion re tax matters of Sullivan & Cromwell LLP.

12.1	Statement regarding computation of ratios.

21.1	Subsidiaries of CNH Global (filed as Exhibit 8.1 to CNH Global’s Form 20-F for the fiscal year ended December 31, 2009 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of Allens Arthur Robinson (included in Exhibit 5.2).

23.4	Consent of Altius Law Firm (included in Exhibit 5.3).

23.5	Consent of Bär & Karrer AG (included in Exhibit 5.4).

23.6	Consent of Charles De Alwis Solicitors (included in Exhibits 5.5(a) and (b)).

23.7	Consent of NautaDutilh N.V. (included in Exhibit 5.6).

23.8	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.7).

23.9	Consent of Shearman & Sterling LLP (included in Exhibit 5.8).

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Letter of Transmittal (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9).

99.2	Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients.

99.5	Form of Instruction to Registered Holder from Beneficial Owner.

**	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on April 29, 2005 and incorporated herein by reference.

(b) Financial Statement Schedules. All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, are not applicable or the required information is included in the consolidated financial statements or notes thereto incorporated by reference in this registration statement.

Item 22.	Undertakings.

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in clause (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CASE NEW HOLLAND INC.

By: /s/ Harold D. Boyanovsky
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Harold D. Boyanovsky Harold D. Boyanovsky	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2010

/s/ Richard Tobin Richard Tobin	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

BLI GROUP, INC.

By: /s/ Michael Going
Name:	Michael Going
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Going Michael Going	Chief Executive Officer (Principal Executive Officer)	March 19, 2010

/s/ Bruce Krueger Bruce Krueger	Corporate Controller (Principal Financial and Accounting Officer)	March 19, 2010

/s/ James J. Kennedy James J. Kennedy	Director	March 19, 2010

/s/ William K. Langan William K. Langan	Director	March 19, 2010

/s/ H. James Shaub H. James Shaub	Director	March 19, 2010

/s/ J. William Stader J. William Stader	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

BLUE LEAF I.P., INC.

By: /s/ Michael Going
Name:	Michael Going
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Going Michael Going	Chief Executive Officer (Principal Executive Officer)	March 19, 2010

/s/ Bruce Krueger Bruce Krueger	Corporate Controller (Principal Financial and Accounting Officer)	March 19, 2010

/s/ James J. Kennedy James J. Kennedy	Director	March 19, 2010

/s/ William K. Langan William K. Langan	Director	March 19, 2010

/s/ H. James Shaub H. James Shaub	Director	March 19, 2010

/s/ J. William Stader J. William Stader	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH AMERICA LLC

By: CASE NEW HOLLAND INC.
Its: Sole Member

By: /s/ Harold D. Boyanovsky
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Harold D. Boyanovsky Harold D. Boyanovsky	President and Chief Executive Officer of CNH America LLC and Director of Case New Holland Inc. (Principal Executive Officer)	March 19, 2010

/s/ Richard Tobin Richard Tobin	Chief Financial Officer of CNH America LLC and Director of Case New Holland, Inc. (Principal Financial Officer)	March 19, 2010

/s/ Bruce Krueger Bruce Krueger	Corporate Controller and Chief Accounting Officer of CNH America LLC (Principal Accounting Officer)	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH AUSTRALIA PTY LTD.

By: /s/ Ian Fisher
Name:	Ian Fisher
Title:	Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ian Fisher Ian Fisher	Director (Principal Executive, Financial and Accounting Officer)	March 19, 2010

/s/ Franco Fusignani Franco Fusignani	Director	March 19, 2010

/s/ Mario Gasparri Mario Gasparri	Director	March 19, 2010

/s/ Matthew King Matthew King	Director	March 19, 2010

/s/ Manfred Markevitch Manfred Markevitch	Director	March 19, 2010

/s/ David Pedersen David Pedersen	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH BELGIUM N.V.

By: /s/ Norbert Benoot
Name:	Norbert Benoot
Title:	Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Norbert Benoot Norbert Benoot	Director (Principal Financial and Accounting Officer)	March 19, 2010

/s/ Luc De Splentere Luc De Splentere	Director	March 19, 2010

/s/ Paul Snauwaert Paul Snauwaert	Managing Director (Principal Executive Officer)	March 19, 2010

/s/ Ann Mangelschots Ann Mangelschots	Director	March 19, 2010

/s/ Hugo Smulders Hugo Smulders	Director	March 19, 2010

/s/ Thomas Verbaeten Thomas Verbaeten	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH CANADA, LTD.

By: /s/ Richard Tobin
Name:	Richard Tobin
Title:	President

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Tobin Richard Tobin	President and Director (Principal Executive, Financial and Accounting Officer)	March 19, 2010

/s/ Frank Colarossi Frank Colarossi	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH DEUTSCHLAND GMBH

By: /s/ Gerhard Boening
Name:	Gerhard Boening
Title:	Managing Director

By: /s/ Christian Bauer
Name:	Christian Bauer
Title:	Managing Director

By: /s/ Vincenzo Cetani
Name:	Vincenzo Cetani
Title:	Managing Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christian Bauer Christian Bauer	Managing Director (Principal Executive Officer)	March 19, 2010

/s/ Gerhard Boening Gerhard Boening	Managing Director (Principal Executive Officer)	March 19, 2010

/s/ Vincenzo Cetani Vincenzo Cetani	Managing Director (Principal Executive Officer)	March 19, 2010

/s/ Winfried Steinkraus Winfried Steinkraus	Finance Manager (Principal Financial and Accounting Manager)	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH GLOBAL N.V.

By: /s/ Harold D. Boyanovsky
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Harold D. Boyanovsky Harold D. Boyanovsky	Director, President and Chief Executive Officer (Principal Executive Officer)	March 19, 2010

/s/ Richard Tobin Richard Tobin	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2010

/s/ Sergio Marchionne Sergio Marchionne	Chairman of the Board	March 19, 2010

/s/ Edward A. Hiler Edward A. Hiler	Director	March 19, 2010

/s/ Leo W. Houle Leo W. Houle	Director	March 19, 2010

/s/ Rolf M. Jeker Rolf M. Jeker	Director	March 19, 2010

/s/ Peter Kalantzis Peter Kalantzis	Director	March 19, 2010

/s/ John B. Lanaway John B. Lanaway	Director	March 19, 2010

Signature	Title	Date

/s/ Kenneth Lipper Kenneth Lipper	Director	March 19, 2010

/s/ Paolo Monferino Paolo Monferino	Director	March 19, 2010

/s/ Jacques Theurillat Jacques Theurillat	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH INTERNATIONAL SA

By: /s/ Franco Fusignani
Name:	Franco Fusignani
Title:	Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sergio Marchionne Sergio Marchionne	Director and Chairman	March 19, 2010

/s/ Franco Fusignani Franco Fusignani	Director (Principal Executive Officer)	March 19, 2010

/s/ Alessandro Gianni Baldi Alessandro Gianni Baldi	Director	March 19, 2010

/s/ Paolo Bottini Paolo Bottini	Director	March 19, 2010

/s/ Damiano Cretarola Damiano Cretarola	Chief Accounting Officer (Principal Accounting Manager)	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH TRADE N.V.

By: /s/ Carlo Sisto
Name:	Carlo Sisto
Title:	Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Carlo Sisto Carlo Sisto	Director (Principal Executive Officer)	March 19, 2010

/s/ Rolando Nijs Rolando Nijs	Director (Principal Financial Officer)	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

CNH U.K. LIMITED

By: /s/ Colin Cantello
Name:	Colin Cantello
Title:	Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Colin Cantello Colin Cantello	Director (Principal Executive Officer)	March 19, 2010

/s/ Paul Hunter Paul Hunter	Finance Manager (Principal Financial and Accounting Officer)	March 19, 2010

/s/ Charles De Alwis Charles De Alwis	Director	March 19, 2010

/s/ Eduardo Teodorani Fabbri Eduardo Teodorani Fabbri	Director	March 19, 2010

/s/ Derek Neilson Derek Neilson	Director	March 19, 2010

/s/ Andrew Watson Andrew Watson	Director	March 19, 2010

/s/ Helen Gator Fellows Helen Gator Fellows	Director	March 19, 2010

/s/ Sergio Beltramo Soares Sergio Beltramo Soares	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

FIATALLIS NORTH AMERICA LLC

By:	CNH AMERICA LLC
Its:	Sole Member

By:	CASE NEW HOLLAND INC.
Its:	Sole Member

By: /s/ Harold D. Boyanovsky
Name:	Harold D. Boyanovsky
Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Harold D. Boyanovsky Harold D. Boyanovsky	Chairman and President of Fiatallis North America LLC and Director of Case New Holland Inc. (Principal Executive Officer)	March 19, 2010

/s/ Richard Tobin Richard Tobin	Chief Financial Officer of Fiatallis North America LLC and Director of Case New Holland Inc. (Principal Financial and Accounting Officer)	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

HFI HOLDINGS, INC.

By: /s/ Richard Tobin
Name:	Richard Tobin
Title:	President and Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Tobin Richard Tobin	President, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	March 19, 2010

/s/ Harold D. Boyanovsky Harold D. Boyanovsky	Director	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

NEW HOLLAND HOLDING LIMITED

By: /s/ Colin Cantello
Name:	Colin Cantello
Title:	Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Colin Cantello Colin Cantello	Director (Principal Executive, Financial and Accounting Officer)	March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on March 19, 2010.

NEW HOLLAND TRACTOR LIMITED N.V.

By: /s/ Luc De Splentere
Name:	Luc De Splentere
Title:	Managing Director

POWERS OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Richard Tobin and Michael Going, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Norbert Benoot Norbert Benoot	Finance Manager (Principal Financial and Accounting Officer)	March 19, 2010

/s/ Luc De Splentere Luc De Splentere	Managing Director	March 19, 2010

/s/ Guy Adams Guy Adams	Director	March 19, 2010

/s/ Hugo Smulders Hugo Smulders	Director	March 19, 2010

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative in the United States of CNH Australia Pty Ltd, CNH Belgium N.V., CNH Canada, Ltd., CNH Deutschland GmbH, CNH International SA, CNH Global N.V., CNH Trade N.V., CNH U.K. Limited, New Holland Holding Limited and New Holland Tractor Limited N.V., in the City of Burr Ridge, State of Illinois, on March 19, 2010.

By: /s/ Michael Going
Name:	Michael Going
Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of Case New Holland Inc.**

3.2	By-laws of Case New Holland Inc.**

3.3	Certificate of Incorporation of BLI Group, Inc.**

3.4	By-laws of BLI Group, Inc.**

3.5	Certificate of Incorporation of Blue Leaf I.P., Inc.**

3.6	By-laws of Blue Leaf I.P., Inc.**

3.7	Certificate of Formation of CNH America LLC.**

3.8	Amended and Restated Limited Liability Company Agreement of CNH America LLC.**

3.9	Constitution of CNH Australia Pty Ltd.**

3.10	Articles of Association of CNH Belgium N.V.

3.11	Certificate and Articles of Amalgamation of CNH Canada, Ltd.**

3.12	By-laws of CNH Canada, Ltd.**

3.13	Articles of Association of CNH Deutschland GmbH.

3.14	Amended Articles of Association of CNH Global N.V., amended on April 13, 2006 (previously filed as Exhibit 1.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2006 (File No. 333-05752) and incorporated herein by reference).

3.15	Regulations of the Board of Directors of CNH Global N.V. dated December 8, 1999 (previously filed as Exhibit 1.2 to the annual report on Form 20-F of the registrant for the year ended December 31, 1999 (File No. 001-14528) and incorporated herein by reference).

3.16	Registration Rights Agreement entered into among CNH Global N.V., Fiat S.p.A. and Sicind S.p.A. dated April 8, 2003 (Previously filed as Exhibit 2.1 to the annual report on Form 20-F of the registrant for the year ended December 31, 2002 (File No. 333-05752) and incorporated herein by reference).

3.17	Articles of Association of CNH Trade N.V.**

3.18	Memorandum and Articles of Association of CNH U.K. Limited.**

3.19	Certificate of Formation of Fiatallis North America LLC.**

3.20	Limited Liability Company Agreement of Fiatallis North America LLC.**

3.21	Certificate of Incorporation of HFI Holdings, Inc.**

3.22	By-laws of HFI Holdings, Inc.**

3.23	Articles of Association of New Holland Holding Limited.**

3.24	Resolution of the Board of Directors of New Holland Holding Limited dated July 29, 2003.**

3.25	Co-ordinated Articles of Association of New Holland Tractor Limited N.V.

3.26	Articles of Incorporation of CNH International SA.

3.27	Business and Internal Regulations of CNH International SA.

4.1	Indenture, dated August 17, 2009, between Case New Holland Inc., as issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, regarding 7 3/4% Senior Notes due 2013 (filed as Exhibit 1 to CNH Global’s Form 6-K filed with the SEC on August 25, 2009 and incorporated herein by reference).

Exhibit No.	Description
4.2	Form of 7 3/4% Senior Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of August 17, 2009, by and among Case New Holland Inc., the guarantors named therein and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Allens Arthur Robinson.

5.3	Opinion of Altius Law Firm.

5.4	Opinion of Bär & Karrer AG.

5.5(a)	Opinion of Charles De Alwis Solicitors.

5.5(b)	Opinion of Charles De Alwis Solicitors.

5.6	Opinion of NautaDutilh N.V.

5.7	Opinion of Osler, Hoskin & Harcourt LLP.

5.8	Opinion of Shearman & Sterling LLP.

8.1	Opinion re tax matters of Sullivan & Cromwell LLP.

12.1	Statement regarding computation of ratios.

21.1	Subsidiaries of CNH Global (filed as Exhibit 8.1 to CNH Global’s Form 20-F for the fiscal year ended December 31, 2009 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.1 and 8.1).

23.3	Consent of Allens Arthur Robinson (included in Exhibit 5.2).

23.4	Consent of Altius Law Firm (included in Exhibit 5.3).

23.5	Consent of Bär & Karrer AG (included in Exhibit 5.4).

23.6	Consent of Charles De Alwis Solicitors (included in Exhibits 5.5(a) and (b)).

23.7	Consent of NautaDutilh N.V. (included in Exhibit 5.6).

23.8	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.7).

23.9	Consent of Shearman & Sterling LLP (included in Exhibit 5.8).

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Letter of Transmittal (including Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9).

99.2	Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients.

99.5	Form of Instruction to Registered Holder from Beneficial Owner.

**	Filed as an exhibit to Case New Holland Inc.’s Form F-4 filed on April 29, 2005 and incorporated herein by reference.